Exhibit 10.01







                                CREDIT AGREEMENT,

                            dated as of May 6, 1999,

                                      among

                        HILTON HEAD COMMUNICATIONS, L.P.,
                                   UCA CORP.,
                                    UCA LLC,
                  NATIONAL CABLE ACQUISITION ASSOCIATES, L.P.,
                            GRAND ISLAND CABLE, INC.,
                          SVHH CABLE ACQUISITION, L.P.,
                  TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE,
                                       and
                             CERTAIN OTHER PERSONS,
                                as the Borrowers,

                         VARIOUS FINANCIAL INSTITUTIONS,
                                 as the Lenders,

                           FIRST UNION NATIONAL BANK,
                          as the Administrative Agent,

                                BANK OF MONTREAL,
                           as the Documentation Agent,

                                       and

                         PNCBANK, NATIONAL ASSOCIATION, as the Syndication
                            Agent.



                    Arranging Agents and Joint Book Runners:

                           FIRST UNION NATIONAL BANK,
                                BANK OF MONTREAL
                                       and
                         PNC BANK, NATIONAL ASSOCIATION

                                                 CREDIT AGREEMENT


         THIS CREDIT AGREEMENT, dated as of May 6, 1999, is among HILTON HEAD COMMUNICATIONS, L.P., a Delaware limited partnership ("HHC"), UCA CORP., a Delaware corporation, UCA LLC, a Delaware limited liability company, NATIONAL CABLE ACQUISITION ASSOCIATES, L.P., a Delaware limited partnership ("NCAA"), GRAND ISLAND CABLE, INC., a Delaware corporation ("GIC"), SVHH CABLE ACQUISITION, L.P., a Delaware limited partnership ("SVHH"), TELE-MEDIA COMPANY OF HOPEWELL-PRINCE GEORGE, a Virginia general partnership ("Tele-Media"), and each of those Persons permitted or required pursuant to the terms of this Agreement to become a Borrower hereunder (each such Person, together with HHC, UCA Corp., UCA LLC, NCAA, GIC and SVHH, the "Borrowers"), the various financial institutions as are or may become parties hereto as lenders (collectively, the "Lenders"), FIRST UNION NATIONAL BANK ("First Union"), as administrative agent (in such capacity, the "Administrative Agent"), BANK OF MONTREAL ("BMO"), as documentation agent (in such capacity, the "Documentation Agent"), PNC BANK, NATIONAL ASSOCIATION, ("PNC"), as syndication agent (in such capacity, the "Syndication Agent") and each Arranging Agent and each Joint Book Runner listed herein.


                                               W I T N E S S E T H:


         WHEREAS, pursuant to the terms of this Agreement, the Borrowers desire to obtain Commitments pursuant to which

                  (a) Revolving Loans will be made by the Revolving Loan Lenders from time to time prior to the Revolving Loan Commitment Termination Date;

                  (b) Letters of Credit will be issued for the accounts of the Borrowers by the Issuer from time to time prior to the Revolving Loan Commitment Termination Date; and

                  (c) Tranche B Term Loans will be made on the Effective Date by the Tranche B Term Loan Lenders; and

         WHEREAS, the Lenders and the Issuer are willing, on the terms and subject to the conditions set forth in this Agreement, to extend such Commitments and make such Loans and issue (or participate in) Letters of Credit;


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         NOW, THEREFORE, the parties hereto agree as follows.


                                                     ARTICLE I

                                         DEFINITIONS AND ACCOUNTING TERMS

         SECTION 1.1. Defined Terms. The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall, except where the context otherwise requires, have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "ACC" means Adelphia Communications Corporation, a Delaware corporation.

         "Acquisition" means any transaction, or any series of related transactions by which any Borrower or any of its Restricted Subsidiaries (i) acquires any business (whether through the purchase of equity interests, merger or otherwise) or all or substantially all of the assets of any Person or (ii) directly or indirectly acquires (in one transaction or as the most recent transaction in a series of transactions) at least a majority (in number of votes) of the securities of a corporation which have ordinary voting power for the election of directors (other than by reason of the happening of a contingency) or a majority (by percentage or voting power) of the outstanding equity interests of a Person (other than a corporation) following which such corporation or Person is consolidated with such Borrower or such Restricted Subsidiary, as the case may be, in accordance with GAAP.

         "Active Plant" means a coaxial or fiber optic television cable, together with all amplifiers and electronics, which has been connected to a Head End and has been energized and which is capable of carrying television signals to subscribers with only the addition of a drop line from such television cable to the Homes of such subscribers.

         "Additional Borrower" means any Person that is permitted or required to become a Borrower hereunder in accordance with Section 7.2.16.

         "Administrative Agent" is defined in the preamble and includes each other Person as shall have subsequently been appointed as the successor Administrative Agent pursuant to Section 9.4 or the Lenders acting in such capacity pursuant to Section 9.4.

         "Administrative Agent's Fee Letter" means the confidential fee letter, dated April 14, 1999, from First Union National Bank to the Borrowers and acknowledged and agreed to by the Borrowers, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Affiliate" of any Person means any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person (excluding any trustee under, or any

                                                      -2-



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committee with responsibility for administering, any Plan).  A Person shall be deemed to be "controlled by" any other Person if such other Person possesses, directly or indirectly, power

                  (a) to vote 35% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors, managing members or managing general partners; or

                  (b) to direct or cause the direction of the management and policies of such Person whether through the ownership of voting securities, by contract or otherwise.

         "Affiliate Indebtedness" means (i) the unsecured Indebtedness which is subordinated to the Obligations (excluding Intercompany Indebtedness) incurred by any Borrower or a Restricted Subsidiary and payable to an Affiliate of any Borrower or a Restricted Subsidiary in accordance with the terms of the Intercompany Subordination Agreement, and (ii) the unsecured Management Fees payable in accordance with the terms of the Manager Subordination Agreement, subordinated (in each case) on (among others), the following terms:

                  (a) in the event of a Default under Section 8.1.9, the Lenders, the Issuer and the Administrative Agent shall (i) have the right to file a claim on behalf of the holders of such Affiliate Indebtedness and collect and receive all such payments, (ii) be irrevocably granted a power of attorney to act on behalf of such holders of the Affiliate Indebtedness, and (iii) be granted a security interest in any dividend or distribution resulting from a proceeding of the type described in Section 8.1.9;

                  (b) if (prior to payment in full of the Obligations in cash), any holder of the Affiliate Indebtedness receives any payment (other than as permitted pursuant to Sections 7.2.6, 7.2.12 and 7.2.13) in respect of such Affiliate Indebtedness or a Lien on (or security interest in) any assets of any Obligor, such payment or security shall be delivered to the Administrative Agent; and

                  (c) such Affiliate Indebtedness will not have the benefit of any cross-defaults or cross-accelerations with any other Indebtedness.

         "Aggregate Capital Contribution Amount" means the aggregate amount of Capital Contributions made following the Effective Date to the Borrowers or (without duplication) the Restricted Subsidiaries less, without duplication, the sum of the aggregate amount of (i) any such Capital Contributions used by the Borrowers or any of their Subsidiaries since the Effective Date, either directly or indirectly, to pay Management Fees pursuant to clause (b) of Section 7.2.13,
(ii) as applicable, the Fair Market Value (determined as of the date of such Conversion) of the assets of any Restricted Subsidiary that is Converted into an Unrestricted Subsidiary pursuant to clause (b)(ii) of Section 7.2.14 and (iii) Restricted Payments made on or subsequent to the Effective Date in accordance with clauses (b)(i) or (b)(ii)(B) of Section 7.2.6.

         "Aggregate Property Contribution Amount" means the aggregate Fair Market Value of Property Contributions made following the Effective Date (giving effect to any increase or

                                                      -3-



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decrease in the Fair Market Value of Contributed Property following the date on which the applicable Property Contribution has occurred) to the Borrowers or (without duplication) the Restricted Subsidiaries less, (without duplication), the sum of the aggregate amount of (i) Restricted Payments made on or subsequent to the Effective Date in accordance with clause (b)(ii)(A) of Section 7.2.6 (based upon the Fair Market Value of the property that is subject to the Restricted Payment and determined on the date of such Restricted Payment) and
(ii) as applicable, the Fair Market Value (determined as of the date of such Conversion) of the assets of any Restricted Subsidiary that is Converted into an Unrestricted Subsidiary pursuant to clause (b)(ii) of Section 7.2.14.

         "Agreement" means, on any date, this Credit Agreement as originally in effect on the Effective Date and as thereafter from time to time further amended, supplemented, amended and restated or otherwise modified and in effect on such date.

         "Alternate Base Rate" means, on any date and with respect to all Base Rate Loans, a fluctuating rate of interest per annum (rounded upwards, if necessary, to the next highest 1/16th of 1%) equal to the higher of

                  (a)  the Base Rate in effect on such day; and

                  (b) the Federal Funds Rate in effect on such day plus 1/2 of 1%.

Changes in the rate of interest on that portion of any Loans maintained as Base Rate Loans will take effect simultaneously with each change in the Alternate Base Rate. The Administrative Agent will give notice promptly to the Borrowers and the Lenders of changes in the Alternate Base Rate; provided that the failure to give such notice shall not affect the Alternate Base Rate in effect after such change.

         "Annualized Operating Cash Flow" means, on any date and with respect to the Borrowers and their Restricted Subsidiaries, the product of (i) the aggregate Operating Cash Flow for the Borrowers and their Restricted Subsidiaries for the most recently ended Fiscal Quarter multiplied by (ii) four.

         "Applicable Commitment Fee Margin" means at all times during the applicable periods set forth below with respect to the fee payable pursuant to
Section 3.3.1, the applicable percentage set forth below under the column entitled "Applicable Commitment Fee Margin":

                   Leverage                          Applicable Commitment
                     Ratio                                 Fee Margin
            ----------------------------------------------------------------

            Greater than or                                  0.375%
            equal to 5.50:1

            less than 5.50:1                                 0.250%

The Applicable Commitment Fee Margin from the Effective Date through (and including) the date on which the Borrowers deliver the first Compliance Certificate following the Effective Date shall be 0.375%, and thereafter the Applicable Commitment Fee Margin shall be that set forth in the Compliance Certificate most recently delivered by the Borrowers to the Administrative Agent. Changes in the Applicable Commitment Fee Margin resulting from a change in the Leverage Ratio shall become effective upon the second Business Day occurring after the earlier of (i) the date that the Borrowers are required to deliver or (ii) the date that the Borrowers actually deliver, in each case, a Compliance Certificate pursuant to clause (c) of Section 7.1.1.

         "Applicable Margin" means, with respect to (a) any Tranche B Term Loan, 1.25% in the case of any Base Rate Loan and 2.25% in the case of any LIBO Rate Loan and (b) any Revolving Loan of any type, the margin set forth below opposite the Leverage Ratio as in effect at the end of the immediately preceding Fiscal Quarter and under the column designated for such Loan, as follows:


                                                            Applicable Margin
                                                Base Rate                      LIBO Rate
         Leverage Ratio                           Loans                          Loans

Greater than or equal to                          0.750%                         1.750%
6.25:1

Greater than or equal to                          0.625%                         1.625%
6.00:1 but less than
6.25:1
Greater than or equal to                          0.375%                         1.375%
5.75:1 but less than
6.00:1
Greater than or equal to                          0.000%                         1.000%
5.25:1 but less than
5.75:1
Greater than or equal to                          0.000%                         0.750%
4.75:1 but less than
5.25:1
Less than 4.75:1                                  0.000%                         0.625%

The Applicable Margin for all Revolving Loans from the Effective Date through (and including) the date on which the Borrowers deliver the first Compliance Certificate following the Effective Date shall be the highest Applicable Margin set forth above, and thereafter the Applicable Margin for all Revolving Loans shall be the Leverage Ratio set forth in the Compliance

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



Certificate most recently delivered by the Borrowers to the Administrative Agent. Changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective upon the second Business Day occurring after the earlier of (i) the date that the Borrowers are required to deliver or (ii) the date that the Borrowers actually deliver, in each case, a Compliance Certificate pursuant to clause (c) of Section 7.1.1.

         "Approvals" is defined in Section 8.1.13.

         "Approved Accounting Firm" means Arthur Andersen LLP, Deloitte & Touche LLP, Ernst & Young LLP, Pricewaterhouse Coopers LLP or KPMG Peat Marwick LLP, or any successor of any thereof.

         "Arranging Agents" means, collectively, the Administrative Agent, the Documentation Agent and the Syndication Agent.

         "Arranging Agents' Fee Letter" means the confidential fee letter, dated April 14, 1999, among First Union, BMO, PNC and the Borrowers, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Asset Swap" means any exchange of assets (including Cable Systems) of any Borrower or any of its Restricted Subsidiaries, whether in a single transaction or a series of related transactions, to any other Person (including an Unrestricted Subsidiary) for assets which are similar in all material respects.

         "Assignee Lender" is defined in Section 10.11.1.

         "Authorized Officer" means, relative to any Obligor, those of its officers, managing member or general partners, as the case may be, whose signatures and incumbency shall have been certified to the Administrative Agent and the Lenders pursuant to Section 5.1.1 hereof.

         "Base Rate" means, at any time, the rate of interest then most recently established by the Administrative Agent in New York as its base rate for U.S. dollars loaned in the United States. The Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit.

         "Base Rate Loan" means a Loan bearing interest at a fluctuating rate determined by reference to the Alternate Base Rate.

         "Basic Subscriber Fee" means the minimum standard monthly fees and charges for "basic service" (as such term is commonly understood in the cable television industry) charged to customers of any Cable System.

         "Basic Subscribers" means, at any time, all subscribers subscribing to any Cable System (excluding "second connects" as such term is commonly understood in the cable television industry) (i) who pay the Basic Subscriber Fee for service and (ii) whose accounts are not more

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than 60 days past due in payment. In the case of commercial buildings, such as hotels or motels, or in the case of multiple residential dwellings, such as apartment houses and multifamily homes, which do not obtain reduced bulk service rates, each separate guest unit or dwelling unit receiving service shall be counted as one subscriber. The number of subscribers in a commercial building or in a multiple residential dwelling which obtains a reduced bulk service rate shall be computed by dividing (x) the aggregate Dollar amount of monthly subscriber's fees paid on account of such commercial building or multiple residential dwelling for basic service by (y) the Basic Subscriber Fee.

         "Borrowers" is defined in the preamble.

         "Borrowing" means the Loans of the same type and, in the case of LIBO Rate Loans, having the same Interest Period, made by all Lenders to one or more Borrowers on the same Business Day and pursuant to the same Borrowing Request in accordance with Section 2.3.

         "Borrowing Request" means a loan request and certificate duly executed by an Authorized Officer of any Borrower, substantially in the form of Exhibit B-1 hereto.

         "Business Day" means

                  (a) any day which is neither a Saturday or Sunday nor a legal holiday on which banks are authorized or required to be closed in New York, New York; and

                  (b) relative to the making, continuing, prepaying or repaying of any LIBO Rate Loans, any day which is a Business Day described in clause (a) above and which is also a day on which dealings in Dollars are carried on in the interbank eurodollar market of the Administrative Agent's LIBOR Office.

         "Cable Systems" means the assets of any Person constituting a CATV System or SMATV System (including all related FCC Licenses, Franchises and permits issued under federal, state or local laws from time to time, and all agreements with public utilities and microwave transmission companies, pole attachment agreements, use agreements, access or rental agreements (including Pole Agreements and Pole Rental Leases), utility easements and all other property owned or used in connection with the entertainment, information and data carriage, advertising or other services provided pursuant to, and all interest of the holder thereof to receive revenues from, or pursuant to, said FCC Licenses, Franchises and permits) and owned or operated by such Person in connection with providing entertainment and other services to subscribers within a geographical area covered by one or more Franchises from the same Head End facility or by two or more related Head End facilities.

         "Capital Contribution" means the aggregate amount of (a) any cash capital contribution made in, and (b) the principal amount of any Affiliate Indebtedness incurred by, any Borrower or any Restricted Subsidiary after the Effective Date from, in either case, ACC, the Rigas Family, any Parent or any Affiliate of a Borrower.


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



         "Capital Security" means

                  (a) any share, membership interest, partnership interest or other percentage interest, unit of participation or limited liability company interests in any Person or in each case other equivalent (however designated) of a corporate equity security or other equity interest in a Person; and

                  (b) any debt security or other evidence of Indebtedness which is convertible into or exchangeable for, or any option, warrant or other right to acquire, any Capital Security of any type referred to in clause (a) of this definition.

         "Capitalized Lease Liabilities" means all monetary obligations of any Borrower or any of such Borrower's Restricted Subsidiaries under any leasing or similar arrangement which have been (or, in accordance with GAAP, should be) classified as capitalized leases, and for purposes of each Loan Document the amount of such obligations shall be the capitalized amount thereof, determined in accordance with GAAP, and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a premium or a penalty.

         "Cash Equivalent Investment" means, at any time:

                  (a) any direct obligation of (or unconditionally guaranteed by) the United States of America or a State thereof (or any agency or political subdivision thereof, to the extent such obligations are supported by the full faith and credit of the United States of America or a State thereof) maturing not more than one year after such time;

                  (b) commercial paper maturing not more than 270 days from the date of issue, which is issued by a corporation (other than an Affiliate of any Obligor) organized under the laws of any State of the United States or of the District of Columbia and rated A-1 or higher by S&P or P-1 or higher by Moody's;

                  (c) any certificate of deposit maturing not more than one year after its date of issuance, which is issued by either (i) any bank which has a certificate of deposit rating equal to one of the two highest ratings by Moody's or S&P, or (ii) any Lender;

                  (d) any repurchase agreement having a term of 30 days or less entered into with any Lender or any commercial banking institution satisfying the criteria set forth in clause (c)(i) which (i) is secured by a fully perfected security interest in any obligation of the type described in clause (a), and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of such commercial banking institution thereunder; or

                  (e) debt securities with a remaining maturity not exceeding one year which are rated within the two highest rating categories by S&P or Moody's.


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



         "CATV System" means any Cable System that is a community antenna television system as such term is commonly understood in the cable television industry.

         "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         "CERCLIS" means the Comprehensive Environmental Response Compensation Liability Information System List.

         "Change in Control" means

                  (a) the failure of ACC (or in the case of HHC, the Rigas Family and/or ACC) to own, directly or indirectly, 51% or more (or in the case of HHC, 100%) of the Capital Securities (of the type described in clause (a) of the definition of Capital Security) of each Borrower under ordinary circumstances (not dependent on any contingency) having voting power;

                  (b) the failure of ACC or any of its Affiliates to be the only managing general partner of NCAA, SVHH, Tele-Media and any other partnership that becomes a Borrower following the Effective Date; or

                  (c) the failure of the Rigas Family to control, directly or indirectly, more than 50% of the total number of votes that holders of ACC's Capital Securities (of the type described in clause (a) of the definition of Capital Security) are then entitled to vote (which, on the Effective Date, consist of the Class "A" common stock and Class "B" common stock of ACC).

         "Closing Date Certificate" means the closing date certificate executed and delivered by each Borrower pursuant to the terms of this Agreement, substantially in the form of Exhibit F hereto.

         "Closing Date Restricted Payment" is defined in clause (a) of
Section 7.1.9.

         "Code" means the Internal Revenue Code of 1986, and the regulations thereunder, in each case as amended, reformed or otherwise modified from time to time.

         "Commitment" means, as the context may require, a Tranche B Term Loan Commitment, Revolving Loan Commitment or Letter of Credit Commitment.

         "Commitment Amount" means, as the context may require, the Tranche B Term Loan Commitment Amount, the Revolving Loan Commitment Amount or the Letter of Credit Commitment Amount.

         "Commitment Notice" is defined in Section 2.8.


                                                      -8-



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         "Commitment Termination Date" means, as the context may require, the
Tranche B Term Loan Commitment Termination Date or the Revolving Loan Commitment Termination Date.

         "Commitment Termination Event" means

                  (a) the occurrence of any Event of Default with respect to any Borrower described in clauses (a) through (d) of Section 8.1.9; or

                  (b) the occurrence and continuance of any other Event of Default and either

                           (i) the declaration of all or any portion of the Loans to be due and payable pursuant to Section 8.3, or

                           (ii) the giving of notice by the Administrative
                  Agent, acting at the direction of the Required Lenders, to the Borrowers that the Commitments have been terminated.

         "Compliance Certificate" means a certificate duly completed and executed by an Authorized Officer of each Borrower, substantially in the form of Exhibit E hereto, together with such changes thereto as the Administrative Agent may from time to time request for the purpose of monitoring the Borrowers' compliance with the financial covenants contained herein.

         "Contingent Liability" means any agreement, undertaking or arrangement by which any Person guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the Indebtedness of any other Person (other than by endorsements of instruments in the course of collection), or guarantees the payment of dividends or other distributions upon the shares of any other Person. The amount of any Person's obligation under any Contingent Liability shall (subject to any limitation set forth therein) be deemed to be the outstanding principal amount of the debt, obligation or other liability guaranteed thereby.

         "Continuation/Conversion Notice" means a notice of continuation or conversion and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit C hereto.

         "Contributed Property" means property which is contributed to a Borrower or a Restricted Subsidiary as a Property Contribution after the Effective Date.

         "Controlled Group" means all members of a controlled group of corporations and all members of a controlled group of trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b) or 414(c) of the Code or Section 4001 of ERISA.


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         "Conversion" is defined in Section 7.2.14.

         "Credit Extension" means, as the context may require,

                  (a)  the making of a Loan by a Lender; or

                  (b) the issuance of any Letter of Credit, or the extension of any Stated Expiry Date of any existing Letter of Credit, by the Issuer.

         "Credit Extension Request" means, as the context may require, any Borrowing Request or Issuance Request.

         "Credit Party" means, collectively, the Lenders, the Issuer and the Arranging Agents and, in each case, each of their respective successors, transferees and assigns.

         "Default" means any Event of Default or any condition, occurrence or event which, after notice or lapse of time or both, would constitute an Event of Default.

         "Disbursement" is defined in Section 2.6.2.

         "Disbursement Date" is defined in Section 2.6.2.

         "Disclosure Schedule" means the Disclosure Schedule attached hereto as
Schedule I, as it may be amended, supplemented, amended and restated or otherwise modified from time to time by the Borrowers with the written consent of the Required Lenders.

         "Disposition" (or correlative words such as "Dispose") means any sale, transfer (including Asset Swaps and Restricted Payments permitted pursuant to clause (b)(ii) of Section 7.2.6), lease, contribution or other conveyance (including by way of Merger) of, or the granting of options, warrants or other rights to, any of the Borrowers' or their Restricted Subsidiaries' assets (including accounts receivables, Capital Securities of Restricted Subsidiaries, Franchises and FCC Licenses), other than the Closing Date Restricted Payment, to any other Person in a single transaction or series of related transactions.

         "Documentation Agent" is defined in the preamble.

         "Dollar" and the sign "$" mean lawful money of the United States.

         "Domestic Office" means, relative to any Lender, the office of such Lender designated as such Lender's "Domestic Office" set forth opposite its name on Schedule II hereto or in a Lender Assignment Agreement, or such other office of a Lender (or any successor or assign of such Lender) within the United States as may be designated from time to time by notice from such Lender, as the case may be, to each other Person party hereto.


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         "Effective Date" means the date this Agreement becomes effective pursuant to Section 10.8.

         "Environmental Laws" means all applicable federal, state or local statutes, laws, ordinances, codes, rules, regulations and guidelines (including consent decrees and administrative orders) relating to the protection of public health and safety with respect to Hazardous Materials and protection of the environment.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto of similar import, together with the regulations thereunder, in each case as in effect from time to time. References to sections of ERISA also refer to any successor sections thereto.

         "Event of Default" is defined in Section 8.1.

         "Excess Cash Balance" means, on any date of determination, the sum of unencumbered cash and Cash Equivalent Investments then held in the name of any Borrower or any of its Restricted Subsidiaries.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         "Exemption Certificate" is defined in clause (e) of Section 4.6.

         "Existing Assets" means assets (including Cable Systems) owned by the Borrowers or their Restricted Subsidiaries on the Effective Date.

         "Fair Market Value" means, in respect of any assets or group of assets, fair market value for such assets as determined in good faith (using reasonable methods) by the Borrowers.

         "FCC" means the Federal Communications Commission or any successor agency thereto.

         "FCC License" means any license or permit issued by the FCC, including licenses issued in connection with the operation of community antenna television systems, community antenna relay systems, microwave systems, earth stations and businesses and other two-way radios.

         "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to

                  (a) the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York; or

                  (b) if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by First Union from three federal funds brokers of recognized standing selected by it.

         "Fee Letter" means the Administrative Agent's Fee Letter and/or the Arranging Agents' Fee Letter, as applicable.

         "Fiscal Quarter" means a quarter ending on the last day of March, June, September or December.

         "Fiscal Year" means any period of twelve consecutive calendar months ending on December 31; references to a Fiscal Year with a number corresponding to any calendar year (e.g., the "1999 Fiscal Year") refer to the Fiscal Year ending on December 31 of such calendar year.

         "Franchise" means any franchise, permit, license or other authorization granted by any governmental unit or authority, including all laws, regulations and ordinances relating thereto, for the construction, operation or maintenance of a system to receive or distribute, or both, by cable, satellite or other technology, audio and visual signals within a geographic area, and shall include, without limitation, all FCC Licenses and all certificates of compliance and cable television registration statements which are required to be issued by or filed with the FCC or any state, county, city, town, village or local governmental authority in connection with the ongoing operation of business by any Borrower and its Subsidiaries.

         "Franchise Agreement" means all ordinances, agreements, contracts and all other documents stating the terms and conditions of any Franchise, including all exhibits and schedules thereto, all amendments thereto, all consents, waivers and extensions issued in connection therewith, all documents incorporated therein by reference and the application pursuant to which any Franchise was granted.

         "F.R.S. Board" means the Board of Governors of the Federal Reserve System or any successor thereto.

         "GAAP" is defined in Section 1.4.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantees" means, collectively, the Subsidiary Guaranty and each other guaranty delivered from time to time in respect of the Obligations.

         "Guarantor" means, collectively, each Borrower and each Subsidiary Guarantor.

         "Hazardous Material" means

                  (a)  any "hazardous substance", as defined by CERCLA;

                  (b) any "hazardous waste", as defined by the Resource Conservation and Recovery Act, as amended; or

                  (c) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material or substance (including any petroleum product) within the meaning of any other applicable federal, state or local law, regulation, ordinance or requirement (including consent decrees and administrative orders) relating to or imposing liability or standards of conduct concerning any hazardous, toxic or dangerous waste, substance or material, all as amended.

         "Head End" means the site and related facilities and equipment used as the head end for a Cable System, including the antenna site, the tower and the antenna, the microwave communications equipment, the earth station and the head end facilities.

         "Hedging Obligations" means, with respect to any Person, all liabilities of such Person under currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect such Person against fluctuations in interest rates or currency exchange rates.

         "herein", "hereof", "hereto", "hereunder" and similar terms contained in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document, as the case may be, as a whole and not to any particular Section, paragraph or provision of this Agreement or such other Loan Document.

         "Home" means a single residential dwelling or commercial building which can be connected by a single drop line. In the case of multiple residential dwellings, such as apartment houses and multi-family homes, which do not obtain reduced bulk service rates, each separate dwelling unit shall be counted as one Home. The number of Homes in a multiple residential dwelling which does obtain a reduced bulk service rate shall be the number of Basic Subscribers for such multiple residential dwelling.

         "Home Passed" means a Home which can be connected by a single drop line from an Active Plant.

         "Impermissible Qualification" means, relative to the opinion or certification of any independent public accountant as to any financial statement of the Borrowers and their Restricted Subsidiaries on a combined basis, any qualification or exception to such opinion or certification

                  (a)  which is of a "going concern" or similar nature;

                  (b) which relates to the limited scope of examination of matters relevant to such financial statement; or

                  (c) which relates to the treatment or classification of any item in such financial statement and which, as a condition to its removal, would require an adjustment to such item the effect of which would be to cause the Borrowers to be in default of any of their obligations under Section 7.2.4.

         "including" means including without limiting the generality of any description preceding such term, and, for purposes of this Agreement and each other Loan Document, the parties hereto agree that the rule of ejusdem generis shall not be applicable to limit a general statement, which is followed by or referable to an enumeration of specific matters, to matters similar to the matters specifically mentioned.

         "Incremental Facility" is defined in Section 2.8.

         "Indebtedness" of any Person means, without duplication:

                  (a) all obligations of such Person for borrowed money or advances and all obligations of such Person evidenced by bonds, debentures, notes or similar instruments;

                  (b) all obligations, contingent or otherwise, relative to the face amount of all letters of credit, whether or not drawn, and banker's acceptances issued for the account of such Person;

                  (c)  all Capitalized Lease Liabilities of such Person;

                  (d) for purposes of Section 8.1.5 only, all other items which, in accordance with GAAP, would be included as liabilities on the liability side of the balance sheet of such Person as of the date at which Indebtedness is to be determined;

                  (e) net liabilities of such Person under all Hedging Obligations determined in accordance with GAAP;

                  (f) to the extent included as liabilities in accordance with GAAP, all obligations of such Person to pay the deferred purchase price of property or services excluding trade accounts payable in the ordinary course of business which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Person, and indebtedness secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) a Lien on property owned or being acquired by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse;

                  (g)  obligations arising under Synthetic Leases; and

                  (h) all Contingent Liabilities of such Person in respect of any of the foregoing.

For all purposes of this Agreement, the Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Liabilities" is defined in Section 10.4.

         "Indemnified Parties" is defined in Section 10.4.

         "Intercompany Indebtedness" means unsecured Indebtedness permitted by clause (g) of Section 7.2.2 subordinated pursuant to the Intercompany Subordination Agreement.

         "Intercompany Subordination Agreement" means the Intercompany Subordination Agreement executed by each Borrower, each Restricted Subsidiary and/or an Affiliate of any Borrower substantially in the form of Exhibit G-1 hereto, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

         "Interest Coverage Ratio" means (as of the last day of any Fiscal Quarter) the ratio of:

                  (a)  Operating Cash Flow (for such Fiscal Quarter)

to

                  (b)  Interest Expense (for such Fiscal Quarter).

         "Interest Expense" means, for any Fiscal Quarter, the aggregate interest expense accrued with respect to Senior Debt of the Borrowers and their Restricted Subsidiaries, on a combined basis, for such Fiscal Quarter, as determined in accordance with GAAP, including the portion of any payments made in respect of Capitalized Lease Liabilities allocable to interest expense.

         "Interest Period" means, relative to any LIBO Rate Loan, the period beginning on (and including) the date on which such LIBO Rate Loan is made or continued as, or converted into, a LIBO Rate Loan pursuant to Section 2.3 or 2.4 and shall end on (but exclude) the day which numerically corresponds to such date one, two, three, six or, if available to all Lenders, twelve months thereafter (or, if such month has no numerically corresponding day, on the last Business Day of such month), in either case as the applicable Borrower may select in its relevant notice pursuant to Section 2.3 or 2.4; provided, however, that

                  (a) the Borrowers shall not be permitted to select Interest Periods to be in effect at any one time which have expiration dates occurring on more than ten different dates;

                  (b) if such Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall end on the next following Business Day (unless such next following Business Day is the first Business Day of a calendar month, in which case such Interest Period shall end on the Business Day next preceding such numerically corresponding day); and

                  (c) no Interest Period for any Loan may end later than the Stated Maturity Date for such Loan.

         "Investment" means, relative to any Person,

                  (a) any loan, advance or extension of credit made by such Person (either directly or indirectly) to any other Person (either directly or indirectly), including the purchase by such Person of any bonds, notes, debentures or other debt securities of any other Person (excluding commission, travel, petty cash and similar advances to officers and employees made in the ordinary course of business);

                  (b)  any Contingent Liability of such Person; and

                  (c) any Capital Security held by such Person (either directly or indirectly) in any other Person.

The amount of any Investment shall be the original principal or capital amount thereof less all returns of principal or equity thereon and shall, if made by the transfer or exchange of property other than cash, be deemed to have been made in an original principal or capital amount equal to the Fair Market Value of such property at the time of such Investment. "Investment" shall include loans or advances made to, or accounts receivable owing from, a Person which are not current assets (determined in accordance with GAAP) or which did not arise from sales to such Person in the ordinary course of business.

         "Investment Grade Senior Debt" means, with respect to any Person, that such Person's long-term senior, unsecured debt for borrowed money (without third party credit enhancement) is rated BBB- or above by S&P or Baa3 or above by Moody's.

         "ISP98 Rules" is defined in Section 10.9.

         "Issuance Request" means a Letter of Credit request and certificate duly executed by an Authorized Officer of the applicable Borrower, substantially in the form of Exhibit B-2 hereto.

         "Issuer" means First Union in its capacity as issuer of the Letters of Credit.

         "Joinder Agreement" means a Joinder Agreement, substantially in the form of Exhibit L attached hereto, executed and delivered by each Person who is required to become (or otherwise becomes, pursuant to the terms of this Agreement) a Borrower in accordance with Section 7.2.16.

         "Joint Book Runners" means, collectively, the Administrative Agent, the Documentation Agent and the Syndication Agent.

         "Lender Assignment Agreement" means an assignment agreement substantially in the form of Exhibit D hereto.

         "Lenders" is defined in the preamble and, in addition, shall include
(a) any commercial bank or other financial institution that becomes a Lender pursuant to Section 10.11.1 and (b) any Supplemental Lender which executes a joinder agreement pursuant to Section 2.8.

         "Lender's Environmental Liability" means any and all losses, liabilities, obligations, penalties, claims, litigation, demands, defenses, costs, judgments, suits, proceedings, damages (including consequential damages), disbursements or expenses of any kind or nature whatsoever (including reasonable attorneys' fees at trial and appellate levels and experts' fees and disbursements and expenses incurred in investigating, defending against or prosecuting any litigation, claim or proceeding) which may at any time be imposed upon, incurred by or asserted or awarded against the Administrative Agent, any Lender or the Issuer or any of such Person's Affiliates, shareholders, directors, officers, employees, and agents in connection with or arising from:

                  (a) any Hazardous Material on, in, under or affecting all or any portion of any property of the Borrowers or any of their Subsidiaries, the groundwater thereunder, or any surrounding areas thereof to the extent caused by Releases from the Borrowers' or any of their Subsidiaries' or any of their respective predecessors' properties;

                  (b) any misrepresentation, inaccuracy or breach of any warranty, contained or referred to in Section 6.12;

                  (c) any violation or claim of violation by the Borrowers or any of their Subsidiaries of any Environmental Laws; or

                  (d) the imposition of any lien for damages caused by or the recovery of any costs for the cleanup, release or threatened release of Hazardous Material by the Borrowers or any of their Subsidiaries, or in connection with any property owned or formerly owned by the Borrowers or any of their Subsidiaries.

         "Letter of Credit" is defined in Section 2.1.2.

         "Letter of Credit Commitment" means, with respect to the Issuer, the Issuer's obligation to issue Letters of Credit pursuant to Section 2.1.2 and, with respect to each Revolving Loan Lender, the obligations of each such Lender to participate in such Letters of Credit pursuant to Section 2.6.1.

         "Letter of Credit Commitment Amount" means, on any date, a maximum amount of $75,000,000, as such amount may be permanently reduced from time to time pursuant to Section 2.2.

         "Letter of Credit Outstandings" means, on any date, an amount equal to the sum of (a) the then aggregate amount which is undrawn and available under all issued and outstanding Letters of Credit, plus (b) the then aggregate amount of all unpaid and outstanding Reimbursement Obligations.

         "Leverage Ratio" means, as of the last day of any Fiscal Quarter, the ratio of

                  (a) Senior Debt outstanding on the last day of such Fiscal Quarter to

                  (b) Annualized Operating Cash Flow determined on the last day of such Fiscal Quarter.

         "LIBO Rate" means, relative to any Interest Period for LIBO Rate Loans, the rate of interest equal to the average (rounded upwards, if necessary, to the nearest 1/16 of 1%) of the rates per annum at which Dollar deposits in immediately available funds are offered to the Administrative Agent's LIBOR Office in the London interbank market as at or about 11:00 a.m. London, England time two Business Days prior to the beginning of such Interest Period for delivery on the first day of such Interest Period, and in an amount approximately equal to the amount of the Administrative Agent's LIBO Rate Loan and for a period approximately equal to such Interest Period.

         "LIBO Rate Loan" means a Loan bearing interest, at all times during an Interest Period applicable to such Loan, at a rate of interest determined by reference to the LIBO Rate (Reserve Adjusted).

         "LIBO Rate (Reserve Adjusted)" means, relative to any Loan to be made, continued or maintained as, or converted into, a LIBO Rate Loan for any Interest Period, a rate per annum (rounded upwards, if necessary, to the nearest 1/16 of 1%) determined pursuant to the following formula:

            LIBO Rate           =                   LIBO Rate
         (Reserve Adjusted)          1.00 - LIBOR Reserve Percentage

The LIBO Rate (Reserve Adjusted) for any Interest Period for LIBO Rate Loans will be determined by the Administrative Agent on the basis of the LIBOR Reserve Percentage in effect two Business Days before the first day of such Interest Period.

         "LIBOR Office" means, relative to any Lender, the office of such Lender designated as such Lender's "LIBOR Office" set forth opposite its name on
Schedule II hereto (as
supplemented by any Supplemental Lender) or in a Lender Assignment Agreement, or such other office of a Lender as designated from time to time by notice from such Lender to the Borrowers and the Administrative Agent, whether or not outside the United States, which shall be making or maintaining LIBO Rate Loans of such Lender hereunder.

         "LIBOR Reserve Percentage" means, relative to any Interest Period for LIBO Rate Loans, the reserve percentage (expressed as a decimal) equal to the maximum aggregate reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) specified under regulations issued from time to time by the F.R.S. Board and then applicable to assets or liabilities consisting of or including "Eurocurrency Liabilities", as currently defined in Regulation D of the F.R.S. Board, having a term approximately equal or comparable to such Interest Period.

         "Lien" means any security interest, mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge against or interest in property, or other priority or preferential arrangement of any kind or nature whatsoever, to secure payment of a debt or performance of an obligation.

         "Loan Documents" collectively means this Agreement, the Letters of Credit, each Note, each Rate Protection Agreement, the Fee Letters, each Pledge Agreement, each Guarantee, each Joinder Agreement, each agreement pursuant to which the Administrative Agent is granted a Lien to secure the Obligations and each other agreement, certificate, document or instrument delivered in connection with this Agreement or such other Loan Documents, whether or not specifically mentioned herein or therein.

         "Loans" means, as the context may require, a Revolving Loan or a Tranche B Term Loan, of any type.

         "Management Agreements" means each agreement with respect to the management of the Cable Systems of any Borrower or any Restricted Subsidiary that is reasonably acceptable to the Administrative Agent.

         "Management Fees" means any of the management fees payable by any Borrower or any Restricted Subsidiary to any Manager pursuant to any Management Agreement.

         "Manager" means any manager party to a Management Agreement.

         "Manager Subordination Agreements" means the Manager Subordination Agreement, dated the date hereof, executed and delivered by each Manager existing on the date hereof, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations, properties or assets, liabilities, condition (financial or otherwise), results of operations or prospects of any Borrower and its Restricted Subsidiaries taken as a whole, (b) the ability of any Borrower or Obligated Party to perform its Obligations under the Loan Documents or (c) the validity or enforceability of this Agreement or any other Loan Document or the rights or remedies of the Administrative Agent, the Lenders or the Issuer hereunder or thereunder.

         "Merge" is defined in Section 7.2.7.

         "Minority Owner" means any Person that owns less than 51% of the Capital Securities of any Borrower or any Restricted Subsidiary.

         "Minority Owner Pledge Agreement" means a Pledge Agreement to be executed and delivered by an Authorized Officer of a Minority Owner (or, if the Minority Owner is an individual, then by such Person), in substantially the form of the Obligor Pledge Agreement with such changes as the Administrative Agent may reasonably request, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

         "Moody's" means Moody's Investors Service, Inc.

         "Net Disposition Proceeds" means, with respect to any Permitted Disposition, the excess of

                  (a) the gross Permitted Consideration received as a result of such Permitted Disposition less

                  (b) all reasonable fees and expenses with respect to legal, accounting and other professional fees, sales commissions and disbursements actually incurred in connection with such Permitted Disposition and all taxes actually paid in connection with such Permitted Disposition;

provided, however, that Net Disposition Proceeds shall include the net amount (determined as provided above) of any insurance proceeds or condemnation awards received in connection with the damage, destruction or condemnation, as the case may be, of property of any Borrower or any of its Restricted Subsidiaries, any such proceeds or awards, as the case may be, to be treated as if resulting from a Disposition of the type described in the definition of "Permitted Disposition".

         "Net Income" means, for any period, the aggregate of all amounts which, in accordance with GAAP, would be included as net income on the combined financial statements of the Borrowers and their Restricted Subsidiaries for such period.

         "Non-Excluded Taxes" means any Taxes other than net income and franchise taxes imposed with respect to any Credit Party by a Governmental Authority under the laws of which such Credit Party is organized or in which it maintains its applicable lending office.

         "Non-U.S. Lender" means any Lender that is not a "United States person", as defined under section 7701(a)(30) of the Code.

         "Note" means, as the context may require, a Revolving Note or a Tranche B Term Note.

         "Obligated Party" means, collectively, each Borrower, each Restricted Subsidiary and each Person (other than ACC and the TMIP Limited Partners) that has granted a Lien in favor of the Secured Parties pursuant to any Loan Document.

         "Obligations" means all obligations (monetary or otherwise, whether absolute or contingent, matured or unmatured) of each Borrower and each other Obligor arising under, or in connection with, this Agreement and each other Loan Document.

         "Obligor" means, as the context may require, (i) each Borrower, each Restricted Subsidiary and each Parent and (ii) the Manager or any other Person (other than ACC, the TMIP Limited Partners and a Secured Party) obligated under any Loan Document (other than the Intercompany Subordination Agreement).

         "Obligor Pledge Agreement" means the Pledge Agreement, executed and delivered by each Obligor pursuant to the terms of this Agreement, substantially in the form of Exhibit I hereto, as amended, supplemented, amended and restated or otherwise modified from time to time in accordance with its terms.

         "Olympus" means Olympus Communications, L.P., a Delaware limited partnership.

         "Operating Cash Flow" means, without duplication, during any period and with respect to the Borrowers and their Restricted Subsidiaries, the sum during such period of:

                  (a)  Net Income;

plus

                  (b) to the extent deducted in determining such Net Income, interest expense, depreciation, amortization and income taxes of the Borrowers and their Restricted Subsidiaries;

provided, that (i) in calculating Operating Cash Flow, there shall be excluded from such calculation all non-cash charges and non-cash expenses, non-cash income and non-cash gains; and (ii) if any Borrower or any of its Restricted Subsidiaries shall have made any Dispositions of Cable Systems, Permitted Business Acquisitions or Asset Swaps during such period, Operating Cash Flow for such period shall be adjusted on a pro forma basis to give effect to all such Dispositions, Permitted Business Acquisitions or Asset Swaps as if they had occurred at the beginning of such period.

         "Organic Document" means, relative to any Obligor, as applicable, its certificate of incorporation, by-laws, certificate of partnership, partnership agreement, certificate of formation, limited liability agreement and all shareholder agreements, voting trusts and similar arrangements applicable to any of such Obligor's shares of Capital Securities.

         "Parent" means each person pledging the Capital Securities of a Borrower pursuant to the Obligor Pledge Agreement that is not a Minority Owner.

         "Participant" is defined in Section 10.11.2.

         "PBGC" means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

         "Pension Plan" means a "pension plan", as such term is defined in
Section 3(2) of ERISA, which is subject to Title IV of ERISA (other than a multiemployer plan as defined in Section 4001(a)(3) of ERISA), and to which any Borrower or any corporation, trade or business that is, along with such Borrower, a member of a Controlled Group, may have liability, including any liability by reason of having been a substantial employer within the meaning of
Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

         "Percentage" means, as the context may require, any Lender's Revolving Loan Percentage or Tranche B Term Loan Percentage.

         "Permitted Business Acquisition" means any Acquisition (other than an Asset Swap) made by any Borrower or any of its Restricted Subsidiaries of or in
(a) a Person that owns and operates a Cable System or business permitted by
Section 7.2.1 or (b) a Cable System or business permitted by Section 7.2.1, in either case, only if (i) as a result of such Acquisition such Person becomes a Restricted Subsidiary or a Borrower and, if such Person becomes a Borrower, executes and delivers to the Administrative Agent a Joinder Agreement and delivers a supplement (in form and substance satisfactory to the Administrative Agent) to the Obligor Pledge Agreement pursuant to which it pledges (or causes to be pledged) for the benefit of the Secured Parties all of the issued and outstanding shares of Capital Securities of all of its Restricted Subsidiaries owned directly or indirectly by it or (if assets are being purchased), such purchase is made by a Borrower or a Restricted Subsidiary, (ii) no Default shall have occurred and be continuing immediately before or after giving effect to such Acquisition, (iii) the aggregate consideration paid (including any assumption of Indebtedness and the Fair Market Value of any non-cash consideration) to consummate each such Acquisition is (x) no more than the Fair Market Value of the assets the subject of such Acquisition and (y) included as an Acquisition in the Fiscal Quarter in which such Acquisition is to be consummated for purposes of computing the limits prescribed by clause (d) of
Section 7.2.5 and (iv) prior to consummating any Acquisition with a purchase price (based on both cash and non-cash consideration) in excess of $50,000,000, the applicable Borrower or Restricted Subsidiary shall have delivered to the Administrative Agent a pro forma Compliance Certificate for the most recently reported Fiscal Quarter (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such acquisition and evidencing compliance with the covenants set forth in Section 7.2.4.

         "Permitted Consideration" means cash, Cash Equivalent Investments of the type set forth in clauses (a), (b) or (c)(i) of that definition, common or preferred Capital Securities (including debt securities) issued by a Person which has Investment Grade Senior Debt, common or preferred Capital Securities issued by a Person engaged as its primary business in owning and operating Cable Systems whose long term senior, unsecured debt for borrowed money (without credit enhancement) is rated BB or above by S&P or Ba2 or above by Moody's or such other non-cash proceeds acceptable to the Administrative Agent, in its sole discretion. Any non-cash Permitted Consideration shall be valued at the Fair Market Value of such assets as of the date of the applicable Disposition.

         "Permitted Disposition" means any Disposition (other than as permitted by Section 7.2.5, Section 7.2.6, clauses (a), (b), (c), (f) and (g) (in the case of clause (c), if other than a Disposition of Existing Assets) of Section 7.2.7, or clauses (a), (c), (d), (e) or (f) of Section 7.2.8) of assets (which shall include Cable Systems) of any Borrower or its Restricted Subsidiaries, whether in a single transaction or a series of related transactions, to any Person (including Unrestricted Subsidiaries), but only if (i) no Default has occurred and is continuing or would result therefrom, (ii) the consideration received for such Disposition is Permitted Consideration and represents the Fair Market Value (determined on the date such Permitted Disposition is consummated) for such assets, and (iii) all Net Disposition Proceeds shall either be reinvested or applied toward the prepayment of the Loans pursuant to Sections 3.1.1 and 3.1.2.

         "Permitted Existing Asset Swap" means, in the case of Existing Assets only, a Disposition (but if, and only if, it is accomplished by way of an Asset
Swap), whereby, unless otherwise agreed to by the Required Lenders (such consent not to be unreasonably withheld), (i) the System Cash Flow Percentage of such Existing Assets subject to such Asset Swap by the Borrowers and their Restricted Subsidiaries in any single Asset Swap shall be 25% or less and (ii) the System Cash Flow Percentage of all such Existing Assets Disposed of by the Borrowers and their Restricted Subsidiaries as an Asset Swap subsequent to the Effective Date shall not exceed, in the aggregate, 35%; provided, that if the Fair Market Value (determined on the date such Asset Swap is consummated) of the Existing Assets being Disposed of pursuant to an Asset Swap exceed $50,000,000, the Borrowers shall, at least seven Business Days prior to effecting any such Asset Swap, deliver to the Administrative Agent a Compliance Certificate (for the most recently ended full Fiscal Quarter for which a Compliance Certificate was delivered preceding such Asset Swap) executed by an Authorized Officer of the Borrowers demonstrating to the satisfaction of the Administrative Agent pro forma compliance with the covenants set forth in Section 7.2.4 after giving effect to such Asset Swap.

         "Permitted Existing Asset Transfer" means, in the case of Existing Assets only, a Disposition (but if, and only if, it is accomplished by way of Permitted Dispositions) whereby, unless otherwise agreed to by the Required Lenders (such consent not to be unreasonably withheld), (i) the System Cash Flow Percentage of such Existing Assets subject to such

Permitted Disposition by the Borrowers and their Restricted Subsidiaries in any single Permitted Disposition shall be 25% or less and (ii) the System Cash Flow Percentage of all such Existing Assets Disposed of by the Borrowers and their Restricted Subsidiaries by way of Permitted Dispositions subsequent to the date of this Agreement shall not exceed, in the aggregate, 35%; provided, that if the Fair Market Value (determined on the date such Permitted Disposition is consummated) of the Existing Assets being the subject of a Permitted Disposition exceeds $50,000,000, the Borrowers shall, at least seven Business Days prior to effecting any such Permitted Disposition, deliver to the Administrative Agent a Compliance Certificate (for the most recently ended full Fiscal Quarter for which a Compliance Certificate was delivered preceding such Disposition) executed by Authorized Officers of the Borrowers demonstrating to the satisfaction of the Administrative Agent pro forma compliance with the covenants set forth in Section 7.2.4 after giving effect to such Permitted Disposition.

         "Person" means any natural person, corporation, limited liability company, partnership, joint venture, association, trust or unincorporated organization, Governmental Authority or any other legal entity, whether acting in an individual, fiduciary or other capacity.

         "Plan" means any Pension Plan or Welfare Plan.

         "Pledge Agreements" means, collectively, the Obligor Pledge Agreement and the Minority Owner Pledge Agreements.

         "Pole Agreement" means any pole attachment agreement or underground conduit use agreement which was entered into in connection with the operation of any Cable System.

         "Pole Rental Lease" means any lease under which any Borrower or any of its Restricted Subsidiaries has the right to use telephone or utility poles, conduits or trenches for the purpose of supporting or housing cables of any Cable System owned or operated by such Borrower or any of its Subsidiaries.

         "Premium Subscriptions" means all subscriptions to a motion picture or other entertainment services subscribed to by any Basic Subscriber of any Cable System (excluding any subscriptions to pay-per-view events) at an additional charge in excess of the Basic Subscriber Fee, exclusive of all such subscriptions as to which the payment of such additional charges is more than 60 days past due.

         "Pro-Forma Balance Sheet" is defined in Section 5.1.15.

         "Pro-Forma Debt Service" means, at any date of determination and with respect to the Borrowers and their Restricted Subsidiaries, the sum, without duplication, of all Pro-Forma Interest Expense, commitment fees, and "scheduled principal payments" (including the current maturities thereof), due on any Senior Debt of the Borrowers and their Restricted Subsidiaries (other than the amount of the final scheduled amortization payment of the Tranche B Term Loans), for the four Fiscal Quarters immediately succeeding such date of determination. On any date of determination, "scheduled principal payments" under this Agreement shall equal the sum of (i) the aggregate outstanding principal amount of the Revolving Loans plus Letter of Credit Outstandings on such date of determination less the Revolving Loan Commitment Amount that will be in effect at the end of such period (which amount under this clause (i) shall be deemed to never be less than zero), and
(ii) the aggregate amount of Tranche B Term Loans scheduled to be repaid pursuant to clause (d) of Section 3.1.1 during such period.

         "Pro-Forma Interest Expense" means, at any date of determination thereof, the Interest Expense (calculated using interest rates in effect on the last day of the most recently ended Fiscal Quarter) of the Borrowers and their Restricted Subsidiaries for the four Fiscal Quarters immediately succeeding such date of determination.

         "Property Contribution" means any capital contribution of Cable Systems or (subject to Section 7.2.1), other valuable real or personal property acceptable to the Administrative Agent made in any Borrower or (without duplication) any Restricted Subsidiary after the Effective Date by ACC, the Rigas Family or any Affiliate of a Borrower.

         "Quarterly Payment Date" means the last day of March, June, September and December, or, if any such day is not a Business Day, the next succeeding Business Day.

         "Rate Protection Agreement" means, collectively, any currency exchange agreements, interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, and all other agreements or arrangements designed to protect against fluctuations in interest rates or currency exchange rates entered into by any Borrower or any of its Restricted Subsidiaries under which the counterparty to such agreement is (or at the time such agreement was entered into, was) a Lender or an Affiliate of a Lender.

         "Register" is defined in Section 2.7.

         "Reimbursement Obligation" is defined in Section 2.6.3.

         "Release" means a "release", as such term is defined in CERCLA.

         "Release Certificate" means a Release Certificate, substantially in the form of Exhibit K attached hereto, executed and delivered by a Borrower pursuant to Section 7.2.15.

         "Released Borrower" means any Borrower whose Capital Securities are involved in an Asset Swap or Disposed of, or are the subject of a Restricted Payment, in each case pursuant to the terms of this Agreement.

         "Replacement Lender" is defined in clause (g) of Section 10.11.1.

         "Required Lenders" means, at any time,

                  (a) prior to the date of the making of the initial Credit Extension hereunder, Lenders having at least 51% of the Tranche B Term Loan Commitments and the Revolving Loan Commitments; and

                  (b) on and after the Effective Date, Lenders holding at least 51% of the Total Exposure Amount.

         "Resource Conservation and Recovery Act" means the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., as amended.

         "Restricted Payment" means, in each case directly or indirectly, whether in cash or property, obligations of any Borrower or any Restricted Subsidiary or otherwise in respect of

                  (a) the declaration or payment of any dividend or distribution on any class of Capital Security of any Borrower or any Restricted Subsidiary (other than dividends or distributions made by a Restricted Subsidiary (or a Borrower) to another Restricted Subsidiary or Borrower, or made in Capital Securities (of the type set forth in clause (a) of the definition thereof) of any Borrower or Restricted Subsidiary which does not result in a Default) or any payment on account of the purchase, redemption or other acquisition or retirement of such Capital Securities or any warrants or options to purchase any such Capital Securities, whether now or hereafter outstanding, or the making of any repayment or prepayment or distribution on account of, or setting apart assets for a sinking or other analogous fund for the purchase, redemption, defeasance, retirement or other acquisition of the principal amount of and/or interest (other than payment-in-kind interest) or premium on Affiliate Indebtedness (other than Management
         Fees) or the making of any other distribution in respect thereof made by any Restricted Subsidiaries or any Borrower to any other Person (other than, in each case, to a Borrower or a Restricted Subsidiary or; and

                  (b) Investments (including redemptions of Capital Securities) by any Borrower or any Restricted Subsidiary in an Unrestricted Subsidiary.

         "Restricted Subsidiary" means each Subsidiary (which shall be organized or incorporated under the laws of the United States or a state thereof) that is not an Unrestricted Subsidiary.

         "Revolving Loan" is defined in Section 2.1.1.

         "Revolving Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Revolving Loans pursuant to Section 2.1.1.

         "Revolving Loan Commitment Amount" means, on any date, $600,000,000, as such amount may be reduced from time to time pursuant to Section 2.2.

         "Revolving Loan Commitment Termination Date" means the earliest of

                  (a) June 15, 1999 (if the initial Credit Extension has not occurred on or prior to such date);

                  (b)  September 30, 2007;

                  (c) the date on which the Revolving Loan Commitment Amount is terminated in full or reduced to zero pursuant to the terms of this Agreement; and

                  (d) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in the preceding clauses (c) or (d), the Revolving Loan Commitments shall terminate automatically and without any further action.

         "Revolving Loan Lender" is defined in Section 2.1.1.

         "Revolving Loan Percentage" means, relative to any Lender, its percentage (if any) of the Revolving Loan Commitment Amount set forth opposite its name on Schedule II hereto under the Revolving Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.1.

         "Revolving Note" means a promissory note of the Borrowers payable to any Revolving Loan Lender, in the form of Exhibit A-1 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Revolving Loan Lender resulting from outstanding Revolving Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "Rigas Family" means John J. Rigas, Timothy J. Rigas, Michael J. Rigas, James P. Rigas, Ellen K. Rigas, or any of their respective spouses, estates, or lineal descendants, or any trust created for the direct and sole benefit of any such Persons or, while and to the extent they are serving in such capacity, the executors, administrators or personal representatives of such Persons.

         "S&P" means Standard & Poor's Ratings Services, a division of the McGraw-Hill Companies..

         "SEC" means the Securities and Exchange Commission.

         "Secured Parties" means, collectively, the Lenders, the Issuer, the Administrative Agent, each counterparty to a Rate Protection Agreement and (in each case), each of their respective successors, transferees and assigns.

         "Senior Debt" means, on any date, the amount (in excess of zero) of (i) the aggregate sum of the outstanding principal amount of all Indebtedness of the Borrowers and their Restricted

Subsidiaries of the type referred to in clause (a) (exclusive of Affiliate Indebtedness and Intercompany Indebtedness), clause (b), clause (c), clause (f) and clause (g), in each case of the definition of "Indebtedness" and (without duplication) any Contingent Liability in respect of any of the foregoing minus
(ii) any Excess Cash Balance existing on such date.

         "SMATV System" means any Cable System that is a satellite master antenna television system as such term is commonly understood in the cable television industry.

         "Stated Amount" means, on any date and with respect to a particular Letter of Credit, the total amount then available to be drawn under such Letter of Credit regardless of whether conditions to drawing are then satisfied.

         "Stated Expiry Date" is defined in Section 2.6.

         "Stated Maturity Date" means September 30, 2007 (in the case of Revolving Loans) and March 31, 2008 (in the case of Tranche B Term Loans).

         "Subordination Agreements" means, collectively, the Intercompany Subordination Agreement and each Manager Subordination Agreement.

         "Subordination Provisions" is defined in Section 8.1.11.

         "Subsidiary" means, with respect to any Person, any corporation, limited liability company, partnership or other entity of which more than 50% of the outstanding Capital Securities having ordinary voting power to elect the board of directors, managers or other voting members of the governing body of such corporation, limited liability company, partnership or other entity (irrespective of whether at the time securities (or other ownership interest) of any other class or classes of such corporation, limited liability company, partnership or other entity shall or might have voting power upon the occurrence of any contingency) is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more other Subsidiaries of such Person, or by one or more other Subsidiaries of such Person. Unless the context otherwise specifically requires, the terms "Subsidiary", "Restricted Subsidiary" and "Unrestricted Subsidiary" shall be references to a Subsidiary of a Borrower.

         "Subsidiary Guarantor" means each Subsidiary that is required, pursuant to Section 7.1.11, to execute and deliver a Subsidiary Guaranty, and collectively means all such Persons.

         "Subsidiary Guaranty" means the guaranty executed and delivered by each Subsidiary Guarantor pursuant to the terms of this Agreement in substantially the form of Exhibit H hereto, as amended, supplemented, amended and restated or otherwise modified from time to time.

         "Subsidiary Pledgor" means each Subsidiary of any Borrower that is required, pursuant to the terms of this Agreement, to become a party to the Obligor Pledge Agreement, and collectively means all such Persons.

         "Supplemental Lenders" is defined in Section 2.8.

         "Synthetic Lease" means, as applied to any Person, any lease (including leases that may be terminated by the lessee at any time) of any property (whether real, personal or mixed) (i) that is not a capital lease in accordance with GAAP and (ii) in respect of which the lessee retains or obtains ownership of the property so leased for federal income tax purposes, other than any such lease under which that Person is the lessor.

         "System Cash Flow Percentage" means, on any date of determination, as to any Existing Assets (including Cable Systems) being Disposed of by means of a Permitted Existing Asset Swap or a Permitted Existing Asset Transfer only, the percentage of the total Annualized Operating Cash Flow (arising solely from the Existing Assets), based on the most recent full Fiscal Quarter ended prior to the date of such Permitted Existing Asset Swap or Permitted Existing Asset Transfer contributed by such assets and/or Cable Systems (and subscribers thereof of such Cable Systems).

         "Taxes" means any and all income, stamp or other taxes, duties, levies, imposts, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, and all interest, penalties or similar liabilities with respect thereto.

         "Termination Date" means the date on which all Obligations (other than in respect of the Rate Protection Agreements) shall have been paid in full in cash, all Letters of Credit have been terminated or expired (or the Administrative Agent shall have received immediately available funds in an amount equal to all Letter of Credit Outstandings, deposited in a cash collateral account with the Administrative Agent or its designee on terms satisfactory to the Administrative Agent), all Rate Protection Agreements have been terminated and all Commitments shall have terminated.

         "TMIP" is defined in Section 7.1.13.

         "TMIP Limited Partners" means, collectively, Everett I. Mundy, Russell
G. Bambarger, Douglas F. Best, Gerald P. Corman, Charles J. Hilderbrand, Allen
C. Jacobson, Thomas F. Kenly, Steven E. Koval, John R. Previs, Robert R. Shepherd, Robert R. Shock, Richard W. Shore, Ralph E. Steffan, Robert D. Stemler, Robert H. Stewart, Tony S. Swain, Frank R. Vicente, Robert E. Tudek, Jon A. Allegretti and their successors, transferees and assignees.

         "Total Exposure Amount" means, on any date of determination (and without duplication), the outstanding principal amount of all Loans, the aggregate amount of all Letter of Credit Outstandings and the unfunded amount of the Commitments.

         "Tranche B Term Loan" is defined in Section 2.1.3.

         "Tranche B Term Loan Commitment" means, relative to any Lender, such Lender's obligation (if any) to make Tranche B Term Loans pursuant to Section 2.1.3.

         "Tranche B Term Loan Commitment Amount" means, on any date, $250,000,000.

         "Tranche B Term Loan Commitment Termination Date" means the earlier of

                  (a) June 15, 1999 (if the initial Credit Extension has not occurred on or prior to such date);

                  (b) the date the initial Credit Extensions are made (immediately after the making of the Tranche B Term Loans on such date); and

                  (c) the date on which any Commitment Termination Event occurs.

Upon the occurrence of any event described in clause (b) or (c), the Tranche B Term Loan Commitments shall terminate automatically and without any further action.

         "Tranche B Term Loan Lender" is defined in Section 2.1.3.

         "Tranche B Term Loan Percentage" means, relative to any Lender, its percentage (if any) of the Tranche B Term Loan Commitment Amount set forth opposite its name on Schedule II hereto under the Tranche B Term Loan Commitment column, as such percentage may be adjusted from time to time pursuant to Lender Assignment Agreement(s) executed by such Lender and its Assignee Lender(s) and delivered pursuant to Section 10.11.1.

         "Tranche B Term Note" means a promissory note of the Borrowers payable to any Lender, in the form of Exhibit A-2 hereto (as such promissory note may be amended, endorsed or otherwise modified from time to time), evidencing the aggregate Indebtedness of the Borrowers to such Lender resulting from outstanding Tranche B Term Loans, and also means all other promissory notes accepted from time to time in substitution therefor or renewal thereof.

         "type" means, relative to any Loan, the portion thereof, if any, being maintained as a Base Rate Loan or a LIBO Rate Loan.

         "U.C.C." means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, that if by reason of applicable law, the perfection or the effect of perfection or non-perfection of the security interests in any collateral securing the Obligations is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, then "U.C.C." means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or nonperfection.

         "United States" or "U.S." means the United States of America, its fifty states and the District of Columbia.

         "Unrestricted Subsidiaries" shall mean Subsidiaries of any Borrower (other than Subsidiaries which have executed and delivered a Subsidiary Guaranty, unless released from such Guaranty in connection with a transaction permitted by this Agreement) which are classified after the Effective Date by a resolution of the Board of Directors of the applicable Borrower that is promptly delivered to the Administrative Agent as an Unrestricted Subsidiary.

         "U.S. Subsidiary" means any Subsidiary that is incorporated or organized under the laws of the United States or a state thereof or the District of Columbia.

         "Voting Stock" means, with respect to any Person, Capital Securities of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such Person.

         "Weighted Average Life to Maturity" means, relative to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing (a) the then outstanding principal amount of such Indebtedness into
(b) the total of the product obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment of final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment.

         "Welfare Plan" means a "welfare plan", as such term is defined in section 3(1) of ERISA.

         "wholly-owned" means, with respect to any Person, any Subsidiary of such Person all of the Capital Securities of the types set forth in clause (a) of such definition (and all rights and options to purchase such Capital Securities) of which, other than directors' qualifying shares, are owned, beneficially and of record, by such Person and/or one or more wholly-owned Subsidiaries of such Person, and the term "wholly-owned Subsidiary" shall mean a Subsidiary of a Borrower that is also a wholly-owned Subsidiary of a Borrower.

         SECTION 1.2. Use of Defined Terms. Unless otherwise defined or the context otherwise requires, terms for which meanings are provided in this Agreement shall have such meanings when used in each other Loan Document and the Disclosure Schedule.

         SECTION 1.3. Cross-References. Unless otherwise specified, references in this Agreement and in each other Loan Document to any Article or Section are references to such Article or Section of this Agreement or such other Loan Document, as the case may be, and, unless otherwise specified, references in any Article, Section or definition to any clause are references to such clause of such Article, Section or definition.

         SECTION 1.4. Accounting and Financial Determinations. Unless otherwise specified, all accounting terms used herein or in any other Loan Document shall be interpreted, and all accounting determinations and computations hereunder or thereunder (including under Section 7.2.4) shall be made, in accordance with, those generally accepted accounting principles ("GAAP") applied in the preparation of the financial statements referred to Section 5.1.15. Unless otherwise expressly provided, all financial covenants and defined financial terms shall be computed on a combined basis for the Borrowers and their Restricted Subsidiaries, in each case without duplication.


                                                    ARTICLE II

                                        COMMITMENTS, BORROWING AND ISSUANCE
                                    PROCEDURES AND NOTES AND LETTERS OF CREDIT

         SECTION 2.1. Commitments. On the terms and subject to the conditions of this Agreement, the Lenders and the Issuer severally agree to make Credit Extensions as set forth below.

         SECTION 2.1.1. Revolving Loan Commitment. From time to time on any Business Day occurring from and after the Effective Date but prior to the Revolving Loan Commitment Termination Date, each Lender with a Revolving Loan Percentage in excess of zero (referred to as a "Revolving Loan Lender"), will make loans (relative to such Lender, its "Revolving Loans") to the applicable Borrower equal to such Lender's Revolving Loan Percentage of the aggregate amount of each Borrowing of the Revolving Loans requested by such Borrower to be made on such day. On the terms and subject to the conditions hereof, each Borrower may from time to time borrow, prepay and reborrow Revolving Loans.

         SECTION 2.1.2. Letter of Credit Commitment. From time to time on any Business Day occurring from and after the Effective Date but no later than five Business Days prior to the Revolving Loan Commitment Termination Date, the Issuer will

                  (a) issue one or more standby letters of credit (relative to the Issuer, its "Letter of Credit") for the account of the applicable Borrower or any Subsidiary Guarantor in the Stated Amount requested by such Borrower on such day; or

                  (b) extend the Stated Expiry Date of an existing standby Letter of Credit previously issued hereunder to a date not later than the earlier of (x) five Business Days prior to the Revolving Loan Commitment Termination Date and (y) unless otherwise agreed to by the Issuer in its sole discretion, one year from the date of such extension.

         SECTION 2.1.3. Tranche B Term Loan Commitment. In a single Borrowing (which shall be on a Business Day) occurring on the Effective Date, each Lender with a Tranche B Term Loan Percentage in excess of zero (referred to as a "Tranche B Term Loan Lender") will make loans (relative to such Lender, its "Tranche B Term Loans") to the applicable Borrower equal to such Lender's Tranche B Term Loan Percentage of the aggregate amount of the Borrowing of Tranche B Term Loans requested by such Borrower to be made on such day (with the commitment of each such Lender described in this clause herein referred to as its "Tranche B Term Loan Commitment").

No amounts paid or prepaid with respect to Tranche B Term Loans may be reborrowed.

         SECTION 2.1.4. Lenders Not Permitted or Required to Make Loans. No Lender shall be permitted or required to make any Loan if, after giving effect thereto, the aggregate outstanding principal amount of

                  (a) (i) all Revolving Loans of all Revolving Loan Lenders, together with the aggregate amount of all Letter of Credit Outstandings, would exceed the then existing Revolving Loan Commitment Amount; or (ii) the Revolving Loans of such Revolving Loan Lender, together with such Lender's Revolving Loan Percentage of the aggregate amount of all Letter of Credit Outstandings, would exceed such Lender's Revolving Loan Percentage of the then existing Revolving Loan Commitment Amount; and

                  (b) (i) all Tranche B Term Loans of all Tranche B Term Loan Lenders made on the Effective Date would exceed the Tranche B Term Loan Commitment Amount; or (ii) the Tranche B Term Loans of such Tranche B Term Loan Lender would exceed such Tranche B Term Loan Lender's Tranche B Term Loan Percentage.

         SECTION 2.1.5. Issuer Not Permitted or Required to Issue Letters of Credit. The Issuer shall not be permitted or required to issue any Letter of Credit if, after giving effect thereto, (a) the aggregate amount of all Letter of Credit Outstandings would exceed the Letter of Credit Commitment Amount; or
(b) the sum of the aggregate amount of all Letter of Credit Outstandings plus the aggregate principal amount of all Revolving Loans then outstanding would exceed the Revolving Loan Commitment Amount then in effect.

         SECTION 2.2. Reduction of the Commitment Amounts. The Commitment Amounts are subject to reduction from time to time pursuant to this Section 2.2.

         SECTION 2.2.1. Optional. The Borrowers may, from time to time on any Business Day occurring after the Effective Date, voluntarily reduce the amount of the Revolving Loan Commitment Amount or the Letter of Credit Commitment Amount on the Business Day so specified by the Borrowers; provided, however, that all such reductions shall require at least three but no more than five Business Day's prior notice to the Administrative Agent and be permanent, and any partial reduction of any Commitment Amount shall be in a minimum amount of $5,000,000 and in an integral multiple of $1,000,000. Any optional or mandatory reduction of the Revolving Loan Commitment Amount pursuant to the terms of this Agreement which reduces the Revolving Loan Commitment Amount below the Letter of Credit Commitment Amount shall result in an automatic and corresponding reduction of the Letter of Credit Commitment Amount (as directed by the Borrowers in a notice to the Administrative Agent delivered together with the notice of such voluntary reduction in the Revolving Loan Commitment Amount) to an aggregate amount not in excess of the Revolving Loan Commitment Amount, as so reduced, without any further action on the part of the Issuer.

         SECTION 2.2.2. Mandatory Reduction of Revolving Loan Commitment Amount. Prior to the Revolving Loan Commitment Termination Date, the Revolving Loan Commitment Amount shall also be permanently reduced as follows:

                  (a) Commencing on March 31, 2002, and on each subsequent Quarterly Payment Date occurring during each period set forth below, the Revolving Loan Commitment Amount will be reduced in an amount corresponding to the percentage of the Revolving Loan Commitment Amount existing on the Effective Date set forth opposite such period:

                                                                                Amount Of
                               Period                                           Reduction

                   01/01/02 through (and
                      including) 03/31/03                                       3.00%

                   04/01/03 through (and
                      including) 03/31/06                                       4.25%

                   04/01/06 through (and
                      including) 06/30/07                                       5.50%

                   07/01/07 through (and
                     including) 09/30/07                                        6.50%.


                  (b) The Revolving Loan Commitment Amount will be permanently reduced in an amount equal to the Net Disposition Proceeds that the Borrowers have allocated thereto pursuant to clause (b) of Section 3.1.2, with the commitment reduction applied against future scheduled reductions in the Revolving Loan Commitment Amount (as set forth in clause (a) above), ratably in accordance with the then remaining scheduled reductions in the Revolving Loan Commitment Amount.

         SECTION 2.3. Borrowing Procedure. By delivering a Borrowing Request to the Administrative Agent on or before 10:00 a.m., New York time (in the case of Base Rate Loan) or 12:00 noon (in the case of a LIBO Rate Loan), on a Business Day, each Borrower may from time to time irrevocably request on such Business Day in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that a Borrowing be made, in the case of LIBO Rate Loans, in a minimum amount of $5,000,000 and an integral multiple of $1,000,000, in the case of Base Rate Loans, in a minimum amount of $3,000,000 and an integral multiple of $1,000,000 or, in either case, in the unused amount of the applicable Commitment. On the terms and subject to the conditions of this Agreement, each Borrowing shall be comprised of the type of Loans, and shall be made on the Business Day, specified in such Borrowing Request. On or before 12:00 noon, New York time (or, if later, two hours following the Administrative Agent's providing of notice to such Lender of such Borrowing Request), on such Business Day each Lender that has a Commitment to make the Loans being requested shall deposit with the Administrative Agent same day funds in an amount equal to such Lender's Percentage of the requested Borrowing. Such deposit will be made to an account which the Administrative Agent shall specify from time to time by notice to the Lenders. To the extent funds are received from the Lenders, the Administrative Agent shall make such funds available to the applicable Borrower by wire transfer to the accounts such Borrower shall have specified in its Borrowing Request. No Lender's obligation to make any Loan shall be affected by any other Lender's failure to make any Loan.

         SECTION 2.4. Continuation and Conversion Elections. By delivering a Continuation/ Conversion Notice to the Administrative Agent on or before 12:00 noon, New York time, on a Business Day, the applicable Borrower may from time to time irrevocably elect, on not less than one Business Day's notice in the case of Base Rate Loans, or three Business Days' notice in the case of LIBO Rate Loans, and in either case not more than five Business Days' notice, that all, or any portion in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 be, in the case of Base Rate Loans, converted into LIBO Rate Loans or be, in the case of LIBO Rate Loans, converted into Base Rate Loans or continued as LIBO Rate Loans (in the absence of delivery of a Continuation/Conversion Notice with respect to any LIBO Rate Loan at least three Business Days (but not more than five Business Days) before the last day of the then current Interest Period with respect thereto, such LIBO Rate Loan shall, on such last day, automatically convert to a Base Rate Loan); provided, however, that (x) each such conversion or continuation shall be pro rated among the applicable outstanding Loans of all Lenders that have made such Loans, and (y) no portion of the outstanding principal amount of any Loans may be continued as, or be converted into, LIBO Rate Loans when any Default has occurred and is continuing. The Administrative Agent will promptly notify the Lenders of each such Continuation/Conversion Notice and the contents thereof.

         SECTION 2.5. Funding. Each Lender may, if it so elects, fulfill its obligation to make, continue or convert LIBO Rate Loans hereunder by causing one of its foreign branches or Affiliates (or an international banking facility created by such Lender) to make or maintain such LIBO Rate Loan; provided, however, that such LIBO Rate Loan shall nonetheless be deemed to have been made and to be held by such Lender, and the obligation of the Borrowers to repay such LIBO Rate Loan shall nevertheless be to such Lender for the account of such foreign branch, Affiliate or international banking facility. In addition, each Borrower hereby consents and agrees that, for purposes of any determination to be made for purposes of Section 4.1, 4.2, 4.3 or 4.4, it shall be conclusively assumed that each Lender elected to fund all LIBO Rate Loans by purchasing Dollar deposits in its LIBOR Office's interbank eurodollar market.

         SECTION 2.6. Issuance Procedures. By delivering to the Administrative Agent and the Issuer an Issuance Request on or before 12:00 noon., New York time, on a Business Day, any Borrower may from time to time irrevocably request on not less than three nor more than ten Business Days' notice, in the case of an initial issuance of a Letter of Credit and not less than three Business Days' prior notice, in the case of a request for the extension of the Stated Expiry Date of a standby Letter of Credit, that the Issuer issue, or extend the Stated Expiry Date of, as the case may be, an irrevocable Letter of Credit in such form as may be requested by such Borrower and approved by the Issuer, solely for the purposes described in Section 7.1.9. Each Letter of Credit shall by its terms be stated to expire on a date (its "Stated Expiry Date") no later than the earlier to occur of (i) five Business Days prior to the Revolving Loan Commitment Termination Date or (ii) (unless otherwise agreed to by the Issuer, in its sole discretion) one year from the date of its issuance. The Issuer will make available to the beneficiary thereof the original of the Letter of Credit which it issues hereunder.

         SECTION 2.6.1. Other Lenders' Participation. Upon the issuance of each Letter of Credit issued by the Issuer pursuant hereto, and without further action, each Revolving Loan Lender (other than the Issuer) shall be deemed to have irrevocably purchased, to the extent of its Revolving Loan Percentage, a participation interest in such Letter of Credit (including the Contingent Liability and any Reimbursement Obligation with respect thereto), and such Revolving Loan Lender shall, to the extent of its Percentage to make Revolving Loans, be responsible for reimbursing promptly (and in any event within one Business Day) the Issuer for Reimbursement Obligations which have not been reimbursed by the Borrowers in accordance with Section 2.6.3. In addition, such Revolving Loan Lender shall, to the extent of its Revolving Loan Percentage, be entitled to receive a ratable portion of the Letter of Credit fees payable pursuant to Section 3.3.3 with respect to each Letter of Credit (other than the issuance fees payable to the Issuer of such Letter of Credit pursuant to the last sentence of Section 3.3.3) and of interest payable pursuant to Section 3.2 with respect to any Reimbursement Obligation. To the extent that any Revolving Loan Lender has reimbursed the Issuer for a Disbursement, such Lender shall be entitled to receive its ratable portion of any amounts subsequently received (from the Borrowers or otherwise) in respect of such Disbursement.

         SECTION 2.6.2. Disbursements. The Issuer will notify the Borrowers and the Administrative Agent promptly of the presentment for payment of any Letter of Credit issued by the Issuer, together with notice of the date (the "Disbursement Date") such payment shall be made (each such payment, a "Disbursement"). Subject to the terms and provisions of such Letter of Credit and this Agreement, the Issuer shall make such payment to the beneficiary (or its designee) of such Letter of Credit. Prior to 12:00 noon, New York time, on the Disbursement Date, the Borrowers agree to jointly and severally reimburse the Administrative Agent, for the account of the Issuer, for all amounts which the Issuer has disbursed under such Letter of Credit, together with interest thereon at a rate per annum equal to the rate per annum then in effect for Base Rate Loans (with the then Applicable Margin for Revolving Loans accruing on such amount) pursuant to Section 3.2 for the period from the Disbursement Date through the date of such reimbursement. Without limiting in any way the foregoing and notwithstanding anything to the contrary contained herein or in any separate application for any Letter of Credit, each Borrower hereby acknowledges and agrees that it shall be jointly and severally obligated to reimburse the Issuer upon each Disbursement of a Letter of Credit, and it shall be deemed to be the obligor for purposes of each such Letter of Credit issued hereunder (whether the account party on such Letter of Credit is a Borrower or a Restricted Subsidiary).

         SECTION 2.6.3. Reimbursement. The joint and several obligation (a "Reimbursement Obligation") of the Borrowers under Section 2.6.2 to reimburse the Issuer with respect to each Disbursement (including interest thereon), and, upon the failure of the Borrowers to reimburse the Issuer, each Revolving Loan Lender's obligation under Section 2.6.1 to reimburse the Issuer, shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment which the Borrowers or such Revolving Loan Lender, as the case may be, may have or have had against the Issuer or any Lender, including any defense based upon the failure of any Disbursement to conform to the terms of the applicable Letter of Credit (if, in the Issuer's good faith opinion, such Disbursement is determined to be appropriate) or any non-application or misapplication by the beneficiary of the proceeds of such Letter of Credit; provided, however, that after paying in full its Reimbursement Obligation hereunder, nothing herein shall adversely affect the right of any Borrower or such Lender, as the case may be, to commence any proceeding against the Issuer for any wrongful Disbursement made by the Issuer under a Letter of Credit as a result of acts or omissions constituting gross negligence or wilful misconduct on the part of the Issuer.

         SECTION 2.6.4. Deemed Disbursements. Upon the occurrence and during the continuation of any Default under Section 8.1.9 or upon notification by the Administrative Agent (acting at the direction of the Required Lenders) to any Borrower of its obligations under this Section, following the occurrence and during the continuation of any other Event of Default,

                  (a) the aggregate Stated Amount of all Letters of Credit shall, without demand upon or notice to any Borrower or any other Person, be deemed to have been paid or disbursed by the Issuer of such Letters of Credit (notwithstanding that such amount may not in fact have been paid or disbursed); and

                  (b) each Borrower shall be immediately obligated to reimburse the Issuer for the amount deemed to have been so paid or disbursed by the Issuer.

Amounts payable by the Borrowers pursuant to this Section shall be deposited in immediately available funds with the Administrative Agent and held as collateral security for the Reimbursement Obligations. When all Defaults giving rise to the deemed disbursements under this Section have been cured or waived the Administrative Agent shall return to the applicable Borrowers all amounts then on deposit with the Administrative Agent pursuant to this Section which have not been applied to the satisfaction of the Reimbursement Obligations.

         SECTION 2.6.5. Nature of Reimbursement Obligations. Each Borrower, each other Obligated Party and, to the extent set forth in Section 2.6.1, each Revolving Loan Lender shall assume all risks of the acts, omissions or misuse of any Letter of Credit by the beneficiary thereof. The Issuer (except to the extent of its own gross negligence or wilful misconduct) shall not be responsible for:

                  (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any Letter of Credit or any document submitted by any party in connection with the application for and issuance of a Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged;

                  (b) the form, validity, sufficiency, accuracy, genuineness or legal effect of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or the proceeds thereof in whole or in part, which may prove to be invalid or ineffective for any reason;

                  (c) failure of the beneficiary to comply fully with conditions required in order to demand payment under a Letter of Credit;

                  (d) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex or otherwise; or

                  (e) any loss or delay in the transmission or otherwise of any document or draft required in order to make a Disbursement under a Letter of Credit.

None of the foregoing shall affect, impair or prevent the vesting of any of the rights or powers granted to the Issuer or any Revolving Loan Lender hereunder. In furtherance and not in limitation or derogation of any of the foregoing, any action taken or omitted to be taken by the Issuer in good faith (and not constituting gross negligence or willful misconduct) shall be binding upon each Obligated Party and each such Secured Party, and shall not put the Issuer under any resulting liability to any Obligated Party or any Secured Party, as the case may be.

         SECTION 2.7.  Register; Notes.

         (a) Each Lender may maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder. In the case of a Lender that does not request, pursuant to clause (b)(ii) below, execution and delivery of a Note evidencing the Loans made by such Lender to the Borrowers, such account or accounts shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any Lender to maintain such account or accounts and/or any inconsistency with the Register shall not limit or otherwise affect any Obligations of the Borrowers or any other Obligor.

         (b)(i) The Borrowers hereby designate the Administrative Agent to serve as the Borrowers' agent, solely for the purpose of this clause (b), to maintain a register (the "Register") on which the Administrative Agent will record each Lender's Commitment, the Loans made by each Lender and each repayment in respect of the principal amount of the Loans of each Lender and annexed to which the Administrative Agent shall retain a copy of each Lender Assignment Agreement delivered to the Administrative Agent pursuant to Section 10.11.1. Failure to make any recordation, or any error in such recordation, shall not affect any Borrower's obligation in respect of such Loans. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person in whose name a Loan is registered (or the holder of any Note evidencing such Loan) as the owner thereof for all purposes of this Agreement, notwithstanding notice or any provision herein to the contrary. A Lender's Commitment and the Loans made pursuant thereto may be assigned or otherwise transferred in whole or in part only by registration of such assignment or transfer in the Register. Any assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be registered in the Register only upon delivery to the Administrative Agent of a Lender Assignment Agreement duly executed by the assignor thereof and the compliance by the parties thereto with the other requirements of Section 10.11.1. No assignment or transfer of a Lender's Commitment or the Loans made pursuant thereto shall be effective unless such assignment or transfer shall have been recorded in the Register by the Administrative Agent as provided in this Section; provided, however, that, notwithstanding anything to the contrary contained herein, any Lender may, without any such recordation in the Register, at any time assign all or any portion of its rights under this Agreement and its Notes, if any, to a Federal Reserve Bank but no such assignment shall release such Lender from its obligations under this Agreement.

         (ii) The Borrowers agree that, upon the request to the Administrative Agent by any Lender, the Borrowers will execute and deliver to such Lender, as applicable, a Note evidencing the Loans made by such Lender. The Borrowers hereby irrevocably authorize each Lender to make (or cause to be made) appropriate notations on the grid attached to such Lender's Notes (or on any continuation of such grid), which notations, if made, shall evidence, inter alia, the date of, the outstanding principal amount of, and the interest rate and Interest Period applicable to the Loans evidenced thereby. Such notations shall, to the extent not inconsistent with the notations made by the Administrative Agent in the Register, be conclusive and binding on the Borrowers absent manifest error; provided, however, that the failure of any Lender to make any such notations shall not limit or otherwise affect any Obligations of the Borrowers or any other Obligor.

         SECTION 2.8. Incremental Facility. (a) Subject to the terms of this Agreement and so long as no Default has occurred and is continuing, the Borrowers may request, by written notice to the Administrative Agent delivered not more than twice over the term of this Agreement, that a revolving credit and/or term loan facility (the "Incremental Facility") in a specified principal amount which (when aggregated with the outstanding principal amount of Loans and unused amount of commitments under all other Incremental Facilities provided pursuant to this Section) shall not exceed $100,000,000 pursuant to which revolving loans and/or term loans will be made to the Borrowers pursuant to this Agreement. Revolving loans under the Incremental Facility will be instituted as an increase to the then existing Revolving Loan Commitment Amount (and having a maturity date the same as the Stated Maturity Date), and loans made thereunder being "Revolving Loans" hereunder and otherwise treated pari passu (including as to repayments, prepayments, interest rate, commitment fees, mandatory commitment reductions, risk participations in Letters of Credit and collateral) pro rata with all other Revolving Loans. Term loans under the Incremental Facility will be instituted as an increase to the aggregate outstanding principal amount of the Tranche B Term Loans (and having a maturity date the same as the Stated Maturity Date), and loans made thereunder being "Tranche B Term Loans" hereunder and otherwise treated pari passu (as to repayments, prepayments, mandatory commitment reductions and collateral) pro rata with all other Tranche B Term Loans, provided that the Weighted Average Life to Maturity of such Incremental Facility term loans shall in no event be shorter than the Weighted Average Life to Maturity of the then outstanding Tranche B Term Loans.

         (b) Upon receipt of such request, the Administrative Agent will promptly notify, and deliver a copy of such request and related materials to, each Lender (by telephone or otherwise). Within 15 Business Days after receipt by the Lenders of such request, each Lender interested in participating in the requested Incremental Facility shall notify the Administrative Agent and the Borrowers of its election to participate and the maximum amount of its proposed Commitment with respect to such Incremental Facility (a "Commitment Notice"); provided, however, that each Lender may elect to participate or not participate in the Incremental Facility in its sole discretion, and unless a Lender shall so elect to participate, no such Lender shall be deemed to have committed to participate in any Incremental Facility as a result of being a signatory to this Agreement prior to the effectiveness of the Incremental Facility, nor shall any Lender have any obligation to participate in any Incremental Facility unless and until it commits to do so as provided in this Section. Following receipt of such Commitment Notices, the Borrowers (i) shall allocate the Incremental Facility, which allocations may be made, at the Borrowers' option, in whole or in part to one or more of the Lenders or other lenders (such Lenders or other lenders, the "Supplemental Lenders") selected by the Borrowers with, as to any Supplemental Lender which is not a Lender hereunder, the consent of the Administrative Agent and the Issuer (such consent not to be unreasonably withheld), (ii) shall advise each Lender of the amount of such Lender's commitment with respect to the Incremental Facility; provided, however, that the existing Lenders providing a Commitment Notice with respect to such Incremental Facility shall be entitled to participate in the Incremental Facility on the same terms and conditions applicable to the Supplemental Lenders with respect to such Incremental Facility (subject, however, to the allocations made by the Borrowers pursuant to clause (i) above).

         (c) Each Lender hereby authorizes the Arranging Agents, without the requirement to obtain any further consents of the Lenders or the Issuer (but subject to the provisions of clauses (a) through (e) of Section 10.1), to enter into any amendments or supplements (including an amendment and restatement of the Agreement) with the Borrowers to this and any other Loan Document to the extent necessary to implement the foregoing and include the Incremental Facility hereunder. By way of example, and not in limitation, the following items and sections hereof would be revised in order to implement the Incremental Facility:
(a) the definitions of the terms "Commitment", "Commitment Amount", "Commitment Termination Date", "Loans", "Note", "Percentage", "Revolving Loan Commitment Amount","Tranche B Term Loan Commitment Amount" and "Termination Date"; (b) Sections 2.1.1, 2.1.3, 2.1.4, 2.2, 2.6.1, 3.1.1, and 3.1.2; and (c) Supplemental
Lenders not otherwise Lenders hereunder shall become Lenders hereunder pursuant to a joinder agreement reasonably satisfactory to the Administrative Agent and the Borrowers. Prior to the making of any Loans under the Incremental Facility, the Borrowers will satisfy conditions and provide to the Arranging Agents (with counterparts for each Lender) similar documents as those executed and provided on the Effective Date including satisfaction of conditions similar to those contained in Sections 5.1.1, 5.1.2, 5.1.3, 5.1.5, 5.1.6, 5.1.7, 5.1.8, 5.1.9,
5.1.10, 5.1.11, 5.1.12, 5.1.13, 5.1.14, 5.1.15, 5.1.16, 5.1.17 and 5.2, and such others as reasonably requested by the Arranging Agents.

                                                    ARTICLE III

                                    REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

         SECTION 3.1. Repayments and Prepayments; Application. The Borrowers jointly and severally agree that the Loans shall be repaid and prepaid pursuant to the following terms.

         SECTION 3.1.1. Repayments and Prepayments. The Borrowers jointly and severally agree to repay in full the unpaid principal amount of each Loan upon the applicable Stated Maturity Date therefor. Prior thereto, payments and prepayments of Loans shall or may be made as set forth below.

                  (a) From time to time on any Business Day, any Borrower may make a voluntary prepayment, in whole or in part, of the outstanding principal amount of any Loans to be applied as such Borrower may direct; provided, however, that

                           (i) any such prepayment of the Tranche B Term Loans
                  shall be made pro rata among Tranche B Term Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Tranche B Term Loans and any such prepayment of Revolving Loans shall be made pro rata among the Revolving Loans of the same type and, if applicable, having the same Interest Period of all Lenders that have made such Revolving Loans;

                           (ii) all such voluntary prepayments (other than those
                  made on the date of the initial credit extension) shall require at least three but no more than five Business Days' prior written notice to the Administrative Agent; and

                           (iii) all such voluntary partial prepayments shall
                  be, in the case of LIBO Rate Loans, in an aggregate minimum amount of $5,000,000 and an integral multiple of $1,000,000 and, in the case of Base Rate Loans, in an aggregate minimum amount of $3,000,000 and an integral multiple of $1,000,000.

                  (b) On each date when the sum of (i) the aggregate outstanding principal amount of all Revolving Loans and (ii) the aggregate amount of all Letter of Credit Outstandings exceeds the then existing Revolving Loan Commitment Amount, the Borrowers jointly and severally agree to make a mandatory prepayment of Revolving Loans and/or deposit cash collateral with the Administrative Agent or its designee pursuant to an agreement satisfactory to the Administrative Agent to collateralize Letter of Credit Outstandings, in an aggregate amount equal to such excess.

                  (c) Within 365 days following the date of any Permitted Disposition, the Borrowers jointly and severally agree (subject to the following proviso) to make a mandatory prepayment of the Loans (and, if applicable, reduce the Revolving Loan Commitment Amount) in an amount equal to 100% of the Net Disposition Proceeds received in cash or Cash Equivalent Investments and 50% of such Net Disposition

         Proceeds received as Permitted Consideration (valued at the Fair Market Value of such Permitted Consideration as of the date on which the Permitted Disposition occurred) in the form of other than cash or Cash Equivalent Investments, to be applied as set forth in Section 3.1.2; provided, however, that if no Event of Default has occurred and is continuing, the Borrowers may at any time during such 365-day period apply such Net Disposition Proceeds to purchase one or more Cable Systems in lieu of the foregoing mandatory prepayment requirement (to the extent that such Net Disposition Proceeds were so applied).

                  (d) On the Stated Maturity Date and on each Quarterly Payment Date occurring during any period set forth below, the Borrowers jointly and severally agree to make a scheduled repayment of the aggregate outstanding principal amount, if any, of all Tranche B Term Loans in an amount equal to the percentage (of $250,000,000, as such amount may be increased pursuant to Section 2.8) set forth below opposite the Stated Maturity Date or such Quarterly Payment Date, as applicable:


                                                                            Amount of Required
                   Period                                                   Principal Repayment
            01/01/02 through (and
              including) 12/31/07                                           .25%

            The Stated Maturity Date                                         94%, or the then outstanding
                                                                            principal amount of all
                                                                            Tranche B Term Loans, if
                                                                            different.


                  (e) Immediately upon any acceleration of the Stated Maturity Date of any Loans pursuant to Section 8.2 or Section 8.3, the Borrowers shall, jointly and severally, repay all the Loans, unless, pursuant to
         Section 8.3, only a portion of all the Loans is so accelerated (in which case the portion so accelerated shall be so repaid).

Each prepayment of any Loans made pursuant to this Section shall be without premium or penalty, except as may be required by Section 4.4. No prepayment of principal of any Revolving Loans pursuant to clause (a) or (b) shall cause a reduction in the Revolving Loan Commitment Amount.

         SECTION 3.1.2. Application. Amounts prepaid pursuant to Section 3.1.1 shall be applied as set forth in this Section.

                  (a) Subject to clause (b), each prepayment or repayment of the principal of the Loans shall be applied, to the extent of such prepayment or repayment, first, to the principal amount thereof being maintained as Base Rate Loans, and second, subject to the terms of
         Section 4.4, to the principal amount thereof being maintained as LIBO Rate Loans. For the purposes of this Section only, any LIBO Rate Loans converted to or made as Base Rate Loans pursuant to Section 4.1 shall be treated as if they were LIBO Rate Loans.

                  (b) Each prepayment of Loans made pursuant to clause (c) of
         Section 3.1.1 shall be allocated on the date of any required prepayment between the Tranche B Term Loans and a reduction in the Revolving Loan Commitment Amount and payment of the Revolving Loans as the Borrowers may direct; provided that (i) each such prepayment of the Tranche B Term Loans shall be applied on the date of any required prepayment to the remaining Tranche B Term Loan amortization payments, pro rata in accordance with the amount of each such remaining Tranche B Term Loan amortization payment, and (ii) the amount of Net Disposition Proceeds applied to the Revolving Loans shall be applied on the date of any required prepayment to a pro rata reduction in the Revolving Loan Commitment Amount reductions otherwise scheduled to occur pursuant to clause (a) of Section 2.2.2, in addition, on the date of any required prepayment, to the repayment of any outstanding Revolving Loans in the requisite amount of Net Disposition Proceeds.

         SECTION 3.2. Interest Provisions. Interest on the outstanding principal amount of Loans shall accrue and be payable in accordance with this
Section 3.2.

         SECTION 3.2.1. Rates. Pursuant to an appropriately delivered Borrowing Request or Continuation/Conversion Notice, the applicable Borrower may elect that Loans comprising a Borrowing accrue interest at a rate per annum:

                  (a) on that portion maintained from time to time as a Base Rate Loan, equal to the sum of the Alternate Base Rate from time to time in effect plus the Applicable Margin; and

                  (b) on that portion maintained as a LIBO Rate Loan, during each Interest Period applicable thereto, equal to the sum of the LIBO Rate (Reserve Adjusted) for such Interest Period plus the Applicable Margin.

         All LIBO Rate Loans shall bear interest from and including the first day of the applicable Interest Period to (but not including) the last day of such Interest Period at the interest rate determined as applicable to such LIBO Rate Loan.

         SECTION 3.2.2. Post-Maturity Rates. After the date any principal amount of any Loan or Reimbursement Obligation is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise), or after any other monetary Obligation of the Borrowers shall have become due and payable, the Borrowers jointly and severally agree to pay, but only to the extent permitted by law, interest (after as well as before judgment) on such amounts at a rate per annum equal to the sum of the LIBO Rate (Reserve Adjusted) then in effect with respect to LIBO Rate Loans with an Interest Period of three months (including any Applicable Margin) plus 2%.

         SECTION 3.2.3. Payment Dates. Interest accrued on each Loan shall be payable, without duplication:

                  (a)  on the Stated Maturity Date;

                  (b) on the date of any payment or prepayment, in whole or in part, of principal outstanding on such Loan on the principal amount so paid or prepaid;

                  (c) with respect to Base Rate Loans, on each Quarterly Payment Date occurring after the Effective Date;

                  (d) with respect to LIBO Rate Loans, on the last day of each applicable Interest Period (and, if such Interest Period shall exceed three months, on the date occurring on each three-month interval occurring after the first day of such Interest Period); and

                  (e) on that portion of any Loans the Stated Maturity Date of which is accelerated pursuant to Section 8.2 or Section 8.3, immediately upon such acceleration.

Interest accrued on Loans or other monetary Obligations arising under this Agreement or any other Loan Document after the date such amount is due and payable (whether on the Stated Maturity Date, upon acceleration or otherwise) shall be payable upon demand.

         SECTION 3.3. Fees. The Borrowers jointly and severally agree to pay the fees set forth in this Section 3.3. All such fees shall be non-refundable.

         SECTION 3.3.1. Commitment Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent for the account of each Lender, for the period (including any portion thereof when any of its Commitments are suspended by reason of any Borrower's inability to satisfy any condition of Article V) commencing on the Effective Date and continuing through the Revolving Loan Commitment Termination Date, a commitment fee in an amount equal to the Applicable Commitment Fee Margin, in each case on such Lender's Revolving Loan Percentage of the sum of the average daily unused portion of the Revolving Loan Commitment Amount (net of Letter of Credit Outstandings). All commitment fees payable pursuant to this Section shall be calculated on a year comprised of 365 days and payable by the Borrowers in arrears on each Quarterly Payment Date, commencing with the first Quarterly Payment Date following the Effective Date, and on the Revolving Loan Commitment Termination Date.

         SECTION 3.3.2. Agent's Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent, for its own account, the fees in the amounts and on the dates set forth in the Administrative Agent's Fee Letter. The Borrowers jointly and severally agree to pay to the applicable party the fees in the amounts and on the dates set forth in the Arranging Agents' Fee Letter.

         SECTION 3.3.3. Letter of Credit Fee. The Borrowers jointly and severally agree to pay to the Administrative Agent, for the pro rata account of each Revolving Loan Lender, a Letter of Credit fee in an amount equal to the then effective Applicable Margin for LIBO Rate Loans in respect of Revolving Loans, multiplied by the Stated Amount of each such Letter of Credit, such fees being payable quarterly in arrears on each Quarterly Payment Date following the date of issuance of each Letter of Credit and on the Revolving Loan Commitment Termination Date. The Borrowers jointly and severally further agree to pay to the Issuer for its own account quarterly in arrears on each Quarterly Payment Date following the date of issuance of a Letter of Credit and on the Revolving Loan Commitment Termination Date a fronting fee as specified in the Arranging Agents' Fee Letter.


                                                    ARTICLE IV

                                      CERTAIN LIBO RATE AND OTHER PROVISIONS

         SECTION 4.1. LIBO Rate Lending Unlawful. If any Lender shall determine (which determination shall, upon notice thereof to the Borrowers and the Administrative Agent, be conclusive and binding on each Borrower) that the introduction of or any change in or in the interpretation of any law makes it unlawful, or any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert any Loan into, a LIBO Rate Loan, the obligations of such Lender to make, continue or convert any such LIBO Rate Loan shall, upon such determination, forthwith be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and all outstanding LIBO Rate Loans payable to such Lender shall automatically convert into Base Rate Loans at the end of the then current Interest Periods with respect thereto or sooner, if required by such law or assertion.

         SECTION 4.2. Deposits Unavailable. If the Administrative Agent shall have determined that

                  (a) Dollar deposits in the relevant amount and for the relevant Interest Period are not available to it in its relevant market; or

                  (b) by reason of circumstances affecting it's relevant market, adequate means do not exist for ascertaining the interest rate applicable hereunder to LIBO Rate Loans;

then, upon notice from the Administrative Agent to the Borrowers and the Lenders, the obligations of all Lenders under Section 2.3 and Section 2.4 to make or continue any Loans as, or to convert any Loans into, LIBO Rate Loans shall forthwith be suspended until the Administrative Agent shall notify the Borrowers and the Lenders that the circumstances causing such suspension no longer exist.

         SECTION 4.3. Increased LIBO Rate Loan Costs, etc. Each Borrower jointly and severally agrees to reimburse each Lender and Issuer for any increase in the cost to such Lender or Issuer of, or any reduction in the amount of any sum receivable by such Lender or Issuer in respect of, such Lender's or Issuer's Commitments and the making of Credit Extensions hereunder (including the making, continuing or maintaining (or of its obligation to make, continue or maintain) any Loans as, or of converting (or of its obligation to convert) any Loans into, LIBO Rate Loans) that arise in connection with any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in after the date hereof of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority, except for such changes with respect to increased capital costs and Taxes which are governed by Sections 4.5 and 4.6, respectively. Each affected Lender or Issuer shall promptly notify the Administrative Agent and the Borrowers in writing of the occurrence of any such event, such notice to state the reasons therefor and the additional amount required fully to compensate such Lender or Issuer for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrowers directly to such Lender or Issuer within five days of its receipt of such notice, and such notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

         SECTION 4.4. Funding Losses. In the event any Lender shall incur any loss or expense (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to make or continue any portion of the principal amount of any Loan as, or to convert any portion of the principal amount of any Loan into, a LIBO Rate Loan) as a result of

                  (a) any conversion or repayment or prepayment of the principal amount of any LIBO Rate Loan on a date other than the scheduled last day of the Interest Period applicable thereto, whether pursuant to
         Article III or otherwise;

                  (b) any Loans not being made as LIBO Rate Loans in accordance with the Borrowing Request therefor; or

                  (c) any Loans not being continued as, or converted into, LIBO Rate Loans in accordance with the Continuation/Conversion Notice therefor;

then, upon the written notice of such Lender to the Borrowers (with a copy to the Administrative Agent), the Borrowers jointly and severally agree to, within five days of their receipt thereof, pay directly to such Lender in each case at the applicable rate of interest for such Loans provided for in this Agreement over the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the London interbank market. Such written notice shall, in the absence of manifest error, be conclusive and binding on the Borrowers.

         SECTION 4.5. Increased Capital Costs. If any change in, or the introduction, adoption, effectiveness, interpretation, reinterpretation or phase-in of, any law or regulation, directive, guideline, decision or request (whether or not having the force of law) of any Governmental Authority affects or would affect the amount of capital required or expected to be maintained by any Lender or Issuer or any Person controlling such Lender or Issuer, and such Lender or Issuer determines (in good faith but in its sole and absolute discretion) that the rate of return on its or such controlling Person's capital as a consequence of the Commitments or the Credit Extensions made, or the Letters of Credit participated in, by such Lender or Issuer is reduced to a level below that which such Lender or Issuer or such controlling Person could have achieved but for the occurrence of any such circumstance, then, in any such case upon notice from time to time by such Lender or Issuer to the Borrowers, the Borrowers jointly and severally agree to, within five days following receipt of such notice, pay directly to such Lender or Issuer additional amounts sufficient to compensate such Lender or Issuer or such controlling Person for such reduction in rate of return. A statement of such Lender or Issuer as to any such additional amount or amounts shall, in the absence of manifest error, be conclusive and binding on the Borrowers. In determining such amount, such Lender or Issuer may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable.

         SECTION 4.6. Taxes. Each Borrower covenants and agrees as follows with respect to Taxes.

                  (a) Any and all payments by any Borrower under this Agreement and each other Loan Document shall be made without setoff, counterclaim or other defense, and free and clear of, and without deduction or withholding for or on account of, any Taxes. In the event that any Taxes are required by law to be deducted or withheld from any payment required to be made by a Borrower to or on behalf of any Credit Party under any Loan Document, then (i) subject to clause (f), if such Taxes are Non-Excluded Taxes, the amount of such payment shall be increased as may be necessary such that such payment is made, after withholding or deduction for or on account of such Taxes, in an amount that is not less than the amount provided for herein or in such other Loan Document; and (ii) such Borrower shall withhold the full amount of such Taxes from such payment (as increased pursuant to clause (a) (i)) and shall pay such amount to the Governmental Authority imposing such Taxes in accordance with applicable law.

                  (b) In addition, the Borrowers jointly and severally agree to pay any and all Other Taxes imposed to the relevant Governmental Authority imposing such Other Taxes in accordance with applicable law.

                  (c) As promptly as practicable after the payment of any Taxes or Other Taxes, and in any event within 45 days of any such payment being due, the Borrowers shall furnish to the Administrative Agent a copy of an official receipt (or a certified copy thereof) evidencing the payment of such Taxes or Other Taxes. The Administrative Agent shall make copies thereof available to any Lender upon request therefor.

                  (d) Subject to clause (f), the Borrowers jointly and severally agree to indemnify each Credit Party for any Non-Excluded Taxes and Other Taxes levied, imposed or assessed on (and whether or not paid directly by) such Credit Party (whether or not such Non-Excluded Taxes or Other Taxes are correctly or legally asserted by the relevant Governmental Authority). Promptly upon having knowledge that any such Non-Excluded Taxes or Other Taxes have been levied, imposed or assessed, and promptly upon notice thereof by any Credit Party, the Borrowers jointly and severally agree to pay such Non-Excluded Taxes or Other Taxes directly to the relevant Governmental Authority (provided, however, that no Credit Party shall be under any obligation to provide any such notice to such Borrower). In addition, the Borrowers jointly and severally agree to indemnify each Credit Party for any incremental Taxes that may become payable by such

         Credit Party as a result of any failure of any Borrower to pay any Taxes when due to the appropriate Governmental Authority or to deliver to the Administrative Agent, pursuant to clause (c), documentation evidencing the payment of Taxes or Other Taxes. With respect to indemnification for Non-Excluded Taxes and Other Taxes actually paid by any Credit Party or the indemnification provided in the immediately preceding sentence, such indemnification shall be made within 30 days after the date such Credit Party makes written demand therefor. Each Borrower acknowledges that any payment made to any Credit Party or to any Governmental Authority in respect of the indemnification obligations of the Borrowers provided in this clause shall constitute a payment in respect of which the provisions of clause (a) and this clause shall apply.

                  (e) Each Non-U.S. Lender, on or prior to the date on which such non-U.S. Lender becomes a Lender hereunder (and from time to time thereafter upon the request of any Borrower or the Administrative Agent, but only for so long as such non-U.S. Lender is legally entitled to do so), shall deliver to the Borrowers and the Administrative Agent either

                           (i) (x) two duly completed copies of either (A)
                  Internal Revenue Service Form 1001 or (B) Internal Revenue Service Form 4224, or in either case an applicable successor form, and (y) a duly completed copy of Internal Revenue Service Form W-8 or W-9 or applicable successor form; or

                           (ii) in the case of a Non-U.S. Lender that is not
                  legally entitled to deliver either form listed in clause
                  (e)(i)(x), (x) a certificate of a duly authorized officer of such Non-U.S. Lender to the effect that such Non-U.S. Lender is not (A) a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (B) a "10 percent shareholder" of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or (C) a controlled foreign corporation receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code (such certificate, an "Exemption Certificate") and
                  (y) two duly completed copies of Internal Revenue Service Form W-8 or applicable successor form.

                  (f) No Borrower shall be obligated to gross up any payments to any Lender pursuant to clause (a)(i), or to indemnify any Lender pursuant to clause (d), in respect of United States federal withholding taxes to the extent imposed as a result of (i) the failure of such Lender to deliver to such Borrower the form or forms and/or an Exemption Certificate, as applicable to such Lender, pursuant to clause
         (e), (ii) such form or forms and/or Exemption Certificate not establishing a complete exemption from U.S. federal withholding tax or the information or certifications made therein by the Lender being untrue or inaccurate on the date delivered in any material respect, or
         (iii) the Lender designating a successor lending office at which it maintains its Loans which has the effect of causing such Lender to become obligated for tax payments in excess of those in effect immediately prior to such designation; provided, however, that the Borrowers shall be obligated to gross up any payments to any such Lender pursuant to clause (a)(i), and to indemnify any such Lender pursuant to clause (d), in respect of United States federal withholding taxes if (i) any such failure to deliver a form or forms or an Exemption Certificate or the failure of such form or forms or Exemption Certificate to establish a complete exemption from U.S. federal withholding tax or inaccuracy or untruth contained therein resulted from a change in any applicable statute, treaty, regulation or other applicable law or any interpretation of any of the foregoing occurring after the date hereof, which change rendered such Lender no longer legally entitled to deliver such form or forms or Exemption Certificate or otherwise ineligible for a complete exemption from U.S. federal withholding tax, or rendered the information or certifications made in such form or forms or Exemption Certificate untrue or inaccurate in a material respect, (ii) the redesignation of the Lender's lending office was made at the request of a Borrower or (iii) the obligation to gross up payments to any such Lender pursuant to clause (a)(i) or to indemnify any such Lender pursuant to clause (d) is with respect to an Assignee Lender that becomes an Assignee Lender as a result of an assignment made at the request of a Borrower.

         SECTION 4.7. Payments, Computations, etc. Unless otherwise expressly provided in a Loan Document, all payments by the Borrowers pursuant to this Agreement or any other Loan Document shall be made by the applicable Borrower to the Administrative Agent for the pro rata account of the Credit Parties entitled to receive such payment. All such payments required to be made to the Administrative Agent shall be made, without setoff, deduction or counterclaim, not later than 2:00 p.m., New York time, on the date due, in same day or immediately available funds, to such account as the Administrative Agent shall specify from time to time by notice to the Borrowers. Funds received after that time shall be deemed to have been received by the Administrative Agent on the next succeeding Business Day. The Administrative Agent shall promptly remit in same day funds to each Credit Party its share, if any, of such payments received by the Administrative Agent for the account of such Credit Party. All interest and fees based upon the LIBO Rate (Reserve Adjusted) shall be computed on the basis of the actual number of days (including the first day but excluding the last day) occurring during the period for which such interest or fee is payable over a year comprised of 360 days and all other interest and fees shall be computed in the same manner, however such calculations will be based upon a year comprised of 365 days or, if appropriate, 366 days. Whenever any payment to be made shall otherwise be due on a day which is not a Business Day, such payment shall (except as otherwise required by clause (c) of the definition of the term "Interest Period") be made on the next succeeding Business Day and such extension of time shall be included in computing interest and fees, if any, in connection with such payment.

         SECTION 4.8. Sharing of Payments. If any Credit Party shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Credit Extension or Reimbursement Obligation (other than pursuant to the terms of Section 4.3, 4.4, 4.5 or 4.6) in excess of its pro rata share of payments obtained by all Credit Parties entitled to receive a portion of such payments, such Credit Party shall purchase from the other Credit Parties entitled to such payments such participations in Credit Extensions made by them as shall be necessary to cause such purchasing Credit Party to share the excess payment or other recovery ratably (to the extent such other Credit Parties were entitled to receive a portion of such payment or recovery) with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Credit Party, the purchase shall be rescinded and each Credit Party which has sold a participation to the purchasing Credit Party shall repay to the purchasing Credit Party the purchase price to the ratable extent of such recovery together with an amount equal to such selling Credit Party's ratable share (according to the proportion of

                  (a) the amount of such selling Credit Party's required repayment to the purchasing Credit Party to

                  (b) total amount so recovered from the purchasing Credit
Party)

of any interest or other amount paid or payable by the purchasing Credit Party in respect of the total amount so recovered. The Borrowers agree that any Credit Party so purchasing a participation from another Credit Party pursuant to this Section may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 4.9) with respect to such participation as fully as if such Credit Party were the direct creditor of the Borrowers in the amount of such participation. If under any applicable bankruptcy, insolvency or other similar law, any Credit Party receives a secured claim in lieu of a setoff to which this Section applies, such Credit Party shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Credit Parties entitled under this Section to share in the benefits of any recovery on such secured claim.

         SECTION 4.9. Setoff. Each Credit Party shall, upon the occurrence and during the continuance of any Default described in clauses (a) through (d) of
Section 8.1.9 or, with the consent of the Required Lenders, upon the occurrence and during the continuance of any other Event of Default, have the right to appropriate and apply to the payment of the Obligations owing to it (whether or not then due), and (as security for such Obligations) each Borrower hereby grants to each Credit Party a continuing security interest in, any and all balances, credits, deposits, accounts or moneys of each Borrower then or thereafter maintained with such Credit Party; provided, however, that any such appropriation and application shall be subject to the provisions of Section 4.8. Each Credit Party agrees promptly to notify the applicable Borrower and the Administrative Agent after any such setoff and application made by such Credit Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of each Credit Party under this Section are in addition to other rights and remedies (including other rights of setoff under applicable law or otherwise) which such Credit Party may have.

         SECTION 4.10. Guaranty Provisions. Each Borrower acknowledges and agrees that, whether or not specifically indicated as such in a Loan Document, all Obligations shall be joint and several Obligations of each individual Borrower, and in furtherance of such joint and several Obligations, each Borrower hereby irrevocably guarantees the payment of all Obligations of each other Borrower as set forth below.

         SECTION 4.10.1. Guaranty. Each Borrower hereby jointly and severally, absolutely, unconditionally and irrevocably guarantees the full and punctual payment when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of all Obligations; provided, however, that each Borrower shall only be liable under this Agreement for the maximum amount of such liability that can be hereby incurred without rendering this Agreement, as it relates to such Borrower, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. This guaranty constitutes a guaranty of payment when due and not of collection, and each Borrower specifically agrees that it shall not be necessary or required that any Secured Party exercise any right, assert any claim or demand or enforce any remedy whatsoever against any Obligor or any other Person before or as a condition to the obligations of such Borrower hereunder.

         SECTION 4.10.2. Guaranty Absolute, etc. The guaranty agreed to above shall in all respects be a continuing, absolute, unconditional and irrevocable guaranty of payment, and shall remain in full force and effect until the Termination Date. Each Borrower jointly and severally guarantees that the Obligations will be paid strictly in accordance with the terms of each Loan Document under which such Obligations arise, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The liability of each Borrower under this Agreement shall be joint and several, absolute, unconditional and irrevocable irrespective of:

                  (a) any lack of validity, legality or enforceability of any Loan Document;

                  (b) the failure of any Secured Party (i) to assert any claim or demand or to enforce any right or remedy against any Obligor or any other Person (including any other guarantor) under the provisions of any Loan Document or otherwise, or (ii) to exercise any right or remedy against any other guarantor (including any Obligor) of, or collateral securing, any Obligations;

                  (c) any change in the time, manner or place of payment of, or in any other term of, all or any part of the Obligations, or any other extension, compromise or renewal of any Obligation;

                  (d) any reduction, limitation, impairment or termination of any Obligations for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to (and each Borrower hereby waives any right to or claim of) any defense or setoff, counterclaim, recoupment or termination whatsoever by reason of the invalidity, illegality, irregularity, compromise, unenforceability of, or any other event or occurrence affecting, any Obligations or otherwise;

                  (e) any amendment to, rescission, waiver, or other modification of, or any consent to or departure from, any of the terms of any Loan Document;

                  (f) any addition, exchange, release, surrender or non-perfection of any collateral, or any amendment to or waiver or release or addition of, or consent to or departure from, any other guaranty held by any Secured Party securing any of the Obligations; or

                  (g) any other circumstance which might otherwise constitute a defense available to, or a legal or equitable discharge of, any Obligor, any surety or any guarantor.

         SECTION 4.10.3. Reinstatement, etc. Each Borrower agrees that its guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Obligations is rescinded or must otherwise be restored by any Secured Party, upon the insolvency, bankruptcy or reorganization of any other Borrower, any other Obligor or otherwise, all as though such payment had not been made.

         SECTION 4.10.4. Waiver, etc. Each Borrower hereby waives promptness, diligence, notice of acceptance and any other notice with respect to any of the Obligations and this Agreement and any requirement that any Secured Party protect, secure, perfect or insure any Lien, or any property subject thereto, or exhaust any right or take any action against any other Obligor or any other Person (including any other guarantor) or entity or any collateral securing the Obligations, as the case may be.

         SECTION 4.10.5. Postponement of Subrogation, etc. Each Borrower agrees that it will not exercise any rights which it may acquire by way of rights of subrogation under any Loan Document to which it is a party, nor shall any Borrower seek or be entitled to seek any contribution or reimbursement from any Obligor, in respect of any payment made hereunder, under any other Loan Document or otherwise, until following the Termination Date. Any amount paid to any Borrower on account of any such subrogation rights prior to the Termination Date shall be held in trust for the benefit of the Secured Parties and shall immediately be paid and turned over to the Administrative Agent for the benefit of the Secured Parties in the exact form received by such Borrower (duly endorsed in favor of the Administrative Agent, if required), to be credited and applied against the Obligations, whether matured or unmatured, in accordance with Section 4.7; provided, however, that if

                  (a) any Borrower has made payment to the Secured Parties of all or any part of the Obligations; and

                  (b)  the Termination Date has occurred;

then at such Borrower's request, the Administrative Agent, (on behalf of the Secured Parties) will, at the expense of such Borrower, execute and deliver to such Borrower appropriate documents (without recourse and without representation or warranty) necessary to evidence the transfer by subrogation to such Borrower of an interest in the Obligations resulting from such payment. In furtherance of the foregoing, at all times prior to the Termination Date each Borrower shall refrain from taking any action or commencing any proceeding against the any Obligor (or its successors or assigns, whether in connection with a bankruptcy proceeding or otherwise) to recover any amounts in the respect of payments made under any Loan Document to any Secured Party.


                                                     ARTICLE V

                                          CONDITIONS TO CREDIT EXTENSIONS

         SECTION 5.1. Initial Credit Extension. The obligations of the Lenders and, if applicable, the Issuer to fund the initial Credit Extension shall be subject to the prior or concurrent satisfaction of each of the conditions precedent set forth in this Section 5.1.

         SECTION 5.1.1. Resolutions, etc. The Administrative Agent shall have received from each Borrower, each Parent, each Minority Owner party to the Obligor Pledge Agreement and each Manager, as applicable, (i) a copy of a good standing certificate, dated a date reasonably close to the Effective Date, for each such Person and (ii) a certificate, dated the Effective Date and with counterparts for each Lender, duly executed and delivered by such Person's Secretary or Assistant Secretary, managing member or general partner, as applicable, as to

                  (a) resolutions of each such Person's Board of Directors (or other managing body, in the case of other than a corporation) then in full force and effect authorizing, to the extent relevant, delivery and performance of this Agreement, each other Loan Document to be executed by such Person and the transactions contemplated hereby and thereby;

                  (b) the incumbency and signatures of those of its Authorized Officers, as applicable, authorized to act with respect to this Agreement and each other Loan Document to be executed by such Person; and

                  (c) the full force and validity of each Organic Document of such Person and copies thereof;

upon which certificates each Secured Party may conclusively rely until it shall have received a further certificate of the Secretary, Assistant Secretary, managing member or general partner, as applicable, of any such Person canceling or amending the prior certificate of such Person.

         SECTION 5.1.2. Delivery of Notes. The Administrative Agent shall have received, for the account of each Lender that has requested a Note, such Lender's Notes duly executed and delivered by an Authorized Officer of each Borrower.

         SECTION 5.1.3. Payment of Outstanding Indebtedness, etc. All Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule, together with all interest, all prepayment premiums and other amounts due and payable with respect thereto, shall have been paid in full from the proceeds of the initial Credit Extension and the commitments in respect of such Indebtedness shall have been terminated, and all Liens securing payment of any such Indebtedness have been released and the Administrative Agent shall have received all Uniform Commercial Code Form

U.C.C.-3 termination statements or other instruments as may be suitable or appropriate in connection therewith.

         SECTION 5.1.4. Due Diligence. Each of the Arranging Agents shall have completed and be satisfied in all respects with its review of (a) the unaudited financial statements of the Borrowers for the Fiscal Quarter ended September 30, 1998 and (b) the properties of the Borrowers and their Restricted Subsidiaries.

         SECTION 5.1.5. Obligor Pledge Agreement. The Administrative Agent shall have received, with counterparts for each Lender, the Obligor Pledge Agreement, dated as of the date hereof, duly executed and delivered by an Authorized Officer of each Parent, each Minority Owner (other than the TMIP Limited Partners), each Borrower that has Restricted Subsidiaries and each Restricted Subsidiary that has Restricted Subsidiaries, as applicable, together with confirmation and evidence satisfactory to the Administrative Agent that the security interest in the Capital Securities of each Borrower and each Restricted Subsidiary has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the U.C.C. and all laws otherwise applicable to the perfection of the pledge of such shares. The Administrative Agent and its counsel shall be satisfied that (i) the Lien granted to the Administrative Agent, for the benefit of the Secured Parties in the collateral described above is a first priority security interest; and
(ii) no Lien exists on any of the collateral described above other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document.

         SECTION 5.1.6. Guarantee. The Administrative Agent shall have received, with counterparts for each Lender, the Subsidiary Guaranty dated as of the date hereof, duly executed and delivered by an Authorized Officer of each Subsidiary Guarantor, as applicable, in form and substance satisfactory to the Administrative Agent.

         SECTION 5.1.7. Solvency, etc. The Administrative Agent shall have received, with counterparts for each Lender, a certificate duly executed and delivered by the chief financial or accounting Authorized Officer of each Borrower, dated as of the Effective Date, in the form of Exhibit J attached hereto.

         SECTION 5.1.8. Subordination Agreements. The Administrative Agent shall have received, with counterparts for each Lender, (a) the Manager Subordination Agreement duly executed and delivered by an Authorized Officer of each Manager and each Borrower, and (b) the Intercompany Subordination Agreement, duly executed and delivered by an Authorized Officer of each Borrower and each other Affiliate of the Borrowers which may from time to time be the payee of any Affiliate Indebtedness.

         SECTION 5.1.9. Insurance. The Administrative Agent shall have received, with copies for each Lender, certificates from one or more insurance companies satisfactory to the Administrative Agent, evidencing coverage required to be maintained pursuant hereto and each Loan Document.

         SECTION 5.1.10. Closing Fees, Expenses, etc. The Administrative Agent shall have received for its own account, or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Sections 3.3 and 10.3, if then invoiced.

         SECTION 5.1.11. Approvals. The Administrative Agent shall have received evidence satisfactory to it that each Obligor possesses all governmental authorizations, consents and approvals (if any) necessary for the execution, delivery and performance of this Agreement and each other Loan Document to be executed by such Obligor.

         SECTION 5.1.12. Management Agreements. The Administrative Agent shall have received, with copies for each Lender, each Management Agreement in effect on the Effective Date, in each case, together with all amendments, waivers and other modifications made thereto and a part thereof, certified in the Closing Date Certificate as being true and correct and in full force and effect and such Management Agreements shall be in form and substance (including terms regarding the subordination to the Obligations of all Management Fees payable thereunder) satisfactory to the Lenders.

         SECTION 5.1.13. Opinions of Counsel. The Administrative Agent shall have received opinions, dated the Effective Date and addressed to the Arranging Agents and all Lenders, from

                  (a) Colin Higgin, Deputy General Counsel to the Borrowers and each other Obligor, in form and substance satisfactory to the Arranging Agents;

                    (b) Fleischman & Walsh, FCC counsel to the Borrowers, in form and substance satisfactory to the Arranging Agents; and

                  (c) Buchanan Ingersoll, a Professional Corporation, special Pennsylvania and New York counsel to the Borrowers and each other Obligor, in form and substance satisfactory to the Arranging Agents.

         SECTION 5.1.14. Franchise Agreements and FCC Licenses. The Borrowers shall certify that they and their Restricted Subsidiaries possess all FCC Licenses, material permits and other rights, including, all Franchises that are necessary to own and operate their respective properties and Cable Systems and to carry on their respective businesses as conducted on the Effective Date, and that all such instruments are in the name of such Person.

         SECTION 5.1.15. Financial Information, etc. The Administrative Agent shall have received, with counterparts for each Lender, a pro forma combined balance sheet of the Borrowers and their Restricted Subsidiaries, as of the Effective Date (the "Pro-Forma Balance Sheet"), certified by the chief financial or accounting Authorized Officer of each Borrower, giving effect to all the transactions contemplated by this Agreement and reflecting the proposed capital structure of each Borrower, which shall be satisfactory to the Arranging Agents.

         SECTION 5.1.16. Compliance Certificate. The Administrative Agent shall have received, with counterparts for each Lender, an initial Compliance Certificate on a pro forma basis as if the initial Credit Extension had been made as of December 31, 1998 and as to such items therein as the Administrative Agent reasonably requests, dated the Effective Date, duly executed (and with all schedules thereto duly completed) and delivered by the chief executive, financial or accounting Authorized Officer of each Borrower.

         SECTION 5.1.17. Closing Date Certificate. The Administrative Agent shall have received, with counterparts for each Lender, a Closing Date Certificate, dated the Effective Date and duly executed and delivered by an Authorized Officer of each Borrower, in which certificate each such Borrower shall agree and acknowledge that the statements made therein shall be deemed to be true and correct representations and warranties of such Borrower as of such date, and, at the time each such certificate is delivered, such statements shall in fact be true and correct. All documents and agreements required to be appended to the Closing Date Certificate shall be in form and substance satisfactory to the Arranging Agents.

         SECTION 5.2. All Credit Extensions. The obligation of each Lender and the Issuer to make any Credit Extension (including the initial Credit Extension) shall be subject to the satisfaction of each of the conditions precedent set forth below.

         SECTION 5.2.1. Compliance with Warranties, No Default, etc. Both before and after giving effect to any Credit Extension (but, if any Default of the nature referred to in Section 8.1.5 shall have occurred with respect to any other Indebtedness, without giving effect to the application, directly or indirectly, of the proceeds thereof) the following statements shall be true and correct:

                  (a) the representations and warranties set forth in Article VI and in each other Loan Document shall, in each case, be true and correct with the same effect as if then made (unless stated to relate solely to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date); and

                  (b) no Default shall have then occurred and be continuing.

         SECTION 5.2.2. Credit Extension Request, etc. The Administrative Agent shall have received a Borrowing Request if Loans are being requested, or an Issuance Request if a Letter of Credit is being requested or extended. Each of the delivery of a Borrowing Request or Issuance Request and the acceptance by the applicable Borrower making such request of the proceeds of such Credit Extension shall constitute a representation and warranty by such Borrower that on the date of such Credit Extension (both immediately before and after giving effect to such Credit Extension and the application of the proceeds thereof) the statements made in Section 5.2.1 are true and correct in all material respects.

         SECTION 5.2.3. Satisfactory Legal Form. All documents executed or submitted pursuant hereto by or on behalf of any Borrower or any other Obligor shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel, and the

Administrative Agent and its counsel shall have received all information, approvals, opinions, documents or instruments as the Administrative Agent or its counsel may reasonably request.


                                                    ARTICLE VI

                                          REPRESENTATIONS AND WARRANTIES

         In order to induce each Arranging Agent, the Issuer and each Lender to enter into this Agreement and to make Credit Extensions hereunder, each Borrower represents and warrants to each Arranging Agent, the Issuer and each Lender as set forth in this Article.

         SECTION 6.1. Organization, etc. (a) Each Borrower, each of its Restricted Subsidiaries and each other Obligor is validly organized and existing and in good standing under the laws of the state or jurisdiction of its incorporation or organization, is duly qualified to do business and is in good standing as a foreign entity in each jurisdiction where the nature of its business requires such qualification, and has full power and authority and holds all requisite governmental licenses, permits and other approvals to enter into and perform its Obligations under this Agreement and each other Loan Document to which it is a party and to own and hold under lease its property and to conduct its business substantially as currently conducted by it.

         (b) Set forth on Schedule III hereto is the ownership structure of each of the Borrowers and their Restricted Subsidiaries as of the Effective Date.

         SECTION 6.2. Due Authorization, Non-Contravention, etc. The execution, delivery and performance by each Borrower of this Agreement and each other Loan Document executed or to be executed by it and the execution, delivery and performance by each other Obligor of each Loan Document executed or to be executed by it, have been duly authorized by all necessary action, and do not

                  (a)  contravene any such Person's Organic Documents;

                  (b) contravene any contractual restriction, any law or governmental regulation, or any court decree or order binding on or affecting any such Person; or

                  (c) result in, or require the creation or imposition of, any Lien on any of such Person's properties other than those contemplated by the Loan Documents.

         SECTION 6.3. Government Approval, Regulation, etc. No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or other Person (other than those that have been, or on the Effective Date will be, duly obtained or made and which are, or on the Effective Date will be, in full force and effect) is required for the due execution, delivery or performance by any Borrower or any other Obligor of this Agreement or any other Loan Document to which it is a party, in each case by the parties thereto. None of the Borrowers nor any of their respective Subsidiaries is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

         SECTION 6.4. Validity, etc. This Agreement constitutes and each other Loan Document executed by the Borrowers will, on the due execution and delivery thereof, constitute, the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their respective terms; and each other Loan Document executed by each other Obligor will, on the due execution and delivery thereof by such Obligor, constitute the legal, valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms. The Franchise Agreements constitute the legal, valid and binding obligations of the parties thereto, enforceable in accordance with their respective terms.

         SECTION 6.5. Financial Information. The financial statements of the Borrowers and their Restricted Subsidiaries furnished to the Administrative Agent and each Lender pursuant to Section 5.1.15 have been prepared in accordance with GAAP consistently applied, and present fairly the combined financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended. All balance sheets, all statements of operations, shareholders' equity and cash flow and all other financial information of the Borrowers and their Restricted Subsidiaries furnished pursuant to Section 7.1.1 have been and will for periods following the Effective Date be prepared in accordance with GAAP consistently applied, and do or will present fairly the combined financial condition of the Persons covered thereby as at the dates thereof and the results of their operations for the periods then ended.

         SECTION 6.6. No Material Adverse Change. There has been no material adverse change in the financial condition, results of operations, assets, business, properties or prospects of any Borrower and its Subsidiaries, taken as a whole, since December 31, 1998.

         SECTION 6.7. Litigation, Labor Controversies, etc. There is no pending or, to the knowledge of the Borrowers, any of their Subsidiaries or any Parent, threatened litigation, action, proceeding, or labor controversy

                  (a) except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Borrowers, or any other Obligated Party or ACC, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in
         Item 6.7 which could reasonably be expected to have a Material Adverse Effect; or

                   (b) which purports to affect the legality, validity or enforceability of this Agreement, any other Loan Document, any Management Agreement, the Organic Documents of any Obligor or any Franchise Agreement to which any Borrower or any other Obligated Party is a party.


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



         SECTION 6.8. Subsidiaries. The Borrowers have no Subsidiaries, except those Subsidiaries

                  (a) which are identified in Item 6.8 of the Disclosure Schedule; or

                  (b) which are permitted to have been organized or acquired in accordance with Sections 7.2.5, 7.2.7, 7.2.8 or 7.2.16.

         SECTION 6.9. Ownership of Properties. The Borrowers and each of their Restricted Subsidiaries own (i) in the case of owned real property, good and marketable fee title to, and (ii) in the case of owned personal property, good and valid title to, or, in the case of leased real or personal property, valid and enforceable leasehold interests (as the case may be) in, all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever, free and clear in each case of all Liens or claims, except for Liens permitted pursuant to Section 7.2.3. All Indebtedness which was secured by the filings identified in Item 6.9 of the Disclosure Schedule has been repaid in full and the Borrowers have terminated all commitments and agreements relating to such Indebtedness.

         SECTION 6.10. Taxes. The Borrowers and each of their Subsidiaries have filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be due and owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books.

         SECTION 6.11. Pension and Welfare Plans. During the twelve-consecutive-month period prior to the date of the execution and delivery of this Agreement and prior to the date of any Credit Extension hereunder, no steps have been taken to terminate any Pension Plan, and no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which might reasonably be expected to result in the incurrence by any Borrower or any member of the Controlled Group of any material liability, fine or penalty. Except as disclosed in Item 6.11 of the Disclosure Schedule, none of the Borrowers nor any member of the Controlled Group has any contingent liability with respect to any post-retirement benefit under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

         SECTION 6.12. Environmental Warranties. Each Borrower and its Subsidiaries are in material compliance with all Environmental Laws applicable to the operation of their respective businesses in all jurisdictions in which they are presently doing business, such that they will not incur or be subject to any liability or penalty thereunder which is reasonably likely to result in a Material Adverse Effect. None of the Borrowers nor any of their respective Subsidiaries manages any Hazardous Materials in material violation of any Environmental Law, and there are no known conditions or previously owned or leased properties or operations of any Borrower or any of its Subsidiaries or tenants of any Borrower or such Subsidiaries which may give rise to any liabilities and costs under any Environmental Law which are reasonably likely to result in a Material Adverse Effect.

         SECTION 6.13. Regulations U and X. None of the Borrowers nor any of their respective Subsidiaries are engaged in the business of extending credit for the purpose of purchasing or carrying margin stock, and no proceeds of any Credit Extensions will be used to purchase or carry margin stock or otherwise for a purpose which violates, or would be inconsistent with, F.R.S. Board Regulation U or Regulation X. Terms for which meanings are provided in F.R.S. Board Regulation U or Regulation X or any regulations substituted therefor, as from time to time in effect, are used in this Section with such meanings.

         SECTION 6.14. The Franchises. Each Franchise of the Borrowers and each of their Restricted Subsidiaries is in full force and effect pursuant to each agreement set forth in Item 6.14 of the Disclosure Schedule, was lawfully issued pursuant to the rules and regulations of each jurisdiction set forth in Item
6.14 of the Disclosure Schedule and authorizes such Borrower and each such Restricted Subsidiary to operate such Franchise until the dates set forth in
Item 6.14 of the Disclosure Schedule, and no other or further approval, filing or other action of any Governmental Authority is or will be necessary or advisable in order to permit such Borrower's or any of its Restricted Subsidiaries' operation of its Cable Systems in accordance with the terms thereof. Item 6.14 of the Disclosure Schedule correctly identifies each franchisee. Each Borrower and its Restricted Subsidiaries are in compliance with all material terms and conditions of each of their respective Franchises and FCC Licenses and no event has occurred or exists which permits or, after the giving of notice or the lapse of time or both, would permit the revocation or termination of any such Franchise or FCC License. No Unrestricted Subsidiary owns or has rights to any FCC License or Franchise necessary for the ongoing operations of any Borrower and its Restricted Subsidiaries or their respective Cable Systems.

         SECTION 6.15. Patents, Copyrights, FCC Licenses, etc. Each Borrower and each of its Restricted Subsidiaries owns, possesses and has the right to use all licenses, permits and other rights, including all material agreements with public utilities and microwave transmission companies, pole use access or rental agreements (including Pole Agreements and Pole Rental Leases) and all other utility easements, necessary to own and operate its properties and its Cable Systems and to carry on its business as presently conducted or as presently planned to be conducted. Each of the foregoing is in full force and effect and each Borrower and each of its Restricted Subsidiaries is in compliance in all material respects with all the terms and conditions of each thereof, with no known conflict with the rights of others.

         SECTION 6.16. Partnership Agreements; Operating Agreements; Management Agreement. The partnership agreement of the Borrowers that are partnerships, the operating agreements of the Borrowers that are limited liability companies, the partnership agreements of their Restricted Subsidiaries that are partnerships, the operating agreements of their Restricted Subsidiaries that are limited liability companies and each Management Agreement are in full force and effect and no default or event which, with the passage of time or notice or both, would constitute a default, has occurred and is continuing under each such Management Agreement, operating agreement or partnership agreement. Each Manager has signed a Manager Subordination Agreement.

         SECTION 6.17. Issuance of Affiliate Indebtedness and Intercompany Indebtedness; Status of Obligations as Senior Indebtedness, etc. Each Borrower has the power and authority to incur and perform its obligations with respect to the Affiliate Indebtedness and Intercompany Indebtedness as provided for under the documents applicable thereto and has duly authorized, executed and delivered the documents applicable to such Affiliate Indebtedness and Intercompany Indebtedness. Each Borrower has issued, pursuant to due authorization, the Affiliate Indebtedness and Intercompany Indebtedness under the applicable documents, and such documents constitute the legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with its terms (except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by principles of equity). The subordination provisions of the Affiliate Indebtedness and Intercompany Indebtedness contained in the documents relating thereto are enforceable against the holders of the Affiliate Indebtedness and Intercompany Indebtedness by the holder of any "Senior Indebtedness" or similar term referring to the Obligations (as defined in such documents). All Obligations, including those to pay principal of and interest (including post-petition interest, whether or not allowed as a claim under bankruptcy or similar laws) on the Loans and Reimbursement Obligations, and fees and expenses in connection therewith, constitute "Senior Indebtedness" or similar term relating to the Obligations (as defined in the applicable documents) and all such Obligations are entitled to the benefits of the subordination by such documents. Each Borrower acknowledges that each Arranging Agent, each Lender and the Issuer is entering into this Agreement and is extending its Commitments in reliance upon the subordination provisions of the Intercompany Subordination Agreement and the Manager Subordination Agreements.

         SECTION 6.18. Accuracy of Information. None of the factual information heretofore or contemporaneously furnished in writing to any Credit Party by or on behalf of any Borrower or any other Obligor for purposes of or in connection with this Agreement or any transaction contemplated hereby (true and complete copies of which were furnished to the Credit Parties in connection with its execution and delivery hereof), contains any untrue statement of a material fact, and no other factual information hereafter furnished in connection with this Agreement or any other Loan Document by any Borrower or any other Obligor to any Credit Party will contain any untrue statement of a material fact on the date as of which such information is dated or certified and, as of the Effective Date, the information delivered prior to the Effective Date, (unless such information specifically relates to a prior date) does not, and the factual information hereafter furnished shall not on the date as of which such information is dated or certified, omit to state any material fact necessary to make any information not misleading.

         SECTION 6.19. Solvency. Both before and immediately after giving effect to any Credit Extension requested hereunder:

                  (a) the aggregate combined fair value of the assets of each Borrower and its Subsidiaries on a consolidated basis will exceed the total aggregate amount of liabilities

         (including contingent, subordinated, unmatured and unliquidated liabilities) of each such Borrower and its Subsidiaries on a consolidated basis, on a going-concern basis;

                  (b) the aggregate combined present fair salable value (as defined below) of the assets of each Borrower and its Subsidiaries on a consolidated basis will exceed the aggregate probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Borrower and its Subsidiaries on a consolidated basis as they become absolute and matured;

                  (c) the Borrowers and their respective Subsidiaries on a combined basis will be able to pay their debts, including contingent liabilities, as they mature and become due;

                  (d) each Borrower and its Subsidiaries on a consolidated basis are not, and will not be, engaged in a business for which their consolidated capital is, or would be, unreasonably small for such Borrower's consolidated business; and

                  (e) the Borrowers and their respective Subsidiaries on a combined basis have not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under this Agreement or any other Loan Document, nor have they made any conveyance pursuant to or in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of the Borrowers or any of their respective Subsidiaries.

For purposes of this Section, the "fair salable value" of the Borrowers' and their respective Subsidiaries' assets means the amount which may be realized within a reasonable time, either through collection or sale of such assets on an "arm's-length" basis at the fair market value, based upon the amount which could be obtained for such assets within such period by a capable and diligent seller from an interested buyer who is willing (but is under no compulsion) to purchase under ordinary selling conditions.

         SECTION 6.20. Compliance with Laws. The Borrowers and their respective Subsidiaries and the Cable Systems owned or to be owned by them are in compliance in all material respects with all applicable federal, state and local laws, rules and regulations.

         SECTION 6.21. Year 2000 Compliance. Each Borrower and each other Obligated Party has reviewed the areas within its business and operations (including those affected by suppliers and vendors) which could be adversely affected by, and has developed or is developing a program to address on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by such Person (or suppliers and vendors) may be unable to recognize and properly perform date-sensitive functions involving certain dates prior to, on and any date after December 31, 1999). Based on such review and program, the Year 2000 Problem could not reasonably be expected to have a Material Adverse Effect.

                                                    ARTICLE VII

                                                     COVENANTS

         SECTION 7.1. Affirmative Covenants. Each Borrower agrees with each Lender, the Issuer and each Arranging Agent that until the Termination Date has occurred, each Borrower will, and will cause its Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION 7.1.1. Financial Information, Reports, Notices, etc. Each Borrower will furnish or cause to be furnished to the Administrative Agent (with sufficient copies for each Lender) copies of the following financial statements, reports, notices and information:

                  (a) as soon as available and in any event within 90 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, an unaudited combined balance sheet of the Borrowers and their Restricted Subsidiaries as of the end of such Fiscal Quarter and combined statements of income and cash flow of the Borrowers and their Restricted Subsidiaries for such Fiscal Quarter and for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter, including (in each case), in comparative form to the figures for the corresponding Fiscal Quarter in the immediately preceding Fiscal Year (in each case as to assets owned by the Borrowers and their Restricted Subsidiaries during the period in question), certified as complete and correct by any financial or accounting Authorized Officer of each Borrower;

                  (b) as soon as available and in any event within 120 days after the end of each Fiscal Year, a copy of the combined balance sheet of the Borrowers and their Restricted Subsidiaries, and the related combined statements of income and cash flow of the Borrowers and their Restricted Subsidiaries for such Fiscal Year, and setting forth in comparative form the figures for the immediately preceding Fiscal Year (in each case as to assets owned by the Borrowers and their Restricted Subsidiaries during the period in question), audited (without any Impermissible Qualification) by an Approved Accounting Firm or another independent public accounting firm reasonably acceptable to the Administrative Agent stating that, in performing the examination necessary to deliver the audited financial statements of the Borrowers, no knowledge was obtained of any Default;

                  (c) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), a Compliance Certificate, executed by any financial or accounting Authorized Officer of each Borrower, (i) showing (in reasonable detail and with appropriate calculations and computations in all respects satisfactory to the Administrative Agent) compliance with the financial covenants set forth in Section 7.2.4, (ii) stating that no Default has occurred and is continuing and (iii) giving notice, if applicable, of (A) the incurrence of Indebtedness of the types described in clause (c) of
         Section 7.2.2, (B) any Investments made, as permitted pursuant to clauses (d) and (f) of Section 7.2.5, (C) any payment of Restricted Payments, as permitted pursuant to Section 7.2.6, (D) the occurrence of any liquidations, dissolutions or Mergers, as permitted pursuant to Section 7.2.7, (E) the occurrence of any Permitted Asset Swap, Permitted Business Acquisition or Permitted Disposition, (F) any
         (i) voluntary liquidation or dissolution by any Subsidiary of any Borrower into another Borrower or another Subsidiary of another Borrower, (ii) merger by any Subsidiary of any Borrower with and into another Borrower or another Subsidiary of a Borrower, or (iii) the purchase by any Borrower or any of its Subsidiaries of any Capital Securities of another Borrower or any other Subsidiary of another Borrower, during the preceding Fiscal Quarter, (G) any Capital Contribution or Property Contribution made to any Borrower, (H) the sale or distribution of any ownership interest in any Borrower, (I) the conversion of any Restricted Subsidiary into an Unrestricted Subsidiary, and, if applicable, the Fair Market Value of its assets as of the date of such conversion and the Fair Market Value amount attributed to the applicable baskets in this Agreement that will be reduced as a result of such conversion (together with the amount of such reductions) and (J) the occurrence of any Default and specifying the details of such Default and the action that such Borrower or such Obligor has taken or proposes to take with respect thereto;

                  (d) as soon as possible and in any event within five days after any Borrower or any other Obligated Party obtains knowledge of the occurrence of a Default, a statement of an Authorized Officer of such Borrower setting forth details of such Default and the action which such Borrower or such Obligated Party has taken and proposes to take with respect thereto;

                  (e) as soon as possible and in any event within five days after any Borrower or any other Obligated Party obtains knowledge of
         (i) the occurrence of any material adverse development with respect to any litigation, action, proceeding or labor controversy described in
         Item 6.7 of the Disclosure Schedule or (ii) the commencement of any litigation, action, proceeding or labor controversy of the type and materiality described in Section 6.7, notice thereof and, to the extent the Administrative Agent requests, copies of all documentation relating thereto;

                  (f) concurrently with the delivery of the financial information pursuant to clauses (a) and (b), (x) a subscriber's report of each Borrower as of the end of such Fiscal Quarter setting forth (i) the number of Basic Subscribers of such Borrower and its Subsidiaries,
         (ii) the number of Premium Subscriptions of such Borrower and its Subsidiaries and (iii) the number of Homes Passed of such Borrower and its Subsidiaries and (y) a subscriber's report of the Borrowers as of the end of such Fiscal Quarter setting forth (i) the aggregate number of Basic Subscribers of the Borrowers and their Subsidiaries, (ii) the aggregate number of Premium Subscriptions of the Borrowers and their Subsidiaries and (iii) the aggregate number of Homes Passed of the Borrowers and their Subsidiaries;

                  (g) promptly after the sending or filing thereof, copies of all reports, notices, prospectuses and registration statements which any Borrower, any Subsidiary, Olympus or ACC files with the SEC or any national securities exchange (including, copies of Form 10-K and Form 10-Q);

                  (h) immediately upon becoming aware of (i) the institution of any steps by any Person to terminate any Pension Plan, (ii) the failure to make a required contribution to any Pension Plan if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA, (iii) the taking of any action with respect to a Pension Plan which could result in the requirement that any Obligated Party furnish a bond or other security to the PBGC or such Pension Plan, or (iv) the occurrence of any event with respect to any Pension Plan which could result in the incurrence by any Obligated Party of any material liability, fine or penalty, notice thereof and copies of all documentation relating thereto;

                  (i) promptly upon receipt thereof, copies of all "management letters" submitted to any Borrower or any other Obligated Party by the Approved Accounting Firm or other independent public accountants referred to in clause (b) in connection with each audit made by such accountants;

                  (j) promptly after the occurrence of (i) any lapse or other termination of any FCC License, permit, Franchise or other authorization issued to any Borrower or any of its Restricted Subsidiaries by any Governmental Authority or (ii) any refusal by any Governmental Authority to renew or extend any such FCC License, permit, Franchise or other authorization, in either case to the extent that any such event could reasonably be expected to result in a Material Adverse Effect, notice thereof;

                  (k) promptly upon their becoming available to any Borrower, copies of (i) any periodic or special report filed by any Borrower or any of its Restricted Subsidiaries with the FCC or any other Governmental Authority regulating any of their respective Cable Systems if (A) such report indicates any material changes in the business, operations, assets, properties or financial condition of any Borrower and its Subsidiaries, taken as a whole, or (B) a copy thereof is requested by any Lender and (ii) any notice or other communication from the FCC or from any state or local authority regulating cable systems which specifically relates to the operation of any Cable System of any Borrower or any of its Restricted Subsidiaries, or which relates to matters which, in each case, if unremedied, could reasonably be expected to have a Material Adverse Effect; and

                  (l) such other financial and other information regarding any Obligor as any Lender or Issuer through the Administrative Agent may from time to time reasonably request (including information and reports in such detail as the Administrative Agent may request with respect to the terms of and information provided pursuant to the Compliance Certificate).

         SECTION 7.1.2. Maintenance of Existence; Compliance with Laws, etc. Each Borrower will, and will cause each of its Subsidiaries to,

                  (a) except as otherwise permitted by clause (d) of Section 7.2.5, Section 7.2.6, Section 7.2.7, Section 7.2.8 or Section 7.2.14, preserve and maintain its legal existence;

                  (b) comply in all material respects with all applicable laws, rules, regulations and orders, including the payment (before the same become delinquent), of all taxes, assessments and governmental charges imposed upon such Borrower or its Subsidiaries or upon their property except to the extent being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the books of such Borrower or its Subsidiaries, as applicable; and

                  (c) maintain in full force and effect all material authorizations, consents, approvals, licenses, exemptions and other actions by, and all registrations, qualifications, designations and declarations and other filings with, each Governmental Authority necessary or advisable in connection with the execution and delivery of each Loan Document and the ownership and operation of each of their respective Cable Systems.

         SECTION 7.1.3. Maintenance of Properties. Each Borrower will, and will cause each of its Subsidiaries to, maintain, preserve, protect and keep its and their respective properties in good repair, working order and condition (ordinary wear and tear excepted), and make necessary repairs, renewals and replacements so that the business carried on by the Borrowers and their Subsidiaries may be properly conducted at all times, unless the Borrowers or their respective Subsidiaries determine in good faith that the continued maintenance of such property is no longer economically desirable.

         SECTION 7.1.4. Insurance. The Borrowers will, and will cause each of their Restricted Subsidiaries to maintain:

                  (a) insurance on their property with financially sound and reputable insurance companies against loss and damage in at least the amounts (and with only those deductibles) customarily maintained, and against such risks as are typically insured against in the same general area, by Persons of comparable size engaged in the same or similar business as the Borrowers and their Restricted Subsidiaries; and

                  (b) all worker's compensation, employer's liability insurance or similar insurance as may be required under the laws of any state or jurisdiction in which it may be engaged in business.

         SECTION 7.1.5. Books and Records. The Borrowers will, and will cause each of their Restricted Subsidiaries to, keep books and records in accordance with GAAP which accurately reflect all of their business affairs and transactions and permit each Credit Party or any of their respective representatives, at reasonable times and intervals upon reasonable notice to the Borrowers, to visit each Borrower's and its Restricted Subsidiaries' respective offices, to discuss such Person's financial matters with its officers and employees, and its independent public accountants (and each Borrower hereby authorizes such independent public accountant to discuss each Borrower's and its Restricted Subsidiaries' financial matters with each Credit Party or their representatives if a representative of such Borrower or such Subsidiary is present) and to examine (and photocopy extracts from) any of its books and records. The Borrowers jointly and severally agree to pay any fees of such independent public accountant incurred in connection with any Credit Party's exercise of its rights pursuant to this Section.

         SECTION 7.1.6. Environmental Law Covenant. The Borrowers will, and will cause each of their Subsidiaries to,

                  (a) use and operate all of their facilities and properties in material compliance with all Environmental Laws, keep all necessary permits, approvals, certificates, licenses and other authorizations relating to environmental matters in effect and remain in material compliance therewith, and handle all Hazardous Materials in material compliance with all applicable Environmental Laws; and

                  (b) promptly notify the Administrative Agent and provide copies upon receipt of all written claims, complaints, notices or inquiries relating to the condition of its facilities and properties in respect of, or as to compliance with, Environmental Laws, and shall promptly resolve any material non-compliance with Environmental Laws and keep their property free of any Lien imposed by any Environmental Law.

         SECTION 7.1.7. Rate Protection. On or prior to the 180th day following the Effective Date, the Borrowers will enter into one or more Rate Protection Agreements having expiration dates occurring no earlier than the third anniversary of the Effective Date, in substance reasonably satisfactory to the Administrative Agent, on an aggregate notional principal amount equal to at least 35% of the average principal amount of the Loans outstanding from the Effective Date (after the making of the initial Loans) through and including the 180th day following the Effective Date. Notwithstanding the foregoing, however, the Borrowers may obtain up to 50% of their interest rate protection required pursuant to this Section 7.1.7 from one or more of their Affiliates (to be on terms acceptable to the Administrative Agent). All such interest rate protection agreements which are not Rate Protection Agreements shall be unsecured and all Rate Protection Agreements shall be secured, on a pari passu basis, with the security interests granted by the Borrowers to the Administrative Agent on behalf of the Secured Parties in connection with this Agreement.

         SECTION 7.1.8. Subordination. The Borrowers will take all action necessary to ensure that the payment or repayment of the Affiliate Indebtedness and the Intercompany Indebtedness is subject to the terms and conditions of the Subordination Agreements at all times.

         SECTION 7.1.9. Use of Proceeds. The proceeds of the Credit Extensions will be applied as follows:

                  (a) the proceeds of the Loans in an amount not to exceed $620,000,000 made on the Effective Date will be used by the Borrowers (either directly or by way of a distribution to Affiliates of the Borrowers to be contemporaneously applied) to repay in full the Indebtedness identified in Item 7.2.2(b) of the Disclosure Schedule, to make distributions in an amount not to exceed $510,000,000 (the "Closing Date Restricted Payment") and to pay fees and expenses to Persons other than any Affiliates of any Borrower arising in connection with this Agreement or the transactions contemplated hereby; and

                  (b) the proceeds of Loans made or Letters of Credit issued on or subsequent to the Effective Date will be used for the ongoing working capital and general corporate, limited liability company and partnership purposes, as the case may be, of the Borrowers and their Restricted Subsidiaries.

The Borrowers agree that the Borrowers shall not request and the Lenders shall not be obligated to make Credit Extensions in excess of $620,000,000 on the Effective Date.

         SECTION 7.1.10. Additional Collateral. Each Borrower shall, and shall cause each of its Restricted Subsidiaries, each Parent and each Minority Owner to, cause the Secured Parties to have at all times a first priority perfected security interest in all of the issued and outstanding Capital Securities of the Borrowers and the Restricted Subsidiaries, whether now existing or hereafter acquired or organized. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each of its Restricted Subsidiaries, each Parent and each Minority Owner to, deliver or cause to be delivered to the Administrative Agent all Capital Securities, appropriately endorsed for transfer, with stock powers attached, if applicable of each Borrower and the after-acquired Restricted Subsidiaries for which possession by the Administrative Agent is required and other types of property including, in the case of uncertificated securities or any security entitlement, take all actions necessary to perfect a security interest under Articles 8 and 9 of the U.C.C. in each case for perfection of such security interest, and shall, and shall cause each owner of Capital Securities in a Borrower or a Restricted Subsidiary, to execute, deliver and/or file (as applicable), or cause to be executed, delivered and/or filed (as applicable), each Pledge Agreement, U.C.C. financing statement, U.C.C. termination statement and other documentation necessary to grant and perfect such security interest, in each case in form and substance reasonably satisfactory to the Administrative Agent.

         SECTION 7.1.11. Future Subsidiaries. Upon any Person becoming a Restricted Subsidiary or upon any Borrower, Restricted Subsidiary or Minority Owner acquiring any Capital Securities of any Borrower or any Restricted Subsidiary, the Borrowers shall, or shall cause such Restricted Subsidiary or such Minority Owner, as the case may be, to promptly notify the Administrative Agent of such event, and

                  (a) such Borrowers will, and will cause any Subsidiary or Minority Owner that owns Capital Securities in any Restricted Subsidiary to, (i) as applicable, enter into, or deliver a supplement to, the appropriate Pledge Agreement, in order to pledge to the Administrative Agent such Person's ownership interest in such Capital Securities in a manner satisfactory to the Administrative Agent;

                  (b) such Restricted Subsidiary shall become a party to the Obligor Pledge Agreement and the Subsidiary Guaranty, if not already a party thereto, in a manner satisfactory to the Administrative Agent; and

                  (c) such Restricted Subsidiary, if it is party to a Management Agreement, shall become a party to a Manager Subordination Agreement, if not already a party thereto, in a manner satisfactory to the Administrative Agent;

together, in each case, with such opinions, addressed to the Arranging Agents and the Lenders, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent may reasonably require. No Borrower nor any Restricted Subsidiary shall acquire or otherwise establish or own any interest in any Restricted Subsidiary unless all the Capital Securities of such Person are owned by one or more Borrowers, one or more Restricted Subsidiaries and/or (if applicable) one or more Minority Owners, in each case free and clear of all Liens (except for Liens in favor of the Secured Parties to secure the Obligations).

         SECTION 7.1.12. Year 2000 Compliance. The Borrowers will promptly notify the Administrative Agent in the event any Borrower or any Restricted Subsidiary discovers or determines that any computer application (including those of its suppliers or vendors) that is material to its or any of its Subsidiaries' business and operations will not be able to perform properly date-sensitive functions for all dates before, on and after January 1, 2000, except to the extent that such failure could not reasonably be expected to have a Material Adverse Effect.

         SECTION 7.1.13. Minority Owner Pledge Agreement. The Borrowers agree that they will cause to be delivered to the Administrative Agent within 30 days following the Effective Date (with counterparts for each Lender) Minority Owner Pledge Agreements, duly executed and delivered by an Authorized Officer of each TMIP Limited Partner (or, in the case of any TMIP Limited Partner that is an individual, then by such Person), together with confirmation and evidence satisfactory to the Administrative Agent that the security interest in the Capital Securities of Tele-Media Investment Partnership, L.P. ("TMIP") owned by the TMIP Limited Partners has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the U.C.C. and all laws otherwise applicable to the perfection of the pledge of or grant of a security interest in such Capital Securities, and the Administrative Agent shall be satisfied that it has pledged to it under the Pledge Agreements 100% of the issued and outstanding Capital Securities of TMIP.

         SECTION 7.2. Negative Covenants. Each Borrower covenants and agrees with each Lender, the Issuer and each Arranging Agent that until the Termination Date has occurred, each Borrower will, and will cause its Restricted Subsidiaries to, perform or cause to be performed the obligations set forth below.

         SECTION 7.2.1. Business Activities. No Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, engage in any business activity except owning, operating, managing and investing in Cable Systems and activities reasonably incidental or related thereto.

         SECTION 7.2.2. Indebtedness. No Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, other than:

                  (a)  Indebtedness in respect of the Obligations;

                  (b) until the date of the initial Credit Extensions, Indebtedness that is to be repaid in full as further identified in Item 7.2.2(b) of the Disclosure Schedule;

                  (c)  unsecured Affiliate Indebtedness (excluding Management
         Fees);

                  (d) deferred Management Fees owing to a Manager that has executed and delivered a Manager Subordination Agreement;

                  (e) Indebtedness in an aggregate principal amount not to exceed $35,000,000 at any time outstanding which is incurred in respect of purchase money obligations or Capitalized Lease Liabilities;

                  (f) unsecured Indebtedness (i) incurred in the ordinary course of business of the Borrowers and their Restricted Subsidiaries (including open accounts extended by suppliers on normal trade terms in connection with purchases of goods and services which are not overdue for a period of more than 90 days or, if overdue for more than 90 days, as to which a dispute exists and adequate reserves in conformity with GAAP have been established on the books of such Borrower or such Restricted Subsidiary) and (ii) in respect of performance, surety or appeal bonds provided in the ordinary course of business, but excluding (in each case), Indebtedness incurred through the borrowing of money or Contingent Liabilities in respect thereof; and

                  (g) unsecured Indebtedness of (i) the Borrowers owing to Restricted Subsidiaries that have executed and delivered the Intercompany Subordination Agreement and (ii) the Borrowers' Restricted Subsidiaries owing to a Borrower or to another Restricted Subsidiary which shall not be forgiven or otherwise discharged for any consideration other than payment Dollar for Dollar in cash, unless the Arranging Agents otherwise consent;

provided, however, that no Indebtedness otherwise permitted by clause (c), or
(g)(ii) shall be assumed or otherwise incurred if a Default has occurred and is then continuing or would result therefrom.

         SECTION 7.2.3. Liens. No Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien upon any of its property (including Capital Securities of any Person), revenues or assets, whether now owned or hereafter acquired, except:

                  (a)  Liens securing payment of the Obligations;

                  (b) until the date of the initial Credit Extensions, Liens securing payment of Indebtedness of the type described in clause (b) of
         Section 7.2.2;

                  (c) Liens securing Indebtedness permitted pursuant to clause
         (e) of Section 7.2.2; provided, that such Lien does not (i) secure Indebtedness in excess of the amount of Indebtedness incurred with respect to such purchase money obligations or Capitalized Lease Liability or the property acquired and (ii) attach to any assets or property of any Borrower or any of its Restricted Subsidiaries beyond the assets or property leased or acquired as a result of the incurrence of such Indebtedness;

                  (d) Liens of utilities incurred in the ordinary course of business on cables and other property affixed to transmission poles pursuant to Pole Agreements or Pole Rental Leases;

                  (e) Liens in favor of carriers, warehousemen, mechanics, materialmen and landlords granted in the ordinary course of business for amounts not overdue or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books;

                  (f) Liens incurred or deposits made in the ordinary course of business in connection with workmen's compensation, unemployment insurance or other forms of governmental insurance or benefits, or to secure performance of tenders, statutory obligations, bids, leases or other similar obligations (other than for borrowed money) entered into in the ordinary course of business or to secure obligations on surety and appeal bonds or performance bonds;

                  (g) judgment Liens in existence for less than 45 days after the entry thereof or with respect to which execution has been stayed or the payment of which is (i) covered in full (subject to a customary deductible) by insurance maintained with responsible insurance companies, (ii) adequately bonded (as reasonably determined by the Administrative Agent) or (iii) covered by adequate reserves in conformity with GAAP which have been established on the books of such Person;

                  (h) easements, rights-of-way, zoning restrictions, minor defects or irregularities in title and other similar encumbrances not interfering in any material respect with the value or use of the property to which such Lien is attached;

                  (i) Liens for taxes, assessments or other governmental charges or levies not at the time delinquent or thereafter payable without penalty or being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books; and

                  (j) Liens on the Capital Securities of Unrestricted Subsidiaries.

         SECTION 7.2.4. Financial Condition and Operations. The Borrowers will not permit to occur any of the events set forth below.

                  (a) Leverage Ratio. The Borrowers will not permit the Leverage Ratio on the last day of any Fiscal Quarter occurring during any period set forth below to be greater than the ratio set forth opposite such period:


                       Period                                                     Ratio
Effective Date through (and including)                                           6.50:1
06/30/00
07/01/00 through (and including)                                                 6.25:1
12/31/00
01/01/01 through (and including)                                                 6.00:1
06/30/01
07/01/01 through (and including                                                  5.75:1
12/31/01
01/01/02 through (and including)                                                 5.50:1
06/30/02
Each Fiscal Quarter thereafter                                                   4.50:1


                  (b) Interest Coverage. The Borrowers will not permit the Interest Coverage Ratio on the last day of any Fiscal Quarter to be less than 1.6:1.

                  (c) Pro-Forma Debt Service Coverage. The Borrowers will not permit the ratio of Annualized Operating Cash Flow to Pro-Forma Debt Service on the last day of any Fiscal Quarter to be less than 1.10:1; provided, however, that this covenant shall not apply for any Fiscal Quarter in which the Leverage Ratio is less than 3.5:1.

         SECTION 7.2.5. Investments. No Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, purchase, make, incur, assume or permit to exist any Investment in any other Person, except:

                  (a) Investments existing on the Effective Date and identified in Item 7.2.5(a) of the Disclosure Schedule;

                  (b)  Cash Equivalent Investments;

                  (c) without duplication, Investments permitted as Indebtedness pursuant to Section 7.2.2;

                  (d) without duplication, Permitted Business Acquisitions made by any Borrower or any of its Restricted Subsidiaries in an aggregate amount not to exceed (individually or in the aggregate over the term of this Agreement) at any time $150,000,000 plus the amount of any Net Disposition Proceeds not theretofore utilized pursuant to this clause or applied to a repayment of the Loans pursuant to the terms of this Agreement; provided, that upon making such Investments, the provisions of Section 7.1.11 are complied with;

                  (e) Investments constituting (i) accounts receivable arising,
         (ii) trade debt granted, or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business;

                  (f) Investments received (i) in consideration for Restricted Payments permitted under Section 7.2.6 or (ii) (without duplication) as non-cash Permitted Consideration;

                  (g) Investments made by any Borrower or any Restricted Subsidiary in other Restricted Subsidiaries;

                  (h) Investments made in accordance with clause (a) of Section 7.2.8; and

                  (i)  Investments consisting of Contributed Property;

provided, however, that

                  (j) any Investment which when made complies with the requirements of the definition of the term "Cash Equivalent Investment" may continue to be held (but not renewed) and non-cash Permitted Consideration may continue to be held, in each case notwithstanding that such Investment if made thereafter would not comply with such requirements; and

                  (k) no Investment otherwise permitted by clauses (d), (f) and
         (h) shall be permitted to be made if, immediately before or after giving effect thereto, any Default (including under Section 7.2.4) shall have occurred and be continuing or would result therefrom.

         SECTION 7.2.6. Restricted Payments, etc. (a) No Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, declare or make a Restricted Payment, or make any deposit for any Restricted Payment, unless (x) no Default exists immediately before and after giving effect to the making of such Restricted Payment and (y) the Leverage Ratio has been less than 5:1 for the most recently ended Fiscal Quarter for which a Compliance Certificate was delivered immediately preceding the date of such Restricted Payment, and shall continue to be less than 5:1 on a pro forma basis after giving effect thereto.

         (b) Notwithstanding the foregoing, however, any Borrower or any of its Restricted Subsidiaries may declare and make Restricted Payments

                  (i) of cash or Cash Equivalent Investments with the amount of Capital Contributions made into the Borrowers and (without duplication) their Restricted Subsidiaries after the Effective Date; provided that
         (A) no Default exists immediately before and (on a pro forma basis) after giving effect to the making of such Restricted Payment and (B) after giving effect thereto, the Aggregate Capital Contribution Amount is greater than $1.00; or

                  (ii) of property (other than cash or Cash Equivalent Investments), so long as no Default exists immediately before and (on a pro forma basis) after giving effect to the making of such Restricted Payment; provided, that (A) if such Restricted Payment is required to be deducted from the Aggregate Property Contribution Amount pursuant to the terms of this Agreement, then such property is similar in all material respects (as reasonably determined by the Arranging Agents) to the Contributed Property (it being agreed that all Cable Systems are deemed to be similar to each other) and has a Fair Market Value (determined as of the date such Restricted Payment is made) no greater than the Aggregate Property Contribution Amount then in effect or (B) if such Restricted Payment is required to be deducted from the Aggregate Capital Contribution Amount pursuant to the terms of this Agreement, after giving effect thereto, the Aggregate Capital Contribution Amount is greater than $1.00.

In either case, the Borrowers shall deliver notice to the Administrative Agent setting forth as between clause (b)(i) and clause (b)(ii) where such Restricted Payment was deducted.

         (c) The Borrowers and their Restricted Subsidiaries may declare and make the Closing Date Restricted Payment (and such Closing Date Restricted Payment shall not be included in any of the calculations set forth above).

         SECTION 7.2.7. Consolidation, Merger, etc. No Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, liquidate or dissolve, consolidate with, or merge into or with, any other Person (including to any Unrestricted Subsidiary) (collectively, to "Merge"), or purchase or otherwise consummate an Acquisition except:

                  (a) any Restricted Subsidiary may Merge with and into any Borrower (with such Borrower being the surviving Person) or any other Restricted Subsidiary, and the assets or Capital Securities of any Restricted Subsidiary may be purchased, transferred or otherwise acquired by any Borrower or any other Restricted Subsidiary;

                  (b)Permitted Business Acquisitions permitted by Section 7.2.5;

                  (c) any Borrower or Restricted Subsidiary may Merge with a Person other than a Borrower or another Restricted Subsidiary so long as (i) no Default has occurred and is continuing or would result therefrom, (ii) if applicable, the requirements contained in the Permitted Existing Asset Transfer definition are satisfied, and (iii) if such Borrower or Restricted Subsidiary owns assets other than Existing Assets, then the Fair Market Value (determined as of the date of the Merger) of such other assets shall be Disposed of pursuant to the terms of this Agreement and, if such assets are Disposed of pursuant to clause (b) of Section 7.2.6, shall cause a commensurate reduction (in an amount equal to such Fair Market Value) to the applicable basket elected by the Borrowers under which such assets were Disposed;

                  (d)  Acquisitions to the extent permitted by Section 7.2.6;

                  (e) Asset Swaps permitted by clause (a) of Section 7.2.8;

                  (f) any Borrower may Merge with and into another Borrower; and

                  (g) any Borrower may liquidate or dissolve, so long as (i) both before and after giving effect thereto, no Default has occurred and is continuing or would result therefrom, (ii) after giving effect thereto, at least one Borrower remains in existence and is a party to this Agreement and (iii) the assets of such Borrower have been (A) transferred to another Borrower or to a Restricted Subsidiary or (B) otherwise Disposed of pursuant to the terms of this Agreement, which Disposition, in the case of any such assets disposed of pursuant to clause (b) of Section 7.2.6, shall cause a commensurate reduction (by the amount of the Fair Market Value of such assets determined on the date of liquidation or dissolution) to the applicable basket elected by the Borrowers under which such assets were Disposed.

         SECTION 7.2.8. Asset Swaps, Dispositions, etc. No Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, Dispose of any of their respective assets to any Person (including to any Unrestricted Subsidiary) in one transaction or series of transactions except:

                  (a) Asset Swaps; provided, that (i) both before and after giving effect thereto, no Default shall have occurred and be continuing or would result from such Asset Swap; and (ii) in the case of Existing Assets only, such Asset Swap satisfies the requirements of a Permitted Existing Asset Swap;

                  (b) Permitted Dispositions; provided, that any Permitted Disposition of Existing Assets satisfies the requirements of a Permitted Existing Asset Transfer;

                  (c) Dispositions (i) from any Borrower to any Restricted Subsidiary, (ii) from a Restricted Subsidiary to any Borrower, (iii) from a Restricted Subsidiary to another Restricted Subsidiary or (iv) from any Borrower to another Borrower;

                  (d) the Disposition of obsolete or worn out equipment or equipment no longer used or useful in the business of any Borrower or any Restricted Subsidiary, in each case, in the ordinary course of business;

                  (e)  the sale of inventory in the ordinary course of business;

                  (f) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof (which in any event will not include a "securitization" or similar receivables sale program);

                  (g) Dispositions permitted by Section 7.2.5 and by Section 7.2.7; and

                  (h) all Restricted Payments permitted under Section 7.2.6.

         SECTION 7.2.9. Modification of Certain Agreements. No Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, consent to any amendment, supplement, waiver or other modification of, or enter into any forbearance from exercising any rights with respect to, any of the terms or provisions contained in, or applicable to, any Management Agreement, any Organic Documents of any Borrower or of any Restricted Subsidiary if the effect of such consent, supplement or modification is to impair or is in any manner adverse to, the rights or interests of any Lender under this Agreement or any Loan Document, without the prior written consent of the Administrative Agent and the Required Lenders.

         SECTION 7.2.10. Transactions with Affiliates. Except for the Affiliate Indebtedness and the Intercompany Indebtedness payable in accordance with the terms of the Subordination Agreements, no Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, enter into or cause or permit to exist any arrangement or contract (including for the purchase, lease or exchange of property or the rendering of services) with any of its other Affiliates, unless such arrangement or contract (i) is on fair and reasonable terms no less favorable to such Borrower or such Restricted Subsidiary than it could obtain in an arm's-length transaction with a Person that is not an Affiliate and (ii) is of the kind which would be entered into by a prudent Person in the position of such Borrower or such Restricted Subsidiary with a Person that is not one of its Affiliates; provided, however, that the Management Agreements and Management Fees accrued or paid in accordance with Section 7.2.12 or Section 7.2.13 shall not violate this Section.

         SECTION 7.2.11. Restrictive Agreements, etc. No Borrower will, nor will any Borrower permit any of its Restrictive Subsidiaries to, enter into any agreement prohibiting

                  (a) the creation or assumption of any Lien upon any assets, whether now owned or hereafter acquired, that are, or are required to be, delivered in pledge pursuant to the terms of this Agreement or a Loan Document;

                  (b) the ability of any Obligor to amend or otherwise modify this Agreement or any other Loan Document; or

                  (c) the ability of any Restricted Subsidiary to make any payments, directly or indirectly, to any Borrower, including by way of dividends, advances, repayments of loans, reimbursements of management and other intercompany charges, expenses and accruals or other returns on investments.

The foregoing prohibitions shall not apply to restrictions contained in this Agreement and any other Loan Document.

         SECTION 7.2.12. Management Fees. No Borrower will, nor will any Borrower permit its Restricted Subsidiaries to, permit the Management Fees (including any interest thereon) payable to accrue at a rate such that, during any Fiscal Quarter the total amount of such accrued fees exceeds 5% of the gross revenue (which, when used in this Agreement and the Loan Documents, shall be determined in accordance with GAAP), of the Borrowers and their Restricted Subsidiaries for the immediately preceding Fiscal Quarter.

         SECTION 7.2.13. Payment of Management Fees. (a) No Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, pay any Management Fees during any Fiscal Quarter in excess of 5% of the gross revenues of the Borrowers and their Restricted Subsidiaries for the immediately preceding Fiscal Quarter. In addition, and without limiting the foregoing, no Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, make any payments of such Management Fees (or make any payments of Management Fees of such Borrower or any of its Restricted Subsidiaries that have accrued prior to or during the Fiscal Quarter immediately last ended for which a Compliance Certificate was delivered but remain unpaid), at any time when any Default has occurred and is continuing or would result therefrom.

         (b) Notwithstanding the foregoing, however, each Borrower may, and may permit any of its Restricted Subsidiaries to, make payments of such Management Fees (or make payments of Management Fees of such Borrower or any of its Restricted Subsidiaries that have accrued prior to or during the Fiscal Quarter immediately last ended for which a Compliance Certificate was delivered but remain unpaid) out of the proceeds of a Capital Contribution received in cash by the Borrowers or (without duplication) the Restricted Subsidiaries after the occurrence of a Default which was made for the purpose of funding such Management Fee payments; provided, that after giving effect thereto, the Aggregate Capital Contribution Amount is greater than $1.00. Other than the payment of Management Fees from the proceeds of Capital Contributions, Management Fees shall be Affiliate Indebtedness.

         SECTION 7.2.14. Conversion of Restricted Subsidiary to an Unrestricted Subsidiary. No Borrower will, nor will any Borrower permit any of its Restricted Subsidiaries to, designate a Restricted Subsidiary as an Unrestricted Subsidiary (referred to as a "Conversion") unless the following conditions are satisfied:

                  (a) no Default shall have occurred and be continuing immediately before or after giving effect to such Conversion; and

                  (b) the Borrowers would have been able to make a Disposition of such Restricted Subsidiary pursuant to (i) clause (a) of Section
         7.2.6 or (ii) clause (b)(ii) of Section 7.2.6, and (if made pursuant to clause (b)(ii) of this Section 7.2.14), the Fair Market Value of the assets of such Restricted Subsidiary (determined as of the date of such Conversion) shall reduce the Aggregate Property Contribution Amount and/or the Aggregate Capital

         Contribution Amount, as applicable (as notified to the Lenders pursuant to clause (c) of Section 7.1.1).

The Borrowers agree that once a Restricted Subsidiary has been designated as an Unrestricted Subsidiary, such Unrestricted Subsidiary (and its successors, including by way of Merger with any other Person) cannot thereafter be designated as a Restricted Subsidiary.

         SECTION 7.2.15. Conditions to Release of a Borrower, etc.. Notwithstanding any other term of this Agreement to the contrary, the consummation of an Asset Swap or Disposition of, or the making of a Restricted Payment of, the Capital Securities of a Borrower shall be subject to the following conditions:

                  (a) the Released Borrower shall (i) if it is HHC or any of its successors (including by way of a Merger), repay in full the entire unpaid principal amount of its outstanding Loans, if any, (ii) cash collateralize (on terms reasonably satisfactory to the Administrative Agent) all Letters of Credit issued for its account or the account of any of its Subsidiaries, (iii) pay in full all reasonable costs and expenses (including attorneys' fees as well as those costs and expenses set forth in Section 4.4) incurred in connection with its release hereunder, (iv) pursuant to Section 10.5, acknowledge and confirm that certain of the provisions of this Agreement shall, notwithstanding the Released Borrower's release hereunder, be continuing obligations and shall survive such release, and deliver a Release Certificate to the Administrative Agent;

                  (b) such Asset Swap, Disposition or Restricted Payment shall be permitted only if it includes all of the Capital Securities of such Borrower and all of its Subsidiaries, and thereafter such Borrower and its Subsidiaries shall no longer have rights under this Agreement and the Loan Documents, nor will the Operating Cash Flow or Assets of such Persons be included in the calculation of any financial (or other) covenants under any Loan Document; and

                  (c) in the case of an Asset Swap, the Person whose Capital Securities have been exchanged for the Capital Securities of the existing Borrower in an Asset Swap shall be organized or incorporated under the laws of the Unites States or a state thereof, become an Additional Borrower hereunder and shall on the date of such Asset Swap execute and deliver, to the Administrative Agent a Joinder Agreement, and upon compliance with this clause, such Additional Borrower shall assume all of the Obligations of the Released Borrower and shall in turn become a Borrower under this Agreement.

         SECTION 7.2.16. Conditions to Formation of an Additional Borrower. The Secured Parties agree that the Borrowers may from time to time designate a Person to become an Additional Borrower hereunder on the following terms and conditions:

                  (a) no Default shall have occurred and be continuing immediately before or after giving effect to such designation;

                  (b) the Additional Borrower shall be organized or incorporated under the laws of the Unites States or a state thereof;

                  (c) the Additional Borrower shall execute and deliver to the Administrative Agent a Joinder Agreement;

                  (d) the owner(s) of the Additional Borrower's Capital Securities shall, and the Additional Borrower shall, pledge (or caused to be pledged) to the Administrative Agent for the benefit of the Secured Parties pursuant to a Pledge Agreement all of the issued and outstanding Capital Securities of such Additional Borrower and of each of its direct and indirect Restricted Subsidiaries, and the Administrative Agent shall have received, with counterparts for each Lender, the applicable Pledge Agreement, duly executed and delivered by an Authorized Officer of such Additional Borrower, each Minority Owner and each Restricted Subsidiary that has Restricted Subsidiaries, as applicable, together with confirmation and evidence satisfactory to the Administrative Agent that the security interest in the Capital Securities of the Additional Borrower and each of its Restricted Subsidiaries has been transferred to and perfected by the Administrative Agent for the benefit of the Secured Parties in accordance with Articles 8 and 9 of the U.C.C. and all laws otherwise applicable to the perfection of the pledge of such Capital Securities, and the Administrative Agent and its counsel shall be satisfied that
         (i) the Lien granted to the Administrative Agent, for the benefit of the Secured Parties in the collateral described above is a first priority security interest; and (ii) no Lien exists on any of the collateral described above other than the Lien created in favor of the Administrative Agent, for the benefit of the Secured Parties, pursuant to a Loan Document;

                  (d) the Additional Borrower shall cause each of its Restricted Subsidiaries to execute and deliver to the Administrative Agent a supplement to the Subsidiary Guaranty in form and substance satisfactory to the Administrative Agent;

                  (e) the Administrative Agent shall have received copies of the type of documentation required in Section 5.1.1 as it relates to the Additional Borrower and its Restricted Subsidiaries; and

                  (f) the Administrative Agent shall have received a certificate in form and substance satisfactory to the Administrative Agent pursuant to which the Additional Borrower will certify to the Secured Parties, among other things, that the representations set forth in Article VI are true and correct in all material respects for the Additional Borrower and its Subsidiaries.

                                                   ARTICLE VIII

                                                 EVENTS OF DEFAULT

         SECTION 8.1. Listing of Events of Default. Each of the following events or occurrences described in this Article shall constitute an "Event of Default".

         SECTION 8.1.1. Non-Payment of Obligations. The Borrowers shall default in the payment or prepayment when due of

                  (a) any principal of or interest (which default, as to interest only, shall continue for a period of three Business Days) on any Loan, or any Reimbursement Obligation or any deposit of cash for collateral purposes pursuant to Section 2.6.4; or

                  (b) any fee described in Article III or any other monetary Obligation, and such default shall continue unremedied for a period of three days after such amount was due.

         SECTION 8.1.2. Breach of Warranty. Any representation or warranty of any Obligor made or deemed to be made in any Loan Document (including any certificates delivered pursuant to Article V) is or shall be incorrect when made or deemed to have been made in any material respect.

         SECTION 8.1.3. Non-Performance of Certain Covenants and Obligations. The Borrowers shall default in the due performance or observance of any of their obligations under Section 7.1.1, Section 7.1.9 or Section 7.2 or any Obligor shall default in the due performance or observance of its obligations under
Article III or Article IV of a Pledge Agreement or under Article IV of a
Guaranty.

         SECTION 8.1.4. Non-Performance of Other Covenants and Obligations. Any Obligor shall default in the due performance and observance of any other obligations contained herein or in any other Loan Document executed by it, and such default shall continue unremedied for a period of 30 days after notice thereof shall have been given to the Borrowers by the Administrative Agent or any Lender.

         SECTION 8.1.5. Default on Other Indebtedness. A default shall occur in the payment when due (subject to any applicable grace period), whether by acceleration or otherwise, of any Indebtedness (other than Indebtedness described in Section 8.1.1) of any Borrower or any other Obligated Party having a principal amount, individually or in the aggregate, in excess of $10,000,000 (in the case of any Borrower and its Restricted Subsidiaries) or $25,000,000 (in the case of other Obligated Parties), or a default shall occur in the performance or observance of any obligation or condition with respect to such Indebtedness if the effect of such default is to accelerate the maturity of any such Indebtedness or to cause or declare such Indebtedness to become due and payable or to require such Indebtedness to be prepaid, redeemed, purchased or defeased, or require an offer to purchase or defease such Indebtedness to be made, prior to its expressed maturity, or (only in the case of any Borrower or any Restricted Subsidiary) such default shall continue unremedied for any applicable period of time sufficient to permit the holder or holders of such Indebtedness, or any trustee or agent for such holders, to take the foregoing actions.

         SECTION 8.1.6. Judgments. Any judgment or order for the payment of money in excess of $10,000,000 (exclusive of any amounts fully covered by insurance (less any applicable deductible) and as to which the insurer has acknowledged its responsibility to cover such judgment or order) shall be rendered against any Borrower or any Restricted Subsidiary and such judgment shall not have been vacated or discharged or stayed or bonded pending appeal within 30 days after the entry thereof.

         SECTION 8.1.7. Pension Plans. Any of the following events shall occur with respect to any Pension Plan

                  (a) the institution of any steps by any Borrower, any member of its Controlled Group or any other Person to terminate a Pension Plan if, as a result of such termination, any Borrower or any such member could be required to make a contribution to such Pension Plan, or could reasonably expect to incur a liability or obligation to such Pension Plan, in excess of $1,000,000; or

                  (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under section 302(f) of ERISA.

         SECTION 8.1.8.  Change in Control.  Any Change in Control shall occur.

         SECTION 8.1.9. Bankruptcy, Insolvency, etc. Any Borrower, any of their respective Restricted Subsidiaries or any other Obligated Party shall

                  (a) become insolvent or generally fail to pay, or admit in writing its inability or unwillingness to generally pay, debts as they become due;

                  (b) apply for, consent to, or acquiesce in, the appointment of a trustee, receiver, sequestrator or other custodian for any such Person, or any substantial part of the property of any thereof, or make a general assignment for the benefit of creditors;

                  (c) in the absence of such application, consent or acquiescence in or permit or suffer to exist the appointment of a trustee, receiver, sequestrator or other custodian for any such Person or for a substantial part of the property of any thereof, and such trustee, receiver, sequestrator or other custodian shall not be discharged within 60 days; provided, however, that each such Person hereby expressly authorizes each Secured Party to appear in any court conducting any relevant proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents;

                  (d) permit or suffer to exist the commencement of any bankruptcy, reorganization, debt arrangement or other case or proceeding under any bankruptcy or insolvency law, or any dissolution, winding up or liquidation proceeding, in respect of any such Person, and, if any such case or proceeding is not commenced by any such Person, such case or proceeding shall be consented to or acquiesced in by any such Person, as the case may be, or shall result in the entry of an order for relief or shall remain for 60 days undismissed; provided, however, that each such Person hereby expressly authorizes each Secured Party to appear in any court conducting any such case or proceeding during such 60-day period to preserve, protect and defend their rights under the Loan Documents; or

                  (e) take any action authorizing, or in furtherance of, any of the foregoing.

         SECTION 8.1.10. Impairment of Security, etc. Any Loan Document or any Lien granted thereunder shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of any Obligor party thereto; any Obligor or any other party shall, directly or indirectly, contest in any manner such effectiveness, validity, binding nature or enforceability; or, except as permitted under any Loan Document, any Lien securing any Obligation shall, in whole or in part, cease to be a perfected first priority Lien.

         SECTION 8.1.11. Failure of Subordination. Any Borrower or any of its Subsidiaries shall, directly or indirectly, disavow or contest in any manner (i) the effectiveness, validity or enforceability of any of the subordination provisions set forth in any Subordination Agreement (the "Subordination Provisions"), (ii) that the Subordination Provisions exist for the benefit of the Administrative Agent, the Lenders and the Issuer or (iii) that all payments of principal of or premium and interest on the Affiliate Indebtedness or Intercompany Indebtedness, or realized from the liquidation of any property of any Obligor, shall be subject to any of such Subordination Provisions.

         SECTION 8.1.12. Failure to Obtain or Cessation of Authorization, etc. Any authorization, consent, approval, license, exemption, registration, qualification, designation, declaration, filing or other action or undertaking now or hereafter made by or with any Governmental Authority in connection with this Agreement (other than matters referred to in Section 8.1.13 hereof) or the other Loan Documents or any such action or undertaking now or hereafter necessary or advisable to make this Agreement or the other Loan Documents legal, valid and enforceable against any Obligor party thereto in accordance with their respective terms is not obtained or shall have ceased to be in full force and effect or shall have been modified or amended or shall have been held to be illegal or invalid.

         SECTION 8.1.13. Cancellation of Any Franchise Agreement. Any Franchise, Franchise Agreement or any other license, permit, lease, easement, conduit occupancy right, pole attachment, use, access or rental agreement, certificate, consent, approval, authorization or agreement (collectively, for purposes of this Section, the "Approvals") granted by the FCC or by any other Governmental Authority with jurisdiction over any Cable System or by any public utility or third party lessors, whether presently existing or hereafter granted to or obtained by any Borrower or any of its Restricted Subsidiaries, the cancellation or termination of which could reasonably be expected to have a Material Adverse Effect, or which could reasonably be expected to materially impair the continued operation of any of their respective Cable Systems, shall expire without renewal or shall be suspended or revoked, and shall not be replaced, or any Borrower or any of its Restricted Subsidiaries shall become subject to any injunction or other order with respect to its respective Franchise or Franchise Agreement or the Approvals which could reasonably be expected to have a Material Adverse Effect (in the reasonable judgment of the Arranging Agents).

         SECTION 8.2. Action if Bankruptcy. If any Event of Default described in clauses (a) through (d) of Section 8.1.9 shall occur with respect to any Borrower, the Commitments (if not theretofore terminated) shall automatically terminate and the outstanding principal amount of all outstanding Loans and all other Obligations (including Reimbursement Obligations) shall automatically be and become immediately due and payable, without notice or demand to any Person and each Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.

         SECTION 8.3. Action if Other Event of Default. If any Event of Default (other than any Event of Default described in clauses (a) through (d) of Section
8.1.9 with respect to any Borrower) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Administrative Agent, upon the direction of the Required Lenders, shall by notice to the Borrowers declare all or any portion of the outstanding principal amount of the Loans and other Obligations (including Reimbursement Obligations) to be due and payable and/or the Commitments (if not theretofore terminated) to be terminated, whereupon the full unpaid amount of such Loans and other Obligations which shall be so declared due and payable shall be and become immediately due and payable, without further notice, demand or presentment, and/or, as the case may be, the Commitments shall terminate and each Borrower shall automatically and immediately be obligated to deposit with the Administrative Agent cash collateral in an amount equal to all Letter of Credit Outstandings.


                                                    ARTICLE IX

                                                    THE AGENTS

         SECTION 9.1. Actions. Each Lender hereby appoints First Union as its Administrative Agent, BMO as its Documentation Agent and PNC as its Syndication Agent, and each of BMO, First Union and PNC are appointed as the Arranging Agents, in each case under and for purposes of this Agreement and each other Loan Document. Each Lender authorizes the Arranging Agents to act on behalf of such Lender under this Agreement and each other Loan Document and, in the absence of other written instructions from the Required Lenders received from time to time by the Arranging Agents (with respect to which the Arranging Agents agrees that it will comply, except as otherwise provided in this Section or as otherwise advised by counsel in order to avoid contravention of applicable law), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. Each Lender hereby indemnifies (which indemnity shall survive any termination of this Agreement) each Arranging Agent, pro rata according to such Lender's proportionate Total Exposure Amount, from and against any and all liabilities, obligations, losses, damages, claims, costs or expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against, any Arranging Agent in any way relating to or arising out of this Agreement and any other Loan Document, including reasonable attorneys' fees, and as to which any Arranging Agent is not reimbursed by the Borrowers; provided, however, that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, claims, costs or expenses which are determined by a court of competent jurisdiction in a final proceeding to have resulted from any Arranging Agents' gross negligence or wilful misconduct. No Arranging Agent shall be required to take any action hereunder or under any other Loan Document, or to prosecute or defend any suit in respect of this Agreement or any other Loan Document, unless it is indemnified hereunder to its satisfaction. If any indemnity in favor of any Arranging Agent shall be or become, in such Arranging Agent's determination, inadequate, such Arranging Agent may call for additional indemnification from the Lenders and cease to do the acts indemnified against hereunder until such additional indemnity is given.

         SECTION 9.2. Funding Reliance, etc. Unless the Administrative Agent shall have been notified by telephone, confirmed in writing, by any Lender by 3:00 p.m., New York time, on the Business Day prior to a Borrowing that such Lender will not make available the amount which would constitute its Percentage of such Borrowing on the date specified therefor, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent and, in reliance upon such assumption, make available to the Borrowers a corresponding amount. If and to the extent that such Lender shall not have made such amount available to the Administrative Agent, such Lender and each Borrower severally agree to repay the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date the Administrative Agent made such amount available to the applicable Borrower to the date such amount is repaid to the Administrative Agent, at the interest rate applicable at the time to Loans comprising such Borrowing (in the case of the Borrowers) and (in the case of a Lender), at the Federal Funds Rate (for the first two Business Days after which such amount has not been repaid), and thereafter at the interest rate applicable to Loans comprising such Borrowing.

         SECTION 9.3. Exculpation. No Arranging Agent nor any of its directors, officers, employees or agents shall be liable to any Lender for any action taken or omitted to be taken by it under this Agreement or any other Loan Document, or in connection herewith or therewith, except for its own wilful misconduct or gross negligence, nor responsible for any recitals or warranties herein or therein, nor for the effectiveness, enforceability, validity or due execution of this Agreement or any other Loan Document, nor for the creation, perfection or priority of any Liens purported to be created by any of the Loan Documents, or the validity, genuineness, enforceability, existence, value or sufficiency of any collateral security, nor to make any inquiry respecting the performance by any Borrower or any other Obligor of its obligations hereunder or under any other Loan Document. Any such inquiry which may be made by any Arranging Agent shall not obligate it to make any further inquiry or to take any action. Each Arranging Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which such Arranging Agent believes to be genuine and to have been presented by a proper Person.

         SECTION 9.4. Successor. The Administrative Agent may resign as such at any time upon at least 30 days' prior notice to the Borrowers and all Lenders. If the Administrative Agent at any time shall resign, the Required Lenders may appoint another Lender as a successor Administrative Agent which shall thereupon become the Administrative Agent hereunder. If no successor Administrative Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, which shall be one of the Lenders or a commercial banking institution organized under the laws of the U.S. (or any State thereof) or a U.S. branch or agency of a commercial banking institution, and having a combined capital and surplus of at least $250,000,000; provided, however, that if such retiring Administrative Agent is unable to find a commercial banking institution which is willing to accept such appointment and which meets the qualifications set forth in above, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor as provided for above. Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall be entitled to receive from the retiring Administrative Agent such documents of transfer and assignment as such successor Administrative Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as the Administrative Agent, the provisions of

                  (a) this Article IX shall inure to its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement; and

                  (b) Section 10.3 and Section 10.4 shall continue to inure to its benefit.
                       ------------     ------------

The Documentation Agent and the Syndication Agent may resign at any time on notice to the Borrowers and the Administrative Agent.

         SECTION 9.5. Loans by Arranging Agents. Each Arranging Agent shall have the same rights and powers with respect to (x) the Credit Extensions made by it or any of its Affiliates, and (y) the Notes held by it or any of its Affiliates as any other Lender and may exercise the same as if it were not an Arranging Agent hereunder, as the case may be. Each Arranging Agent and its respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with any Borrower or any Subsidiary or Affiliate of any Borrower as if such Person were not an Arranging Agent.

         SECTION 9.6. Credit Decisions. Each Lender acknowledges that it has, independently of each Arranging Agent and each other Lender, and based on such Lender's review of the financial information of each Borrower, this Agreement, the other Loan Documents (the terms and provisions of which being satisfactory to such Lender) and such other documents, information and investigations as such Lender has deemed appropriate, made its own credit decision to extend its Commitments. Each Lender also acknowledges that it will, independently of each Arranging Agent and each other Lender, and based on such other documents, information and investigations as it shall deem appropriate at any time, continue to make its own credit decisions as to exercising or not exercising from time to time any rights and privileges available to it under this Agreement or any other Loan Document.

         SECTION 9.7. Copies, etc. The Administrative Agent shall give prompt notice to each Lender of each notice or request required or permitted to be given to the Administrative Agent by the Borrowers pursuant to the terms of this Agreement (unless concurrently delivered to the Lenders by the Borrower). The Administrative Agent will distribute to each Lender each document or instrument received for its account and copies of all other communications received by the Administrative Agent from the Borrowers for distribution to the Lenders by the Administrative Agent in accordance with the terms of this Agreement or any other Loan Document.

         SECTION 9.8. Limitation on Duties. Notwithstanding anything else to the contrary contained in this Agreement or any other Loan Document, neither the Syndication Agent, the Documentation Agent nor any Arranging Agent, in such capacity, shall have any implied obligations hereunder or under any other Loan Document, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against either the Syndication Agent, the Documentation Agent or any Arranging Agent.

         SECTION 9.9. Reliance by Administrative Agent. Each Arranging Agent shall be entitled to rely upon any certification, notice or other communication (including any thereof by telephone, facsimile, telecopy, telegram or cable) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person, and upon advice and statements of legal counsel, independent accountants and other experts selected by such Arranging Agent. As to any matters not expressly provided for by this Agreement or any other Loan Document, each Arranging Agent shall in all cases be fully protected in acting, or in refraining from acting, hereunder or thereunder in accordance with instructions given by the Required Lenders or all of the Lenders as is required in such circumstance, and such instructions of such Lenders and any action taken or failure to act pursuant thereto shall be binding on all of the Lenders. For purposes of applying amounts in accordance with this Section, each Arranging Agent shall be entitled to rely upon any Secured Party that has entered into a Rate Protection Agreement with any Borrower or any of its Subsidiaries for a determination (which such Secured Party agrees to provide or cause to be provided upon request of the Administrative Agent) of the outstanding secured Obligations owed to such Secured Party under any Rate Protection Agreement. Unless it has actual knowledge evidenced by way of written notice from any such Secured Party and any

Borrower to the contrary, each Arranging Agent, in acting hereunder and each other Loan Document, shall be entitled to assume that no Rate Protection Agreements or Obligations in respect thereof are in existence or outstanding between any Secured Party and any Obligor.

         SECTION 9.10. Defaults. No Arranging Agent shall be deemed to have knowledge or notice of the occurrence of a Default unless such Arranging Agent has received written notice from a Lender or any Borrower specifying such Default and stating that such notice is a "Notice of Default". In the event that any Arranging Agent receives such a notice of the occurrence of a Default, such Arranging Agent shall give prompt notice thereof to the Lenders. The Arranging Agents shall (subject to Section 10.1) take such action with respect to such Default as shall be directed by the Required Lenders; provided that unless and until the Arranging Agents shall have received such directions, the Arranging Agents may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default as it determines to be in the best interest of the Lenders.


                                                     ARTICLE X

                                             MISCELLANEOUS PROVISIONS

         SECTION 10.1. Waivers, Amendments, etc. The provisions of this Agreement and of each other Loan Document (other than any Rate Protection Agreement) may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and consented to by the Borrowers and the Required Lenders (or, in the case of any Rate Protection Agreement, the Borrowers and the Lender party thereto); provided, however, that no such amendment, modification or waiver shall:

                  (a) modify this Section 10.1 or clause (b) of Section 10.16 without the consent of all Lenders;

                  (b) increase any Lender's Commitment or the amount of the Loans required to be made by a Lender, extend the final Commitment Termination Date of Credit Extensions made (or participated in) by a Lender, waive a default in the payment of principal, interest or fees owing to a Lender or reduce any fees described in Article III payable to any Lender, without the consent of such Lender;

                  (c) extend the date of repayment (including the date of repayment required pursuant to clause (d) of Section 3.1.1 and the final Stated Maturity Date) of any Lender's Loans or the principal amount required to be repaid on such date, or reduce the principal amount of or rate of interest on any Lender's Loans or fees owing to a Lender, or modify the pro rata application, as among Lenders, of the amount of any repayment or prepayment of Loans required pursuant to this Agreement, or extend the date on which interest or fees are payable in respect of such Lender's Loans or Commitment, in each case without the consent of such Lender (it being understood and agreed, however, that (i) any amendment, modification or waiver of clause (c) of Section 3.1.1 and the obligations to prepay loans with Net Disposition Proceeds shall only require the consent of the Required Lenders and (ii) any vote to rescind any acceleration made pursuant to Section 8.2 and Section 8.3 of amounts owing with respect to the Loans and other Obligations shall only require the vote of the Required Lenders);

                  (d) reduce the percentage set forth in the definition of "Required Lenders" or any requirement hereunder that any particular action be taken by all Lenders, without the consent of all Lenders;

                  (e) increase the Stated Amount of any Letter of Credit unless consented to by the Issuer of such Letter of Credit; or

                  (f) affect adversely the interests, rights or obligations of the Administrative Agent (in its capacity as the Administrative Agent), or the Issuer (in its capacity as Issuer), unless consented to by the Administrative Agent or the Issuer, as the case may be.

No failure or delay on the part of the Administrative Agent, the Issuer or any Lender in exercising any power or right under this Agreement or any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any Borrower or any other Obligor in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Administrative Agent, the Issuer or any Lender under this Agreement or any other Loan Document shall, except as may be otherwise stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval hereunder shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

         SECTION 10.2. Notices. All notices and other communications provided to any party hereto under this Agreement or any other Loan Document shall be in writing or by facsimile and addressed, delivered or transmitted to such party at its address or facsimile number set forth on Schedule II or set forth in the Lender Assignment Agreement or at such other address or facsimile number as may be designated by such party in a notice to the other parties. Any notice, if mailed and properly addressed with postage prepaid or if properly addressed and sent by pre-paid courier service, shall be deemed given when received; any notice, if transmitted by facsimile, shall be deemed given when the confirmation of transmission thereof is received by the transmitter.

         SECTION 10.3. Payment of Costs and Expenses. Each Borrower jointly and severally agrees to pay on demand all expenses of the Administrative Agent (including the fees and out-of-pocket expenses of counsel to the Administrative Agent and of local counsel, if any, who may be retained by counsel to the Administrative Agent) in connection with

                  (a) the negotiation, preparation, execution and delivery of this Agreement and of each other Loan Document, including schedules and exhibits, and any amendments, waivers, consents, supplements or other modifications to this Agreement or any other

         Loan Document as may from time to time hereafter be required, whether or not the transactions contemplated hereby are consummated; and

                  (b) the filing, recording, refiling or rerecording of any Loan Document and/or any Uniform Commercial Code financing statements relating thereto and all amendments, supplements, amendments and restatements and other modifications to any thereof and any and all other documents or instruments of further assurance required to be filed or recorded or refiled or rerecorded by the terms hereof or the terms of any Loan Document; and

                  (c) the preparation and review of the form of any document or instrument relevant to this Agreement or any other Loan Document.

Each Borrower further agrees to pay, and to save each Secured Party harmless from all liability for, any stamp or other taxes which may be payable in connection with the execution or delivery of this Agreement, the Credit Extensions hereunder, or the issuance of the Notes, Letters of Credit or any other Loan Documents. Each Borrower also agrees to reimburse each Secured Party upon demand for all reasonable out-of-pocket expenses (including reasonable attorneys' fees and legal expenses of counsel to each Secured Party) incurred by such Secured Party in connection with (x) the negotiation of any restructuring or "work-out" with the Borrowers, whether or not consummated, of any Obligations and (y) the enforcement of any Obligations.

         SECTION 10.4. Indemnification. In consideration of the execution and delivery of this Agreement by each Secured Party, each Borrower hereby jointly and severally indemnifies, exonerates and holds each Secured Party and each of their respective officers, directors, employees and agents (collectively, the "Indemnified Parties") free and harmless from and against any and all obligations, claims, actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys' fees and disbursements, whether incurred in connection with actions between or among the parties hereto or the parties hereto and third parties (collectively, the "Indemnified Liabilities"), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to

                  (a) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of any Credit Extension, including all Indemnified Liabilities arising in connection with the entering into and performance of this Agreement;

                  (b) the entering into and performance of this Agreement and any other Loan Document by any of the Indemnified Parties (including any action brought by or on behalf of any Borrower as the result of any determination by the Required Lenders pursuant to Article V not to fund any Credit Extension, provided that any such action is resolved in favor of such Indemnified Party);

                  (c) any investigation, litigation or proceeding related to any acquisition or proposed acquisition by any Borrower or any of its Subsidiaries of all or any portion of the stock or assets of any Person, whether or not an Indemnified Party is party thereto;

                  (d) any investigation, litigation or proceeding related to any environmental cleanup, audit, compliance or other matter relating to the protection of the environment or the Release by any Borrower or any of its Subsidiaries of any Hazardous Material;

                  (e) the presence on or under, or the escape, seepage, leakage, spillage, discharge, emission, discharging or releases from, any real property owned or operated by any Borrower or any Subsidiary thereof of any Hazardous Material (including any losses, liabilities, damages, injuries, costs, expenses or claims asserted or arising under any Environmental Law), regardless of whether caused by, or within the control of, any Borrower or such Subsidiary; or

                  (f) each Lender's Environmental Liability (the indemnification herein shall survive repayment of the Loans and any transfer of the property of any Borrower or any of its Subsidiaries by foreclosure or by a deed in lieu of foreclosure for any Lender's Environmental Liability, regardless of whether caused by, or within the control of, any Borrower or such Subsidiary);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party to the extent of the relevant Indemnified Party's gross negligence or wilful misconduct. Each Borrower and its successors and assigns hereby waive, release and agree not to make any claim or bring any cost recovery action against, any Secured Party under CERCLA or any state equivalent, or any similar law now existing or hereafter enacted. It is expressly understood and agreed that to the extent that any such Person is strictly liable under any Environmental Laws, each Borrower's obligation to such Person under this indemnity shall likewise be without regard to fault on the part of each Borrower with respect to the violation or condition which results in liability of such Person. If and to the extent that the foregoing undertaking may be unenforceable for any reason, each Borrower hereby jointly and severally agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

         SECTION 10.5. Survival. The obligations of the Borrowers under Sections 4.3, 4.4, 4.5, 4.6, 10.3 and 10.4, and the obligations of the Lenders under
Section 9.1, shall in each case survive any assignment from one Lender to another (in the case of Sections 10.3 and 10.4) and any termination of this Agreement or the occurrence of the Termination Date. The representations and warranties made by each Borrower and each other Obligor in this Agreement and in each other Loan Document shall survive the execution and delivery of this Agreement and each such other Loan Document.

         SECTION 10.6. Severability. Any provision of this Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Agreement or such Loan Document or affecting the validity or enforceability of such provision in any other jurisdiction.

         SECTION 10.7. Headings. The various headings of this Agreement and of each other Loan Document are inserted for convenience only and shall not affect the meaning or interpretation of this Agreement or such other Loan Document or any provisions hereof or thereof.

         SECTION 10.8. Execution in Counterparts, Effectiveness, etc. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement. This Agreement shall become effective when counterparts hereof executed on behalf of each Borrower, the Administrative Agent and each Lender (or notice thereof satisfactory to the Administrative Agent) shall have been received by the Administrative Agent and notice thereof shall have been given by the Administrative Agent to the Borrowers and each Lender.

         SECTION 10.9. Governing Law; Entire Agreement. THIS AGREEMENT AND (OTHER THAN THE LETTERS OF CREDIT, TO THE EXTENT SPECIFIED BELOW AND EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN A LOAN DOCUMENT) EACH OTHER LOAN DOCUMENT (INCLUDING PROVISIONS WITH RESPECT TO INTEREST, LOAN CHARGES AND COMMITMENT
FEES) SHALL EACH BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST UNDER A LOAN DOCUMENT, OR REMEDIES UNDER A LOAN DOCUMENT IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK. EACH LETTER OF CREDIT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OR RULES DESIGNATED IN SUCH LETTER OF CREDIT, OR IF NO LAWS OR RULES ARE DESIGNATED, THE INTERNATIONAL STANDBY PRACTICES (ISP98--INTERNATIONAL CHAMBER OF COMMERCE PUBLICATION NUMBER 590 (THE "ISP98 RULES")) AND, AS TO MATTERS NOT GOVERNED BY THE ISP98 RULES, THE INTERNAL LAWS OF THE STATE OF NEW YORK. This Agreement and the other Loan Documents constitute the entire understanding among the parties hereto with respect to the subject matter hereof and thereof and supersede any prior agreements, written or oral, with respect thereto.

         SECTION 10.10. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that:

                  (a) no Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and all Lenders; and

                  (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.11.

         SECTION 10.11. Sale and Transfer of Loans and Notes; Participations in Loans and Notes. Each Lender may assign, or sell participations in, its Loans, participations in Letters of Credit and Commitments to one or more other Persons in accordance with the terms set forth below.

          SECTION 10.11.1. Assignments. Any Lender, pursuant to a Lender Assignment Agreement,

                  (a) with the consents of the Borrowers and the Administrative Agent (which consents shall not be unreasonably delayed or withheld and which consents shall not be required, in the case of the Borrowers, during the continuation of an Event of Default) may at any time assign and delegate to one or more financial institutions; and

                  (b) upon notice to the Borrowers and the Administrative Agent, upon the Administrative Agent's acknowledgment on a Lender Assignment Agreement, may assign and delegate to any of its Affiliates, to any other Lender or to any special-purpose investment funds which are organized for the specific purpose of making, acquiring participations in or investing in loans of the type made pursuant to this Agreement;

(each assignee described in either of the foregoing clauses (a) or (b) referred to as an "Assignee Lender"), all or any fraction of such Lender's total Loans, Letter of Credit Outstandings and Commitments in a minimum aggregate amount of $5,000,000 (or, if less, the entire remaining amount of such Lender's Loans, Letter of Credit Outstandings and Commitments) and; provided, however, that following such assignment, such assigning Lender's total Loans, Letter of Credit Outstandings and Commitments shall be either a minimum aggregate amount of $5,000,000 or zero; and provided, further, however, that such minimum assignment amount will not apply to assignments by a Lender to its Affiliate or to any special-purpose investment funds which are organized for the specific purpose of making, acquiring participations in or investing in loans of the type made pursuant to this Agreement which are managed by or whose investment advisor is a Lender or an Affiliate of a Lender (referred to as a "Related Fund"). Each Obligor and the Administrative Agent shall be entitled to continue to deal solely and directly with a Lender in connection with the interests so assigned and delegated to an Assignee Lender until

                  (c) notice of such assignment and delegation, together with
         (i) payment instructions, (ii) the Internal Revenue Service forms or other statements contemplated or required to be delivered pursuant to
         Section 4.6, if applicable, and (iii) addresses and related information with respect to such Assignee Lender, shall have been delivered to the Borrowers and the Administrative Agent by such assignor Lender and such Assignee Lender and shall have paid to the assignor Lender all amounts due and payable thereunder;

                  (d) such Assignee Lender shall have executed and delivered to each Borrower and the Administrative Agent a Lender Assignment Agreement, accepted by the Administrative Agent;

                  (e) the processing fees described below shall have been paid; and

                  (f) the Administrative Agent shall have registered such assignment and delegation in the Register pursuant to clause (b) of
         Section 2.7.

From and after the date that the Administrative Agent accepts such Lender Assignment Agreement and such assignment and delegation is registered in the Register, (i) the Assignee Lender thereunder shall be deemed automatically to have become a party hereto and to the extent that rights and obligations hereunder have been assigned and delegated to such Assignee Lender in connection with such Lender Assignment Agreement, shall have the rights and obligations of a Lender hereunder and under the other Loan Documents, and (ii) the assignor Lender, to the extent that rights and obligations hereunder have been assigned and delegated by it in connection with such Lender Assignment Agreement, shall be released from its obligations hereunder and under the other Loan Documents. Subject to the provisions of Section 2.7, within five Business Days after its receipt of notice that the Administrative Agent has received and accepted an executed Lender Assignment Agreement (and if requested by the Assignee Lender), but subject to clause (c), each Borrower shall execute and deliver to the Administrative Agent (for delivery to the relevant Assignee Lender) a new Note (if the Assignee Lender so requests a Note) evidencing such Assignee Lender's assigned Loans and Commitments and, if the assignor Lender has retained Loans and Commitments hereunder (and if such Lender has held a Note or now requests one), a replacement Note in the principal amount of the Loans and Commitments retained by the assignor Lender hereunder (such Note to be in exchange for, but not in payment of, the Note then held by such assignor Lender). Each such Note shall be dated the date of the predecessor Note. The assignor Lender shall mark each predecessor Note "exchanged" and deliver each of them to the Administrative Agent for delivery to the Borrowers. Accrued interest on the transferred Loans and accrued fees, shall be paid as provided in this Agreement. Accrued interest on that part of the assigned Loans shall be paid to the assignor Lender. Accrued interest and accrued fees shall be paid at the same time or times provided in this Agreement. Such assignor Lender or such Assignee Lender must also pay a processing fee in the amount of $3,500 to the Administrative Agent upon delivery of any Lender Assignment Agreement unless such assignment and delegation is by a Lender to its Affiliate, a Related Fund of such Lender or an assignment to a Federal Reserve Bank as provided below, or otherwise consented to by the Administrative Agent. Any attempted assignment and delegation not made in accordance with this Section shall be null and void. Notwithstanding anything to the contrary set forth above, any Lender may (without requesting the consent of the Borrowers or the Administrative Agent) transfer, assign and pledge its rights under this Agreement and/or its Loans and/or its Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Lender from such Federal Reserve Bank.

                  (g) In the event that S&P, Moody's or Thompson's BankWatch (or InsuranceWatch Ratings Service, in the case of Lenders that are insurance companies (or Best's Insurance Reports, if such insurance company is not rated by InsuranceWatch Ratings Service)) shall, after the date that any Lender with a Commitment to make Revolving Loans or participate in Letters of Credit becomes a Lender, downgrade the long-term certificate of deposit rating or long-term senior, unsecured debt rating of such Lender, and the resulting rating shall be below BBB-, Baa3 or C (or BB, in the case of Lender that is an insurance company (or B, in the case of an insurance company not rated by InsuranceWatch Ratings Service)), then the Issuer shall have the right, but not the obligation, upon notice to such Lender and the Administrative Agent, to replace such

         Lender with a financial institution (a "Replacement Lender") in accordance with and subject to the restrictions contained in this Section, and such Lender hereby agrees to transfer and assign without recourse (in accordance with and subject to the restrictions contained in this Section) all its interests, rights and obligations in respect of its Revolving Loan Commitment under this Agreement to such Assignee Lender; provided, however, that (i) no such assignment shall conflict with any law, rule and regulation or order of any governmental authority and (ii) such Replacement Lender shall pay to such Lender in immediately available funds on the date of such assignment the principal of and interest and fees (if any) accrued to the date of payment on the Loans made, and Letters of Credit participated in, by such Lender hereunder and all other amounts accrued for such Lender's account or owed to it hereunder. Upon any such termination or assignment, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of any provisions of this Agreement which by their terms survive the termination of this Agreement.

         SECTION 10.11.2. Participations. Any Lender may sell to one or more commercial banks or other Persons (each of such commercial banks and other Persons being herein called a "Participant") participating interests in any of the Loans, Commitments, or other interests of such Lender hereunder; provided, however, that

                  (a) no participation contemplated in this Section shall relieve such Lender from its Commitments or its other obligations hereunder or under any other Loan Document;

                  (b) such Lender shall remain solely responsible for the performance of its Commitments and such other obligations;

                  (c) the Borrowers and each other Obligor and the Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

                  (d) no Participant, unless such Participant is an Affiliate of such Lender or is itself a Lender, shall be entitled to require such Lender to take or refrain from taking any action hereunder or under any other Loan Document, except that such Lender may agree with any Participant that such Lender will not, without such Participant's consent, take any actions of the type described in clauses (b), (c) and
         (f) of Section 10.1; and

                  (e) no Borrower shall be required to pay any amount under this Agreement that is greater than the amount which it would have been required to pay had no participating interest been sold.

Each Borrower acknowledges and agrees that each Participant, for purposes of Sections 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 7.1.1, 10.3 and 10.4, shall be considered a Lender. Each Participant shall only be indemnified for increased costs pursuant to Section 4.3, 4.5 or 4.6 if and to the extent that the Lender which sold such participating interest to such Participant concurrently is entitled to make, and does make, a claim on the Borrowers for such increased costs. Any Lender that sells a participating interest in any Loan, Commitment or other interest to a Participant under this Section shall indemnify and hold harmless each Borrower and the Administrative Agent from and against any taxes, penalties, interest or other costs or losses (including reasonable attorneys' fees and expenses) incurred or payable by any Borrower or the Administrative Agent as a result of the failure of the Borrowers or the Administrative Agent to comply with its obligations to deduct or withhold any Taxes from any payments made pursuant to this Agreement to such Lender or the Administrative Agent, as the case may be, which Taxes would not have been incurred or payable if such Participant had been a Non-U.S. Lender that was entitled to deliver to the Borrowers, the Administrative Agent or such Lender, and did in fact so deliver, a duly completed and valid Form 1001 or 4224 (or applicable successor form) entitling such Participant to receive payments under this Agreement without deduction or withholding of any United States federal taxes. Without in any way limiting the foregoing, each party hereto hereby agrees that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any special purpose funding vehicle (an "SPV") that becomes a Participant hereunder, it will not institute against, or join any other Person in instituting against, such SPV any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the U.S. or any State thereof. In addition, nothing herein shall prevent an SPV that becomes a Participant hereunder from assigning its interests in any Loan, Commitment or other interest acquired from a Lender to any financial institution providing liquidity and/or credit support to or for the account of such SPV or from disclosing on a confidential basis any non-public information relating to its participation to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPV.

         SECTION 10.12. Other Transactions. Nothing contained herein shall preclude any Arranging Agent, the Issuer or any other Lender from engaging in any transaction, in addition to those contemplated by this Agreement or any other Loan Document, with any Borrower or any of its Affiliates in which such Borrower or such Affiliate is not restricted hereby from engaging with any other Person.

         SECTION 10.13. Limited Recourse. Notwithstanding any contrary provision of this Agreement or any other Loan Document, no recourse shall be had for the payment of the principal of or interest or premium, if any, on the Loans or for any claim based thereon against (i) any Parent or Minority Owner, in either case, that is not a Borrower, a Restricted Subsidiary or otherwise a Guarantor, or any of their respective legal representatives, heirs, estates, permitted successors or assigns or (ii) any corporation, partnership (or any general or limited partner thereof) or individual to which the collateral securing the payment of the Obligations shall have been transferred with the prior written consent of each Lender, except to the extent such consent is not required pursuant to this Agreement or any other Loan Document. It is understood that all Obligations may not be enforced against any of the Persons described in clause (i) or (ii); provided, however, that this Section 10.13 shall not (A) prevent or restrict recourse to the collateral securing the payment of the Obligations or constitute a waiver, release or discharge of any Indebtedness or Obligations, but such Indebtedness shall remain outstanding until paid or discharged; (B) limit any rights, claims for damages or recourse of the Lenders, the Arranging Agents, the Issuer or their respective transferees or assigns as a result of (x) any knowing or wilful breach by such Person of any representation or warranty of such Person made under or pursuant to this Agreement or any other Loan Document or (y) any knowing or wilful breach of covenant or other obligation by such Person under this Agreement, or any other Loan Document; or (C) limit the right of any Person to name any Borrower, any Obligor or any transferee of any interest in the collateral securing the payment of the Obligations as a party defendant in any action or suit for a judicial sale or in the exercise of any other remedy under this Agreement or any other Loan Document, so long as no judgment in the nature of a deficiency judgment shall be asked for, taken or enforced against any Person referred to in clauses
(i) and (ii). Notwithstanding the foregoing, nothing herein shall be construed to constitute a waiver by the Arranging Agents, the Issuer or the Lenders of any rights to damages, other monetary relief, injunctive relief or any other remedy at law or equity against any Borrower, any Obligor or any Parent by reason of fraud, knowing or wilful breach of representations and warranties, wilful tortious acts or omissions, gross negligence or criminal acts. This Section
10.13 is not intended to and shall not impair or limit any Arranging Agent's, the Issuer's or any Lender's ability to realize on the collateral securing the payment of the Obligations or on any other assets of any Borrower or any Obligor or to exercise its rights under a Guaranty including the guarantee provided in
Section 4.10..

         SECTION 10.14. Forum Selection and Consent to Jurisdiction. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE ADMINISTRATIVE AGENT, THE LENDERS, ANY ISSUER OR ANY BORROWER IN CONNECTION HEREWITH OR THEREWITH SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK; PROVIDED, HOWEVER, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT, AT THE ADMINISTRATIVE AGENT'S OPTION, IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND. EACH BORROWER AND EACH PARENT HEREBY EXPRESSLY AND IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF NEW YORK AT THE ADDRESS FOR NOTICES SPECIFIED IN SECTION 10.2. EACH BORROWER AND EACH PARENT HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN

INCONVENIENT FORUM. TO THE EXTENT THAT ANY BORROWER OR ANY PARENT HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, EACH BORROWER AND EACH PARENT HEREBY IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

         SECTION 10.15. Waiver of Jury Trial. EACH ARRANGING AGENT, THE ISSUER, EACH LENDER, EACH BORROWER AND EACH PARENT HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF SUCH ARRANGING AGENT, THE ISSUER, SUCH LENDER, SUCH BORROWER OR SUCH PARENT IN CONNECTION HEREWITH OR THEREWITH. EACH BORROWER AND EACH PARENT ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION (AND EACH OTHER PROVISION OF EACH OTHER LOAN DOCUMENT TO WHICH IT IS A PARTY) AND THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH ARRANGING AGENT, THE ISSUER AND EACH LENDER ENTERING INTO THIS AGREEMENT AND EACH SUCH OTHER LOAN DOCUMENT.

         SECTION 10.16. Release. (a) The Administrative Agent is hereby authorized and directed by the Lenders and the Issuer to, and shall, release Liens, release a Borrower, release any party to a Guaranty and any other guarantees or any other Obligations under the Loan Documents and take such other actions as the Borrowers may reasonably request in connection with any transaction otherwise permitted under this Agreement and involving (i) any asset subject to any such Lien, (ii) such Borrower or (iii) any Person party to any such Guaranty.

                  (b) To the extent not otherwise permitted under the terms of this Agreement, the Required Lenders can release any Guarantor or any Borrower, or release any Capital Securities pledged to the Secured Parties under a Loan Document, provided, the Borrowers shall have delivered to the Administrative Agent a pro forma Compliance Certificate for the most recently reported Fiscal Quarter (prepared in good faith and in a manner and using such methodology which is consistent with the most recent financial statements delivered pursuant to Section 7.1.1) giving pro forma effect to the consummation of such release and evidencing compliance with the covenants set forth in
         Section 7.2.4.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


HILTON HEAD COMMUNICATIONS, L.P.
By: NCAA Holdings, Inc., as its general partner


By:
Title:


UCA CORP.


By:
Title:


UCA LLC
By: ACC Operations, Inc., as its sole member


By:
Title:


NATIONAL CABLE ACQUISITION
ASSOCIATES, L.P.
By: Olympus Communications, L.P., as its general
partner
By: ACP Holdings, Inc., as its managing general
partner


By:
Title:


GRAND ISLAND CABLE, INC.


By:
Title:

SVHH CABLE ACQUISITION, L.P.
By: SVHH Holdings, Inc., as its general partner


By:
Title:


TELE-MEDIA COMPANY OF HOPEWELL-PRINCE
GEORGE
By: Eastern Virginia Cablevision Holdings, LLC,
as its managing general partner
By: Eastern Virginia Cablevision L.P., as its sole
member
By: TMC Holdings Corporation, as its general
partner


By:
Title:


FIRST UNION NATIONAL BANK, as Administrative
Agent and as a Lender


By:
Title:


BANK OF MONTREAL, as Documentation Agent and as a Lender


By:
Title:


PNC BANK, NATIONAL ASSOCIATION, as
Syndication Agent and as a Lender


By:
Title:

LENDERS


ABN AMRO BANK N.V.


By:
Name:
Title:



By:
Name:
Title:

THE BANK OF NEW YORK


By:
Name:
Title:

THE BANK OF NOVA SCOTIA


By:
Name:
Title:

BARCLAYS BANK PLC


By:
Name:
Title:

THE CHASE MANHATTAN BANK


By:
Name:
Title:

CIBC INC.


By:
Name:
Title:

COOPERATIEVE CENTRALE RAIFFEISEN-
BOERENLEENBANK B.A., "RABOBANK
NEDERLAND", NEW YORK BRANCH


By:
Name:
Title:


By:
Name:
Title:

CREDIT LYONNAIS NEW YORK BRANCH


By:
Name:
Title:

CREDIT SUISSE FIRST BOSTON


By:
Name:
Title:


By:
Name:
Title:

FIRST NATIONAL BANK OF MARYLAND


By:
Name:
Title:

SALOMON BROTHERS HOLDING COMPANY
INC.


By:
Name:
Title:

FRANKLIN FLOATING RATE TRUST


By:
Name:
Title:

[PAGES 111-112 INTENTIONALLY OMITTED]

THE INDUSTRIAL BANK OF JAPAN, LIMITED


By:
Name:
Title:

MEESPIERSON CAPITAL CORP.


By:
Name:
Title:


By:
Name:
Title:

NATIONAL CITY BANK OF PENNSYLVANIA


By:
Name:
Title:

NATIONSBANK, N.A.


By:
Name:
Title:

ROYAL BANK OF CANADA


By:
Name:
Title:

[PAGES 118-119 INTENTIONALLY OMITTED]

SALOMON BROTHERS HOLDING COMPANY
INC.


By:
Name:
Title:

TORONTO DOMINION (TEXAS), INC.


By:
Name:
Title:

BANK OF TOKYO MISTUBISHI TRUST
COMPANY


By:
Name:
Title:

LEHMAN COMMERCIAL PAPER INC.


By:
Name:
Title:

                                                                      SCHEDULE I

                                                DISCLOSURE SCHEDULE

Item 6.7                     Litigation, Labor Controversies, etc.

Item 6.8                     Subsidiaries.

Item 6.9                     Scheduled Liens.

Item 6.11                    Pension and Welfare Plans.

Item 6.12                    Environmental Warranties.

Item 6.14                    Franchises.

Item 7.2.2(b)                Indebtedness to be paid.

Item 7.2.5(a)                Investments.

                                                                    SCHEDULE II



                                    PERCENTAGES AND ADMINISTRATIVE INFORMATION

The Borrowers:

Main at Water Street
Coudersport, PA 16915
Facsimile No.:  (814) 274-6586
Attention:  Dean Marshall

Lenders:



Name:                                                                      Percentages
                                                               Tranche B
                                                               Term Loan
                                                             Commitment/              Revolving
                                                               Tranche B                   Loan  LIBOR Office/
                                                             Term Loans:            Commitment:  Domestic Office:
Bank of Montreal                                                20.0000%                5.5000% 430 Park Avenue
                                                                                                New York, NY 10022
                                                                                                Facsimile No.:  212-605-1648
                                                                                                Attention: Townsend Devereux
First Union National Bank                                       20.0000%                5.5000% 123 South Broad Street, Suite 1038
                                                                                                Philadelphia, PA 19109
                                                                                                Facsimile No.:  215-786-8448
                                                                                                Attention:  Scott Benjamin








                                                                                                                LIBOR Office/
PNC Bank, National Association                                  20.0000%                5.5000% Communications Banking Division
                                                                                                21st Floor Mail Stop F2-F070-21-1
                                                                                                1600 Market Street
                                                                                                Philadelphia, PA  19103
                                                                                                Facsimile No.:  215-585-6680
                                                                                                Attention:  Jeff Hauser
Barclays Bank PLC                                                0.0000%                5.5000% 388 Market Street Ste. 1700
                                                                                                San Francisco, CA
                                                                                                Facsimile No.:  415-765-4760
                                                                                                Attention:  Daniele Iacovone
The Chase Manhattan Bank                                         2.0000%                5.5000% 270 Park Avenue
                                                                                                New York, NY 10017
                                                                                                Facsimile No.: 212-270-7340
                                                                                                Attention: John Huber
Bank of Tokyo                                                    0.0000%                5.0000% 1251 Avenue of the Americas
                                                                                                New York, NY 10020-1104
                                                                                                Facsimile No.:  212-782-4935
                                                                                                Attention: Glenn Eckert
Credit Lyonnais New York Branch                                  0.0000%                5.0000% 1301 Avenue of the Americas
                                                                                                New York, NY 10019
                                                                                                Facsimile No.:  212-261-7890
                                                                                                Attention:  John Judge
Rabobank Nederland                                               0.0000%                5.0000% 245 Park Avenue
                                                                                                New York, NY 10167-0062
                                                                                                Facsimile No.: 212-818-0233
                                                                                                Attention: Corporate Services








                                                                                                                LIBOR Office/
Toronto Dominion (Texas), Inc.                                   4.0000%                5.0000% 909 Fannin Street
                                                                                                Houston, Texas 77010
                                                                                                Facsimile No.:  (713)951-9921
                                                                                                Att:  Sheila McGee Conley
ABN AMRO Bank, N.V.                                              2.0000%                4.1667% 500 Park Avenue
                                                                                                New York, NY 10022
                                                                                                Facsimile No.: 212-446-4203
                                                                                                Attention: David Carrington
Bank of America                                                  0.0000%                4.1667% 901 Main Street, 64th Floor
                                                                                                Dallas, TX 75202-3748
                                                                                                Facsimile No.:  214-508-9390
                                                                                                Attn: Pam Kurtzman
The Bank of New York                                             2.0000%                4.1667% One Wall Street
                                                                                                New York, NY  10286
                                                                                                Facsimile No.:  212-635-8679
                                                                                                Attention:  Debra McGarry
The Bank of Nova Scotia                                          0.0000%                4.1667% One Liberty Plaza
                                                                                                New York, NY  10006
                                                                                                Facsimile No.:  (212) 225-5090
                                                                                                Attn:  Jose Carlos
CIBC Inc.                                                        0.0000%                4.1667% 425 Lexington Avenue
                                                                                                New York, NY 10017
                                                                                                Facsimile No.:  212-856-3558
                                                                                                Attention:  Michele Roller








                                                                                                                LIBOR Office/
Salomon Brothers Holding                                         0.0000%                4.1667% 7 World Trade Center, 33rd Floor
Company                                                                                         New York, NY 10048
                                                                                                Facsimile No.:  212-723-8691
                                                                                                Attention: Ceasar Wyszomirski
Credit Suisse First Boston                                       0.0000%                4.1667% Eleven Madison Avenue
                                                                                                New York, NY 10010
                                                                                                Facsimile No.: 212-325-8314
                                                                                                Attention: Todd Morgan
Lehman Brothers                                                  2.0000%                4.1667% 3 World Financial Center
                                                                                                New York, NY 10285
                                                                                                Facsimile No.:  212-526-6706
                                                                                                Attention: Michelle Swanson
MeesPierson Capital Corp.                                        0.0000%                4.1667% 3 Stamford Plaza
                                                                                                301 Tresser Boulevard, 9th Fl.
                                                                                                New York, NY  10017
                                                                                                Facsimile No.:  203-705-5890
                                                                                                Attention:  Scott Webster
Royal Bank of Canada                                             0.0000%                4.1667% 1 Liberty Plaza
                                                                                                New York, NY 10006
                                                                                                Facsimile No.: 212-428-6460
                                                                                                Attention: Wayne Gray
Societe Generale                                                 4.0000%                4.1667% 1221 Avenue of Americas
                                                                                                New York, NY 10020
                                                                                                Facsimile No.: 212-278-6240
                                                                                                Attention: Mark Vigil








                                                                                                                LIBOR Office/
The Industrial Bank of Japan,                                    0.0000%                2.5000% 1251 Avenue of Americas
Limited                                                                                         New York, NY 10020
                                                                                                Facsimile No.: 212-282-4487
                                                                                                Attention: Christian Giordano
National City Bank of Pennsylvania                               4.0000%                2.5000% 20 Stanwix Street
                                                                                                Pittsburgh, PA 15222
                                                                                                Facsimile No.: 412-355-2283
                                                                                                Attention: Ervine Geiger
FNB Bank                                                         0.0000%                1.6667% 25 S. Charles Street, 18th Fl.
                                                                                                Baltimore, MD 21201
                                                                                                Facsimile No.:  410-244-4920
                                                                                                Attention:  Wendy Andrus
Franklin Floating Rate Trust                                    20.0000%                0.0000% 777 Mariners Island Boulveard
                                                                                                3rd Floor
                                                                                                San Mateo, CA 94404
                                                                                                Facsimile No.: 650-312-3346
                                                                                                Attention: Richard Hsu



                                                                  SCHEDULE III


                                                 CAPITAL STRUCTURE

SECTION                                                                                                        PAGE

                                                 TABLE OF CONTENTS


    SECTION                                                                                                    PAGE

                                                     ARTICLE I

                                         DEFINITIONS AND ACCOUNTING TERMS

1.1.          Defined Terms.......................................................................................2
1.2.          Use of Defined Terms...............................................................................31
1.3.          Cross-References...................................................................................32
1.4.          Accounting and Financial Determinations............................................................32

                                                    ARTICLE II

                                        COMMITMENTS, BORROWING AND ISSUANCE
                                    PROCEDURES AND NOTES AND LETTERS OF CREDIT

2.1.          Commitments........................................................................................32
2.1.1.        Revolving Loan Commitment..........................................................................32
2.1.2.        Letter of Credit Commitment........................................................................32
2.1.3.        Tranche B Term Loan Commitment.....................................................................33
2.1.4.        Lenders Not Permitted or Required to Make Loans....................................................33
2.1.5.        Issuer Not Permitted or Required to Issue Letters of Credit........................................33
2.2.          Reduction of the Commitment Amounts................................................................33
2.2.1.        Optional...........................................................................................33
2.2.2.        Mandatory Reduction of Revolving Loan Commitment Amount............................................34
2.3.          Borrowing Procedure................................................................................34
2.4.          Continuation and Conversion Elections..............................................................35
2.5.          Funding............................................................................................35
2.6.          Issuance Procedures................................................................................35
2.6.1.        Other Lenders' Participation.......................................................................36
2.6.2.        Disbursements......................................................................................36
2.6.3.        Reimbursement......................................................................................37
2.6.4.        Deemed Disbursements...............................................................................37
2.6.5.        Nature of Reimbursement Obligations................................................................37
2.7.          Register; Notes....................................................................................38
2.8.          Incremental Facility...............................................................................39

                                                    ARTICLE III

                                    REPAYMENTS, PREPAYMENTS, INTEREST AND FEES

3.1.          Repayments and Prepayments; Application............................................................41
3.1.1.        Repayments and Prepayments.........................................................................41
3.1.2.        Application........................................................................................42




                                                        -i-



SECTION                                                                                                        PAGE

3.2.          Interest Provisions................................................................................43
3.2.1.        Rates..............................................................................................43
3.2.2.        Post-Maturity Rates................................................................................43
3.2.3.        Payment Dates......................................................................................43
3.3.          Fees...............................................................................................44
3.3.1.        Commitment Fee.....................................................................................44
3.3.2.        Agent's Fee........................................................................................44
3.3.3.        Letter of Credit Fee...............................................................................44

                                                    ARTICLE IV

                                      CERTAIN LIBO RATE AND OTHER PROVISIONS

4.1.          LIBO Rate Lending Unlawful.........................................................................45
4.2.          Deposits Unavailable...............................................................................45
4.3.          Increased LIBO Rate Loan Costs, etc................................................................45
4.4.          Funding Losses.....................................................................................46
4.5.          Increased Capital Costs............................................................................46
4.6.          Taxes..............................................................................................47
4.7.          Payments, Computations, etc........................................................................49
4.8.          Sharing of Payments................................................................................49
4.9.          Setoff.............................................................................................50
4.10.         Guaranty Provisions................................................................................50
4.10.1.       Guaranty...........................................................................................50
4.10.2.       Guaranty Absolute, etc.............................................................................51
4.10.3.       Reinstatement, etc.................................................................................52
4.10.4.       Waiver, etc........................................................................................52
4.10.5.       Postponement of Subrogation, etc...................................................................52

                                                     ARTICLE V

                                          CONDITIONS TO CREDIT EXTENSIONS

5.1.          Initial Credit Extension...........................................................................53
5.1.1.        Resolutions, etc...................................................................................53
5.1.2.        Delivery of Notes..................................................................................53
5.1.3.        Payment of Outstanding Indebtedness, etc...........................................................53
5.1.4.        Due Diligence......................................................................................54
5.1.5.        Obligor Pledge Agreement...........................................................................54
5.1.6.        Guarantee..........................................................................................54
5.1.7.        Solvency, etc......................................................................................54
5.1.8.        Subordination Agreements...........................................................................54
5.1.9.        Insurance..........................................................................................54
5.1.10.       Closing Fees, Expenses, etc........................................................................54
5.1.11.       Approvals..........................................................................................55




                                                       -ii-



SECTION                                                                                                        PAGE

5.1.12.       Management Agreements..............................................................................55
5.1.13.       Opinions of Counsel................................................................................55
5.1.14.       Franchise Agreements and FCC Licenses..............................................................55
5.1.15.       Financial Information, etc.........................................................................55
5.1.16.       Compliance Certificate.............................................................................55
5.1.17.       Closing Date Certificate...........................................................................56
5.2.          All Credit Extensions..............................................................................56
5.2.1.        Compliance with Warranties, No Default, etc........................................................56
5.2.2.        Credit Extension Request, etc......................................................................56
5.2.3.        Satisfactory Legal Form............................................................................56

                                                    ARTICLE VI

                                          REPRESENTATIONS AND WARRANTIES

6.1.          Organization, etc..................................................................................57
6.2.          Due Authorization, Non-Contravention, etc..........................................................57
6.3.          Government Approval, Regulation, etc...............................................................57
6.4.          Validity, etc......................................................................................57
6.5.          Financial Information..............................................................................58
6.6.          No Material Adverse Change.........................................................................58
6.7.          Litigation, Labor Controversies, etc...............................................................58
6.8.          Subsidiaries.......................................................................................58
6.9.          Ownership of Properties............................................................................58
6.10.         Taxes..............................................................................................59
6.11.         Pension and Welfare Plans..........................................................................59
6.12.         Environmental Warranties...........................................................................59
6.13.         Regulations U and X................................................................................59
6.14.         The Franchises.....................................................................................60
6.15.         Patents, Copyrights, FCC Licenses, etc.............................................................60
6.16.         Partnership Agreements; Operating Agreements; Management Agreement.................................60
6.17.         Issuance of Affiliate Indebtedness and Intercompany Indebtedness; Status of
              Obligations as Senior Indebtedness, etc............................................................60
6.18.         Accuracy of Information............................................................................61
6.19.         Solvency...........................................................................................61
6.20.         Compliance with Laws...............................................................................62
6.21.         Year 2000 Compliance...............................................................................62

                                                    ARTICLE VII

                                                     COVENANTS

7.1.          Affirmative Covenants..............................................................................62
7.1.1.        Financial Information, Reports, Notices, etc.......................................................62
7.1.2.        Maintenance of Existence; Compliance with Laws, etc................................................65




                                                       -iii-



SECTION                                                                                                        PAGE

7.1.3.        Maintenance of Properties..........................................................................65
7.1.4.        Insurance..........................................................................................66
7.1.5.        Books and Records..................................................................................66
7.1.6.        Environmental Law Covenant.........................................................................66
7.1.7.        Rate Protection....................................................................................67
7.1.8.        Subordination......................................................................................67
7.1.9.        Use of Proceeds....................................................................................67
7.1.10.       Additional Collateral..............................................................................67
7.1.11.       Future Subsidiaries................................................................................68
7.1.12.       Year 2000 Compliance...............................................................................68
7.1.13.       Minority Owner Pledge Agreement.  .................................................................69
7.2.          Negative Covenants.................................................................................69
7.2.1.        Business Activities................................................................................69
7.2.2.        Indebtedness.......................................................................................69
7.2.3.        Liens..............................................................................................70
7.2.4.        Financial Condition and Operations.................................................................71
7.2.5.        Investments........................................................................................72
7.2.6.        Restricted Payments, etc...........................................................................73
7.2.7.        Consolidation, Merger, etc.........................................................................74
7.2.8.        Asset Swaps, Dispositions, etc.....................................................................74
7.2.9.        Modification of Certain Agreements.................................................................75
7.2.10.       Transactions with Affiliates.......................................................................75
7.2.11.       Restrictive Agreements, etc........................................................................76
7.2.12.       Management Fees....................................................................................76
7.2.13.       Payment of Management Fees.........................................................................76
7.2.14.       Conversion of Restricted Subsidiary to an Unrestricted Subsidiary..................................77
7.2.15.       Conditions to Release of a Borrower, etc...........................................................77
7.2.16.       Conditions to Formation of an Additional Borrower..................................................78

                                                   ARTICLE VIII

                                                 EVENTS OF DEFAULT

8.1.          Listing of Events of Default.......................................................................79
8.1.1.        Non-Payment of Obligations.........................................................................79
8.1.2.        Breach of Warranty.................................................................................79
8.1.3.        Non-Performance of Certain Covenants and Obligations...............................................79
8.1.4.        Non-Performance of Other Covenants and Obligations.................................................79
8.1.5.        Default on Other Indebtedness......................................................................80
8.1.6.        Judgments..........................................................................................80
8.1.7.        Pension Plans......................................................................................80
8.1.8.        Change in Control..................................................................................80
8.1.9.        Bankruptcy, Insolvency, etc........................................................................80
8.1.10.       Impairment of Security, etc........................................................................81
8.1.11.       Failure of Subordination...........................................................................81
8.1.12.       Failure to Obtain or Cessation of Authorization, etc...............................................81




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SECTION                                                                                                        PAGE

8.1.13.       Cancellation of Any Franchise Agreement............................................................82
8.2.          Action if Bankruptcy...............................................................................82
8.3.          Action if Other Event of Default...................................................................82

                                                    ARTICLE IX

                                                    THE AGENTS

9.1.          Actions............................................................................................83
9.2.          Funding Reliance, etc..............................................................................83
9.3.          Exculpation........................................................................................84
9.4.          Successor..........................................................................................84
9.5.          Loans by Arranging Agents..........................................................................85
9.6.          Credit Decisions...................................................................................85
9.7.          Copies, etc........................................................................................85
9.8.          Limitation on Duties...............................................................................85
9.9.          Reliance by Administrative Agent...................................................................85
9.10.         Defaults...........................................................................................86

                                                     ARTICLE X

                                             MISCELLANEOUS PROVISIONS

10.1.         Waivers, Amendments, etc...........................................................................86
10.2.         Notices............................................................................................87
10.3.         Payment of Costs and Expenses......................................................................88
10.4.         Indemnification....................................................................................88
10.5.         Survival...........................................................................................89
10.6.         Severability.......................................................................................90
10.7.         Headings...........................................................................................90
10.8.         Execution in Counterparts, Effectiveness, etc......................................................90
10.9.         Governing Law; Entire Agreement....................................................................90
10.10.        Successors and Assigns.............................................................................91
10.11.        Sale and Transfer of Loans and Notes; Participations in Loans and Notes............................91
10.11.1.      Assignments........................................................................................91
10.11.2.      Participations.....................................................................................93
10.12.        Other Transactions.................................................................................94
10.13.        Limited Recourse...................................................................................94
10.14.        Forum Selection and Consent to Jurisdiction........................................................95
10.15.        Waiver of Jury Trial...............................................................................96
10.16.        Release............................................................................................96






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SCHEDULE I               -      Disclosure Schedule
SCHEDULE II              -      Percentages and Administrative Information
SCHEDULE III             -      Capital Structure

EXHIBIT A-1              -      Form of Revolving Note
EXHIBIT A-2              -      Form of Tranche B Term Note
EXHIBIT B-1              -      Form of Borrowing Request
EXHIBIT B-2              -      Form of Issuance Request
EXHIBIT C                -      Form of Continuation/Conversion Notice
EXHIBIT D                -      Form of Lender Assignment Agreement
EXHIBIT E                -      Form of Compliance Certificate
EXHIBIT F                -      Form of Closing Date Certificate
EXHIBIT G-1              -      Form of Intercompany Subordination Agreement
EXHIBIT G-2              -      Form of Manager Subordination Agreement
EXHIBIT H                -      Form of Subsidiary Guaranty
EXHIBIT I                -      Form of Obligor Pledge Agreement
EXHIBIT J                -      Form of Officer's Solvency Certificate
EXHIBIT K                -      Form of Release Certificate
EXHIBIT L                -      Form of Joinder Agreement




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